As filed with the Securities and Exchange Commission on March 18, 1997
                                                Registration No. 333-16279
___________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-1

         Registration Statement under the Securities Act of 1933

                              Amendment No. 1

         FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK
          (Exact name of registrant as specified in its charter)

        NEW YORK                   6355
    (State or other         (Primary Standard         (I.R.S. Employer
    jurisdiction of             Industrial          Identification No.)
    incorporation or       Classification Code           13-3919096
     organization)               Number)

                          230 Park Avenue, Suite 966
                              New York, New York
                              (212) 973-9647
 (Address and Telephone Number of registrant's principal executive office)

    Marilyn Talman, Esq.                       COPY TO:
    First Golden American Life Insurance       Stephen Roth, Esq.
      Company of New York                      Sutherland, Asbill &
    1001 Jefferson Street, Suite 400             Brennan, L.L.P.
    Wilmington, DE  19801                      1275 Pennsylvania Avenue, N.W.
    (302) 576-3516                             Washington, D.C.  20004-2404
    (Name and Address of Agent for Service of Process)
                               ____________

     Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement
                               _____________

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ...................................... [X]

                      Calculation of Registration Fee

                                 Proposed       Proposed
   Title of     Amount Being     Maximum        Maximum       Amount of
  Securities     Registered      Offering      Aggregate     Registration
    Being                         Price         Offering         Fee
  Registered                   Per Unit (1)    Price (1)
___________________________________________________________________________

   Annuity          N/A            N/A        $25,080,000       $7,600
  Contracts
(Interests in
    Fixed
   Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
___________________________________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                          CROSS REFERENCE SHEET
                 Pursuant to Regulation S-K, Item 501(b)


    Form S-1 Item No. and Caption
    -----------------------------

 1.  Forepart of the Registration   Outside Front Cover
     Statement and Outside Front    Page
     Cover Page of Prospectus

 2.  Inside Front and Outside Back  Summary of the
     Cover of Prospectus            Contract; Table of
                                    Contents

 3.  Summary Information, Risk      Outside Front Cover
     Factors and Ratio of Earnings  page; Facts About the
     to Fixed Charges               Company and the
                                    Accounts; Summary of
                                    the Contract;
                                    Definitions

 4.  Use of Proceeds                About the Company and
                                    the Accounts

 5.  Determination of Offering      Not Applicable
     Price

 6.  Dilution                       Not Applicable

 7.  Selling Security Holders       Not Applicable

 8.  Plan of Distribution           Selling the Contract

 9.  Description of Securities to   Summary of the
     be Registered                  Contract; Facts About
                                    the Contract

10.  Interest of Named Experts and  Experts
     Counsel

11.  Information of Named Experts   First Golden; More
     and Counsel                    Information About First
                                    Golden American Life
                                    Insurance Company of
                                    New York; Directors and
                                    Executive Officer;
                                    Legal Proceedings

12.  Disclosure of Commission       Part II, Item 14
     Position on
     Indemnification for
     Securities Act Liabilities

                                  PART I

    First Golden American Life Insurance Company of New York

First Golden American Life Insurance Company of New York is a stock company domiciled in New York, New York.


                Deferred Combination Variable and
                    Fixed Annuity Prospectus
                            DVA PLUS

___________________________________________________________________________

    First Golden American Life Insurance Company of New York

First Golden American Life Insurance Company of New York is a stock company domiciled in New York, New York.

                 Deferred Combination Variable and
                    Fixed Annuity Prospectus
                             DVA PLUS
--------------------------------------------------------------------

This prospectus describes individual deferred variable annuity Contracts (the "Contract") offered by First Golden American Life Insurance Company of New York ("First Golden," "we," "our" or "us"). The Owner ("you" or "your") purchases the Contract with an Initial Premium and is permitted to make additional premium payments.

The Contract is funded by two accounts, Separate Account NY-B
("Account NY-B") and the Fixed Account (collectively, the
"Accounts").


Nineteen Divisions of Account NY-B are currently available under the Contract. The investments available through the Divisions of Account NY-B include mutual fund portfolios (the "Series") of The GCG Trust (the "GCG Trust") and the Equi-Select Series Trust (the "ESS Trust"). The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to increase or decrease the number of Guarantee Periods offered. Not all Guarantee Periods may be available for new allocations.


This prospectus describes the Contract and provides background information regarding Account NY-B and the Fixed Account. The prospectuses for the GCG Trust and the ESS Trust (individually, "a Trust," and collectively, "the Trusts"), which must accompany this prospectus, provide information regarding investment activities and policies of the Trusts.


You may allocate your premiums among the nineteen Divisions and the Fixed Allocations available under the Contract in any way you choose, subject to certain restrictions. You may change the allocation of your Accumulation Value during a Contract Year free of charge. We reserve the right, however, to assess a charge for each allocation change after the twelfth allocation change in a Contract Year.


Your Accumulation Value in Account NY-B will vary in accordance with the investment performance of the Divisions selected by you. Therefore, you bear the entire investment risk for all amounts allocated to Account NY-B. You also bear the investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from a Fixed Allocation prior to the end of the applicable Guarantee Period. Such surrender, partial withdrawal, transfer or annuitization may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value.

We will pay a death benefit to the Beneficiary if the Owner dies prior to the Annuity Commencement Date or the Annuitant dies prior to the Annuity Commencement Date when the Owner is other than an individual.

This prospectus describes your principal rights and limitations and sets forth the information concerning the Accounts that investors should know before investing. A Statement of Additional Information, dated ___________, 1997, about Account NY-B has been filed with the Securities and Exchange Commission ("SEC") and is available without charge upon request. To obtain a copy of this document call or write our Customer Service Center. The Table of Contents of the Statement of Additional Information may be found on the last page of this prospectus. The Statement of Additional Information is incorporated herein by reference.

___________________________________________________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Contracts and underlying Series shares which fund the Contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to market fluctuation, reinvestment risk and possible loss of principal invested.

PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.  IT
IS NOT VALID UNLESS ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR THE GCG TRUST AND THE ESS TRUST.

                         Distributed by:
                     Directed Services, Inc.
                   Wilmington, Delaware 19801
Issued by:  First Golden American Life Insurance Company of
                           New York
Home Office:          New York, New York
                        Administered at:
                     Customer Service Center
                    230 Park Avenue, Suite 966
                        New York, NY  10169
                          1-800-963-9539
               Prospectus Dated: ___________, 1997

                       TABLE OF CONTENTS

                                                                 Page


DEFINITION OF TERMS                                                6

SUMMARY OF CONTRACT                                               10

FEE TABLE                                                         14

CONDENSED FINANCIAL AND OTHER INFORMATION                         18
     Financial Statements
     Performance Related Information

INTRODUCTION                                                      19
     First Golden
     The GCG Trust and the ESS Trust
     Separate Account NY-B
     Account NY-B Divisions
     Changes Within Account NY-B
     The Fixed Account

FACTS ABOUT THE CONTRACT                                          35
     The Owner
     The Annuitant
     The Beneficiary
     Change of Owner or Beneficiary
     Availability of the Contract
     Types of Contracts
     Your Right to Select or Change Contract Options
     Premiums
     Making Additional Premium Payments
     Crediting Premium Payments
     Restrictions on Allocation of Premium Payments
     Your Right to Reallocate
     Dollar Cost Averaging
     What Happens if a Division is Not Available
     Accumulation Value in Each Division
     Measurement of Investment Experience
     Cash Surrender Value
     Surrendering to Receive the Cash Surrender Value
     Partial Withdrawals

     Automatic Rebalancing
     Proceeds Payable to the Beneficiary
     Death Benefit Options
     Reports to Owners
     When We Make Payments

CHARGES AND FEES                                                  50
     Charge Deduction Division
     Charges Deducted from the Accumulation Value
     Charges Deducted from the Divisions
     Trust Expenses

CHOOSING YOUR ANNUITIZATION OPTIONS                               54
     Annuitization of Your Contract
     Annuity Commencement Date Selection
     Frequency Selection
     The Annuitization Options
     Payment When Named Person Dies

OTHER CONTRACT PROVISIONS                                         57
     In Case of Errors in Application Information
     Contract Changes - Applicable Tax Law
     Your Right to Cancel or Exchange Your Contract
     Other Contract Changes
     Group or Sponsored Arrangements
     Selling the Contract

REGULATORY INFORMATION                                            60
     Voting Rights
     State Regulation
     Legal Proceedings
     Legal Matters
     Experts

MORE INFORMATION ABOUT FIRST GOLDEN AMERICAN LIFE INSURANCE
     COMPANY OF NEW YORK                                          61
     Management's Discussion and Analysis of Financial Condition
          and Results of Operations
     Directors and Executive Officers

FEDERAL TAX CONSIDERATIONS                                        67
     Introduction
     Tax Status of First Golden
     Taxation of Non-Qualified Annuities

     IRA Contracts and Other Qualified Retirement Plans
     Federal Income Tax Withholding


FINANCIAL STATEMENTS OF FIRST GOLDEN AMERICAN LIFE INSURANCE
     COMPANY OF NEW YORK                                          80

STATEMENT OF ADDITIONAL INFORMATION                               xx
     TABLE OF CONTENTS                                            xx

Appendix A                                                        xx
     Market Value Adjustment Examples



THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY
JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.  NO
PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION
WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

                      DEFINITION OF TERMS

Accounts
Separate Account NY-B and the Fixed Account.

Accumulation Value
The total amount invested under the Contract. Initially, this amount is equal to the premium paid. Thereafter, the Accumulation Value will reflect the premiums paid, investment experience of the Divisions and interest credited to your Fixed Allocations, charges deducted and any partial withdrawals.

Annual Ratchet Enhanced Death Benefit Option
An enhanced death benefit option that may be elected only at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger. The enhanced death benefit provided by this option is the highest Accumulation Value on any Contract Anniversary on or prior to the Owner turning age 80, as adjusted for additional premiums and partial withdrawals.

Annuitant
The person designated by the Owner to be the measuring life in determining Annuity Payments.

Annuity Commencement Date
The date on which Annuity Payments begin.

Annuity Options
Options the Owner selects that determine the form and amount of Annuity Payments.

Annuity Payment
The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

Attained Age
The Issue Age of the Owner or Annuitant plus the number of full years elapsed since the Contract Date.

Beneficiary
The person designated to receive benefits in the case of the death of the Owner or the Annuitant (when the Owner is other than an individual).

Business Day
Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of Federal holidays, or any day on which the SEC requires that mutual funds, unit investment trusts or other investment portfolios be valued.

Cash Surrender Value
The amount the Owner receives upon surrender of the Contract, including any Market Value Adjustment.

Charge Deduction Division
The Division from which all charges are deducted if so designated by you. The Charge Deduction Division currently is the Liquid
Asset Division.

Contingent Annuitant
The person designated by the Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

Contract
The entire Contract consisting of the basic Contract and any riders or endorsements.

Contract Anniversary
The anniversary of the Contract Date.

Contract Date
The date on which we have received the Initial Premium and upon which we begin determining the Contract values. It may or may not be the same as the Issue Date. This date is used to determine Contract months, processing dates, years and anniversaries.

Contract Processing Dates
The days when we deduct certain charges from the Accumulation
Value. If the Contract Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Contract
Processing Dates will be once each year on the Contract
Anniversary.

Contract Processing Period
The first Contract processing period begins with the Contract Date and ends at the close of business on the first Contract Processing Date. All subsequent Contract processing periods begin at the close of business on the most recent Contract Processing Date and extend to the close of business on the next Contract Processing Date. There is one Contract processing period each year.

Contract Year
The period between Contract anniversaries.

Customer Service Center
Where service is provided to you. The mailing address and telephone number of the Customer Service Center are shown on the cover.

Divisions
The investment options available under Account NY-B.

Endorsements
An endorsement changes or adds provisions to the Contract.

Experience Factor
The factor which reflects the investment experience of the portfolio in which a Division invests and also reflects the charges assessed against the Division for a Valuation Period.

Fixed Account
An Account which contains all of our assets that support Owner
Fixed Allocations and any interest credited thereto.

Fixed Allocation
An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

Free Look Period
The period of time within which the Owner may examine the Contract and return it for a refund.

Guaranteed Interest Rate
The effective annual interest rate which we will credit for a specified Guarantee Period. The Guaranteed Interest Rate will never be less than 3%.

Guarantee Period
The period of time for which a rate of interest is guaranteed to be credited to a Fixed Allocation. We currently offer Guarantee
Periods with durations of 1, 3, 5, 7 and 10 years.

Index of Investment Experience
The index that measures the performance of a Division.

Initial Premium
The payment required to put a Contract into effect.

Issue Age
The Owner's or Annuitant's age on his or her last birthday on or before the Contract Date.

Issue Date
The date the Contract is issued at our Customer Service Center.

Market Value Adjustment
A positive or negative adjustment made to a Fixed Allocation. It may apply to certain withdrawals and transfers, whether in whole or in part, and annuitizations of all or part of a Fixed
Allocation prior to the end of a Guarantee Period.

Maturity Date
The date on which a Guarantee Period matures.

Owner
The person who owns the Contract and is entitled to exercise all rights under the Contract. This person's death also initiates payment of the death benefit.

Rider
A rider amends the Contract, in certain instances adding benefits.

Specially Designated Division
The Division to which distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated unless you specify otherwise. The Specially Designated Division currently is the Liquid Asset Division.

Standard Death Benefit Option
The death benefit option that you will receive under the Contract unless the Annual Ratchet Death Benefit Option is elected. The death benefit provided by this option is equal to the greatest of
(i) Accumulation Value; (ii) total premium payments less any partial withdrawals; and (iii) Cash Surrender Value.

Valuation Date
The day at the end of a Valuation Period when each Division is valued.

Valuation Period
Each business day together with any non-business days before it.

                       SUMMARY OF CONTRACT

This prospectus has been designed to provide you with information regarding the Contract and the Accounts which fund the Contract. Information concerning the Series underlying the Divisions of Account NY-B and the Fixed Account is set forth in the Trusts' prospectuses.

This summary is intended to provide only a very brief overview of the more significant aspects of the Contract. Further detail is provided in this prospectus and in the Contract. The Contract, together with any riders or endorsements, constitutes the entire agreement between you and us and should be retained as part of your permanent records.

This prospectus has been designed to provide you with the necessary information to make a decision on purchasing the Contract. You have a choice of investments. We do not promise that your Accumulation Value will increase. Depending on the investment experience of the Divisions and interest credited to the Fixed Allocations in which you are invested, your Accumulation Value, Cash Surrender Value and death benefit may increase or decrease on any day. You bear the investment risk.

Description of the Contract
The Contract is designed to establish retirement benefits for two types of purchasers. The first type of purchaser is one who is eligible to participate in, and purchases a Contract for use with, an individual retirement annuity ("IRA") meeting the requirements of section 408(b) of the Internal Revenue Code of 1986 ("qualified plan"). For a Contract funding a qualified plan, distributions may be made to you to satisfy requirements imposed by Federal tax law. The second type of purchaser is one who purchases a Contract outside of a qualified plan ("non-qualified plan").

The Contract also offers a choice of Annuity Options to which you may apply all or a portion of the Accumulation Value on the annuity commencement date or the Cash Surrender Value upon surrender of the Contract. See Choosing Your Annuity Options.

Availability
We can issue a Contract if both the Annuitant and the Owner are not older than age 85 and accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 for non-qualified plans (age 70 for qualified plans, except for rollover contributions). The minimum Initial Premium is $10,000 for a non-qualified plan and $1,500 for a qualified plan. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan. You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000.

The Divisions

Each of the nineteen Divisions of Account NY-B offered under this prospectus invests in a mutual fund portfolio with its own distinct investment objectives and policies. Each Division of Account NY-B invests in a corresponding Series of the GCG Trust, managed by Directed Services, Inc. ("DSI"), or a corresponding Series of the ESS Trust, managed by Equitable Investment Services, Inc. ("EISI," and together with DSI, the "Managers"). The Trusts and the Managers have retained several portfolio managers to manage the assets of each Series. See Facts About the Company and the Accounts, Account NY-B Divisions.


How the Accumulation Value Varies
The Accumulation Value in the Divisions varies each day based on investment results. You bear the risk of poor investment performance and you receive the benefits from favorable investment performance. The Accumulation Value also reflects premium payments, charges deducted and partial withdrawals. See Facts About the Contract, Accumulation Value in Each Division.

The Fixed Account
The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We reset the interest rates for new Guarantee Periods periodically based on our sole discretion. We may offer Guarantee Periods from one to ten years. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

You bear the investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from your Fixed Allocations. A surrender, partial withdrawal, transfer or annuitization made prior to the end of a Guarantee Period may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value. We will not apply a Market Value Adjustment on a surrender, partial withdrawal, transfer or annuitization made within 30 days prior to the Maturity Date of the applicable Guarantee Period or certain transfers made in connection with the dollar cost averaging program. Systematic withdrawals from a Fixed Allocation also are not subject to a Market Value Adjustment.

Market Value Adjustment
We will apply a Market Value Adjustment, subject to certain exceptions, to a surrender, partial withdrawal, transfer or annuitization from a Fixed Allocation made prior to the end of a Guarantee Period. The Market Value Adjustment does not apply to amounts invested in Account NY-B.

Surrendering Your Contract
You may surrender the Contract and receive its Cash Surrender Value at any time while both the Annuitant and Owner are living and before the Annuity Commencement Date. See Facts About the Contract, Cash Surrender Value and Surrendering to Receive the Cash Surrender Value.

Taking Partial Withdrawals
After the Free Look Period, prior to the annuity commencement date and while the Contract is in effect, you may take partial withdrawals from the Accumulation Value of your Contract. You may elect in advance to take systematic partial withdrawals on a monthly or quarterly basis. If you have an IRA Contract, you may elect IRA partial withdrawals on a monthly, quarterly or annual basis.

Partial withdrawals are subject to certain restrictions as defined in this prospectus, including a surrender charge and a Market Value Adjustment. Partial withdrawals above a specified percentage of your Accumulation Value may be subject to a surrender charge. See Facts About the Contract, Partial Withdrawals.

Dollar Cost Averaging
Under this program, you may choose to have a specified dollar amount transferred from either the Limited Maturity Bond Division, Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period to the other Divisions of Account NY-B on a monthly basis with the objective of shielding your investment from short-term price fluctuations. See Facts About the Contract, Dollar Cost Averaging.

Your Right to Cancel the Contract
You may cancel your Contract within the Free Look Period which is a ten day period of time beginning once you receive the Contract. For purposes of administering our allocation and certain other administrative rules, we deem this period to end 15 days after the Contract is mailed from our Customer Service Center. Some states may require that we provide a longer free look period. In some states we restrict the Initial Premium allocation during the Free Look Period. See Other Contract Provisions, Your Right to Cancel or Exchange Your Contract.

Your Right to Change the Contract
The Contract may be changed to another annuity plan subject to our rules at the time of the change. See Other Contract
Provisions, Other Contract Changes.

Death Benefit Options
The Contract provides a death benefit to the beneficiary if the Owner dies prior to the Annuity Commencement Date. Subject to our rules, there are two death benefit options that may be available to you under the Contract: the Standard Death Benefit Option and the Annual Ratchet Enhanced Death Benefit Option. See Facts About the Contract, Death Benefit Options. We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

Deductions for Charges and Fees
We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain restrictions we impose. See Facts About the Contract, Restrictions on Allocation of Premium Payments. We then may deduct an annual

Contract fee from your Accumulation Value; other charges, including the mortality and expense risk charge and asset based administrative charge, are deducted from the Account NY-B Divisions. See Fee Table, Other Contract Provisions, Charges and Fees. We may reduce certain charges under group or sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all Account NY-B Divisions in which you are invested. If there is no Accumulation Value in these Divisions, charges will be deducted from your Fixed Allocations starting with Guarantee Periods nearest their Maturity Dates until such charges have been deducted.

Federal Income Taxes
The ultimate effect of Federal income taxes on the amounts held under an annuity Contract, on Annuity Payments and on the economic benefits to the Owner, Annuitant or Beneficiary depends on First Golden's tax status and upon the tax status of the individuals concerned. In general, an Owner is not taxed on increases in value under an annuity Contract until some form of distribution is made under it. There may be tax penalties if you make a withdrawal or surrender the Contract before reaching age 59 1/2. See Federal Tax Considerations.

                           FEE TABLE

Transaction Expenses/1
--------------------
Contingent Deferred Sales Charge/2
 (imposed as a percentage of premium payments withdrawn upon excess partial withdrawal or surrender):/3

Complete Years Elapsed
Since Premium Payment           Surrender Charge
          0                             7%
          1                             6%
          2                             5%
          3                             4%
          4                             3%
          5                             2%
          6                             1%
          7+                            0%

     Excess Allocation Charge                                $0/4

Annual Contract Fees:
--------------------

     Administrative Charge                                   $30
     (Waived if the Accumulation Value equals or exceeds $100,000 at the end of the Contract Year, or once the sum of premiums paid equals or exceeds $100,000.)

_____________________

1/   A Market Value Adjustment, which may increase or
decrease your Accumulation Value, may apply to certain transactions. See Market Value Adjustment.

2/   We also deduct a charge for premium taxes (which can
range from 0% to 3.5% of premium) from your Accumulation
Value upon surrender, excess partial withdrawals or on the Annuity Commencement Date. See Premium Taxes.

3/   For purposes of calculating the surrender charge for
the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any premium payments. See Charges Deducted from the Accumulation Value, Surrender Charge for Excess Partial Withdrawals.

4/   We reserve the right to impose a charge in the future
at a maximum of $25 or each allocation change in excess of twelve per Contract Year. See Excess Allocation Charge.

Separate Account Annual Expenses (percentage of assets in each Division):/5
---------------------------------------------------------------------------

                                      Standard  Enhanced Death Benefit
                                      --------  ----------------------
                                                       Annual
                                                       Ratchet

Mortality and Expense Risk Charge...    1.10%           1.25%
Asset Based Administrative Charge...    0.15%           0.15%
                                        -----           -----
Total Separate Account Expenses.....    1.25%           1.40%

The GCG Trust Annual Expenses (based on combined net assets of the indicated groups of Series):
                                                      Other          Total
          Series                         Fees/6      Expenses/7     Expenses
          ------                         ------      ----------     --------

Multiple Allocation, Fully Managed,
Capital Appreciation,
Rising Dividends, All-Growth,
Real Estate, Hard Assets,
Value Equity, Strategic
Equity, and Small Cap Series:            1.00%          0.01%         1.01%

Emerging Markets Series:                 1.50%          0.03%         1.53%

Managed Global Series:/8                 1.25%          0.01%         1.26%

Limited Maturity Bond and
Liquid Asset Series:                     0.60%          0.01%         0.61%

_____________________

5/   See Facts About the Contract, Death Benefit Options,
for a description of the Contract's Standard and Annual
 Ratchet Death Benefit Options.


6/   Fees decline as combined assets increase (see Account
NY-B Divisions and the Trust prospectuses for details).
Subject to approval by contractholders, the management fee for the Emerging Markets Series will be increased to 1.75% on May 1, 1997.


7/   Other Expenses generally consist of independent
trustees fees and expenses.

8/   The estimated expenses for the Managed Global Series
are based on the actual experience of its predecessor for accounting purposes, the Managed Global Account of Separate
Account D.

The ESS Trust Annual Expenses:
-----------------------------


                                                     Other            Total
                                                    Expenses/10      Expenses
                                                   After Expense  After Expense
          Series                      Fees/6/9     Reimbursement  Remibursement
          ------                      --------     -------------  -------------
OTC Portfolio                          0.80%           0.40%          1.20%
Research Portfolio                     0.80%           0.40%          1.20%
Total Return Portfolio                 0.80%           0.40%          1.20%
Growth & Income Portfolio              0.95%           0.40%          1.35%
Value + Growth Portfolio               0.95%           0.40%          1.35%


Examples:
     The examples do not take into account any deduction for premium taxes. Premium taxes currently range from 0% to 3.5% of premium payments. There may be surrender charges if you choose to annuitize within the first three Contract Years.

     If at issue you elect the Annual Ratchet Enhanced Death
Benefit Option and you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:
________________________________________________________________________________

Division                   One Year     Three Years
------------               --------     -----------


Multiple Allocation          $85.01         $116.91
Fully Managed                $85.01         $116.91
Capital Appreciation         $85.01         $116.91
Rising Dividends             $85.01         $116.91
All-Growth                   $85.01         $116.91
Real Estate                  $85.01         $116.91
Hard Assets                  $85.01         $116.91
Value Equity                 $85.01         $116.91
Strategic Equity             $85.01         $116.91
Small Cap                    $85.01         $116.91
Emerging Markets             $90.20         $132.41
Managed Global               $87.51         $124.39
OTC                          $86.91         $122.60
Research                     $86.91         $122.60
Total Return                 $86.91         $122.60
Growth & Income              $88.41         $127.07
Value + Growth               $88.41         $127.07
Limited Maturity Bond        $81.00         $104.81
Liquid Asset                 $81.00         $104.81

_____________________


9/   Prior to October 6, 1995, EISI waived its management
fee for each of the OTC, Research and Total Return Portfolios.



10/   Other expenses shown take into account the effect of
EISI's agreement to reimburse each portfolio for all operating expenses, excluding management fees, that exceed 0.40% of its average daily net assets. This reimbursement is voluntary and can be terminated at any time. Prior to February 3, 1997, EISI had an agreement to reimburse each portfolio for all operating expenses, excluding management fees, that exceeded 0.75% of its average daily net assets. For the year ended December 31, 1996, no such reimbursement was necessary for the OTC, Research, Total Return and Growth & Income Portfolios. In the absence of such reimbursement agreement, Total Expenses would have been 1.90% for the Value + Growth Portfolio for the year ended December 31, 1996.

     If at issue you elect the Annual Ratchet Enhanced Death
Benefit Option and you do not surrender your Contract or if you annuitize on the Annuity Commencement Date, you would pay the following expenses for each $1,000 of Initial Premium assuming a
5% annual return on assets:
________________________________________________________________________________

Division                   One Year     Three Years
------------               --------     -----------


Multiple Allocation           $25.01         $76.91
Fully Managed                 $25.01         $76.91
Capital Appreciation          $25.01         $76.91
Rising Dividends              $25.01         $76.91
All-Growth                    $25.01         $76.91
Real Estate                   $25.01         $76.91
Hard Assets                   $25.01         $76.91
Value Equity                  $25.01         $76.91
Strategic Equity              $25.01         $76.91
Small Cap                     $25.01         $76.91
Emerging Markets              $30.20         $92.41
Managed Global                $27.51         $84.39
OTC                           $26.91         $82.60
Research                      $26.91         $82.60
Total Return                  $26.91         $82.60
Growth & Income               $28.41         $87.07
Value + Growth                $28.41         $87.07
Limited Maturity Bond         $21.00         $64.81
Liquid Asset                  $21.00         $64.81

________________________________________________________________________________

     The purpose of the Fee Table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. For purposes of computing the annual per Contract administrative charge, the dollar amounts shown in the examples are based on an Initial Premium of $50,000.

     The examples reflect the election at issue of the Annual
Ratchet Enhanced Death Benefit Option.  If the Standard Death
Benefit Option is elected, the actual expenses incurred will be less than those represented in the Examples.

THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR
FUTURE EXPENSES.  ACTUAL EXPENSES MAY BE GREATER OR LESS THAN
THOSE SHOWN, SUBJECT TO THE GUARANTEES UNDER THE CONTRACT.

CONDENSED FINANCIAL AND OTHER INFORMATION

     No condensed financial information for Account NY-B is presented because, as of the date of this prospectus, Account NY-
B had not yet commenced operations.

Financial Statements


     The audited financial statements of First Golden prepared in accordance with generally accepted accounting principles for the period ended December 31, 1996 (as well as the auditors' report thereon) are contained in the Prospectus.


Performance Related Information

     Performance information for the Divisions of Account NY-B, including the yield and effective yield of the Liquid Asset Division, the yield of the remaining Divisions, and the total return of all Divisions may appear in reports and promotional literature to current or prospective Owners.

     Current yield for the Liquid Asset Division will be based on income received by a hypothetical investment over a given 7-day period (less expenses accrued during the period), and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks, stated in terms of an annual percentage return on the investment). "Effective yield" for the Liquid Asset Division is calculated in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of earnings.

     For the remaining Divisions, quotations of yield will be based on all investment income per unit (Accumulation Value divided by the index of investment experience, see Facts About the Contract, Measurement of Investment Experience, Index of Investment Experience and Unit Value) earned during a given 30-day period, less expenses accrued during the period ("net investment income"). Quotations of average annual total return for any Division will be expressed in terms of the average annual compounded rate of return on a hypothetical investment in a Contract over a period of one, five, and ten years (or, if less, up to the life of the Division), and will reflect the deduction of the applicable surrender charge, the administrative charge and the applicable mortality and expense risk charge. See Charges and Fees. Quotations of total return may simultaneously be shown for other periods that do not take into account certain contractual charges, such as the surrender charge.

     Performance information for a Division may be compared, in reports and promotional literature, to: (i) the Standard & Poor's 500 Stock Index ("S&P 500"), Dow Jones Industrial Average ("DJIA"), Donoghue Money Market Institutional Averages, or other indices measuring performance of a pertinent group of securities so that investors may compare a Division's results with those of a group of securities widely regarded by investors as representative of the securities markets in general; (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services, a widely used independent research firm which ranks mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other ratings services, including VARDS, companies, publications, or persons who rank separate accounts or other investment products on overall performance or other criteria; and (iii) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Contract. Unmanaged indices may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management costs and expenses.

     Performance information for any Division reflects only the performance of a hypothetical Contract under which the Accumulation Value is allocated to a Division during a particular time period on which the calculations are based. Performance information should be considered in light of the investment objectives and policies, characteristics and quality of the portfolio of the Series of the respective Trust in which the Division invests and the market conditions during the given time period, and should not be considered as a representation of what may be achieved in the future. For a description of the methods used to determine yield and total return for the Divisions, see the Statement of Additional Information.

     Reports and promotional literature may also contain other information including the ranking of any Division derived from rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by rating services, companies, publications, or other persons who rank separate accounts or other investment products on overall performance or other criteria.


                          INTRODUCTION

     The following information describes the Contract and the Accounts which fund the Contract, Account NY-B and the Fixed Account. Account NY-B invests in mutual fund portfolios of the Trusts. The Fixed Account contains all of the assets that support Owner Fixed Allocations which we credit with Guaranteed Interest Rates for the Guarantee Periods you select.

First Golden


     First Golden American Life Insurance Company of New York ("First Golden" or the "Company") is a stock life insurance company organized under the laws of the State of New York. First Golden is a wholly owned subsidiary of Golden American Life Insurance Company. Golden American Life Insurance Company, in turn, is an indirect wholly owned subsidiary of the Equitable of Iowa Companies, a holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securities, Inc. and Equitable Investment Services, Inc. ("EISI"), EIC Variable, Inc., and Directed Services, Inc. ("DSI"). First Golden is authorized to do business only in the State of New York. First Golden offers variable annuities.

The GCG Trust and the ESS Trust

     The GCG Trust is an open-end management investment company, more commonly called a mutual fund. The GCG Trust's shares may also be available to other separate accounts funding variable insurance products offered by First Golden. This is called "mixed funding."

     The GCG Trust may also sell its shares to separate accounts of other insurance companies, both affiliated and not affiliated with First Golden. This is called "shared funding." Although we do not anticipate any inherent difficulties arising from either mixed or shared funding, it is theoretically possible that, due to differences in tax treatment or other considerations, the interest of Owners of various Contracts participating in the GCG Trust might at sometime be in conflict. After the GCG Trust receives the requisite order from the SEC, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The Board of Trustees of the GCG Trust, the GCG Trust's Manager, and we and any other insurance companies participating in the GCG Trust are required to monitor events to identify any material conflicts that arise from the use of the GCG Trust for mixed and/or shared funding or between various policy Owners and pension and retirement plans. For more information about the risks of mixed and shared funding, please refer to the GCG Trust prospectus.

     The ESS Trust is also an open-end management investment company. Currently, the ESS Trust's shares are not available to separate accounts of other insurance companies except affiliated insurance companies such as First Golden. It is anticipated that in the future the ESS Trust will become available to separate accounts of unaffiliated companies.

     You will find complete information about both the GCG Trust and the ESS Trust, including the risks associated with each Series, in the accompanying Trusts' prospectuses. You should read them carefully in conjunction with this prospectus before investing. Additional copies of the Trusts' prospectuses may be obtained by contacting our Customer Service Center.

Separate Account NY-B

     All obligations under the Contract are general obligations of First Golden. Account NY-B is a separate investment account used to support our variable annuity Contracts and for other purposes as permitted by applicable laws and regulations. The assets of Account NY-B are kept separate from our general account and any other separate accounts we may have. We may offer other variable annuity Contracts investing in Account NY-B which are not discussed in this prospectus. Account NY-B may also invest in other series which are not available to the Contract described in this prospectus.

     We own all the assets in Account NY-B. Income and realized and unrealized gains or losses from assets in the account are credited to or charged against that account without regard to other income, gains or losses in our other investment accounts. As required, the assets in Account NY-B are at least equal to the reserves and other liabilities of that account. These assets may not be charged with liabilities from any other business we conduct.

     They may, however, be subject to liabilities arising from Divisions whose assets are attributable to other variable annuity Contracts supported by Account NY-B. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our general account.


     Account NY-B was established on June 13, 1996 to invest in mutual funds, unit investment trusts or other investment portfolios which we determine to be suitable for the Contract's purposes. Account NY-B is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940 (the "1940 Act") as an investment company and meets the definition of a separate account under the Federal securities laws. It is governed by the laws of the state of New York, our state of domicile. Registration with the SEC does not involve any supervision by the SEC of the management or investment policies or practices of Account NY-B.


Account NY-B Divisions

     Account NY-B is divided into Divisions. Currently, each Division of Account NY-B offered under this prospectus invests in a portfolio of the GCG Trust or the ESS Trust. DSI serves as the Manager to each Series of the GCG Trust, and EISI serves as the Manager to each Series of the ESS Trust. See the Trusts' prospectuses for details. The Trusts, DSI and EISI have retained several portfolio managers to manage the assets of each Series as indicated below. There may be restrictions on the amount of the allocation to certain Divisions based on state laws and regulations. The investment objectives of the various Series in the Trusts are described below. There is no guarantee that any portfolio or Series will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Account NY-B also has other Divisions investing in other series which are not available to the Contract described in this prospectus.

     DSI and EISI provide the overall business management and administrative services necessary for the Series' operation and provide or procure the services and information necessary to the proper conduct of the business of the Series. See the Trusts' prospectuses for details.

     DSI is responsible for providing or procuring, at DSI's expense, the services reasonably necessary for the ordinary operation of the Series of the GCG Trust. DSI does not bear the expense of brokerage fees and other transactional expenses for securities or other assets (which are generally considered part of the cost for assets), taxes (if any) paid by a Series of the GCG Trust, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses. See the GCG Trust prospectus for details.

     EISI is also responsible for providing or procuring the services reasonably necessary for the ordinary operation of the ESS Trust. The expenses associated with providing such services, however, in the absence of any expense reimbursement by EISI, are expenses of the ESS Trust. See the ESS Trust prospectus for details.

     Each Trust pays its respective Manager for its services a fee, payable monthly, based on the annual rates of the average daily net assets of the Series shown in the tables below. DSI and EISI (and not the Trusts) pay each portfolio manager a monthly fee for managing the assets of the Series.

The GCG Trust
-------------

                                                 Fees (based on combined assets of
Series                                           the indicated groups of Series)
------                                           ---------------------------------

Multiple Allocation, Fully Managed, Capital      1.00% of first $750 million;
Appreciation, Rising Dividends, All-Growth,      0.95% of next $1.250 billion;
Real Estate, Hard Assets, Value Equity,          0.90% of next $1.5 billion; and
Strategic Equity, and Small Cap Series:          0.85% of amount in excess of
                                                       $3.5 billion


Emerging Markets Series:                         1.50% of average daily net assets

Managed Global Series:                           1.25% of first $500 million;
                                                 1.05% of amount in excess
                                                       of $500 million

Limited Maturity Bond and                        0.60% of first $200 million;
Liquid Asset Series:                             0.55% of next $300 million; and
                                                 0.50% of amount in excess
                                                      of $500 million

________________________________________________________________________________

The ESS Trust
-------------


Series                                           Fees
------                                           ----


OTC, Research and Total Return                   0.80% of first $300 million;
Portfolios:                                      0.55% of amount in excess of
                                                       $300 million

Growth & Income and Value + Growth               0.95% of first $200 million;
Portfolios:                                      0.75% of amount in excess of
                                                       $200 million


________________________________________________________________________________

The following Divisions invest in designated Series of the GCG
Trust.

MULTIPLE ALLOCATION DIVISION

Multiple Allocation Series

Objective

     The highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital and elimination of unnecessary risk.

Investments

     Investment in equity and debt securities and the use of certain sophisticated investment strategies and techniques.

Portfolio Manager

     Zweig Advisors Inc.


FULLY MANAGED DIVISION

Fully Managed Series

Objective

     High total investment return over the long term, consistent with the preservation of capital and prudent investment risk.

Investments

     Pursues an active asset allocation strategy whereby investments are allocated, based upon an evaluation of economic and market trends and the anticipated relative total return available, among three asset classes - debt securities, equity securities and money market instruments.

Portfolio Manager

     T.  Rowe Price Associates, Inc.

CAPITAL APPRECIATION DIVISION

Capital Appreciation Series

Objective

     Long-term capital growth.

Investments

     Invests in common stocks and preferred stock that will be allocated among various categories of stocks referred to as "components" which consist of the following: (i) The Growth Component - Securities that the portfolio manager believes have the following characteristics: stability and quality of earnings and positive earnings momentum; dominant competitive positions; and demonstrate above-average growth rates as compared to published S&P 500 earnings projections; and (ii) The Value Component-Securities that the portfolio manager regards as fundamentally undervalued, i.e., securities selling at a discount to asset value and securities with a relatively low price/earnings ratio. The securities eligible for this component may include real estate stocks, such as securities of publicly-owned companies that, in the portfolio manager's judgement, offer an optimum combination of current dividend yield, expected dividend growth, and discount to current real estate value.

Portfolio Manager

     Chancellor LGT Asset Management, Inc.


RISING DIVIDENDS DIVISION

Rising Dividends Series

Objective

     Capital appreciation, with dividend income as a secondary objective.

Investments

     Investment in equity securities of high quality companies that meet the following four criteria: consistent dividend increases; substantial dividend increases; reinvested profits; and an under-leveraged balance sheet.

Portfolio Manager

     Kayne, Anderson Investment Management, L.P.


ALL-GROWTH DIVIDENDS

All-Growth Series

Objective

     Capital appreciation.

Investments

     Investment in securities selected for their long- term growth prospects.

Portfolio Manager


     Pilgrim, Baxter & Associates, Ltd.


REAL ESTATE DIVISION

Real Estate Series

Objective

     Capital appreciation, with current income as a secondary objective.

Investments

     Investment in publicly traded equity securities of companies in the real estate industry listed on national exchanges or on the National Association of Securities Dealers Automated
     Quotation System.

Portfolio Manager

     E.I.I. Realty Securities, Inc.

HARD ASSETS DIVISION

Hard Assets Series


Objective

     Long-term capital appreciation.

Investments


     Investment in equity and debt securities of companies engaged in the exploration, development, production, management, and distribution of natural resources.


Portfolio Manager

     Van Eck Associates Corporation


VALUE EQUITY DIVISION

Value Equity Series

Objective

     Capital appreciation with a secondary objective of dividend income.

Investments

     Investment primarily in equity securities of U.S. and foreign issuers which, when purchased, meet quantitative standards believed by the Portfolio Manager to indicate above average financial soundness and high intrinsic value relative to price.

Portfolio Manager

     Eagle Asset Management, Inc.


STRATEGIC EQUITY DIVISION

Strategic Equity Series

Objective

     Long-term capital appreciation.

Investments

     Investment primarily in equity securities based on various equity market timing techniques. The amount of the Series' assets allocated to equities shall vary from time to time to seek positive investment performance from advancing equity markets and to reduce exposure to equities when risk/reward characteristics are believed to be less attractive.

Portfolio Manager

     Zweig Advisors Inc.


SMALL CAP DIVISION

Small Cap Series

Objective

     Long-term capital appreciation.

Investments

     Investment primarily in equity securities of companies that, at the time of purchase, have a total market capitalization
     - present market value per share multiplied by the total number of shares outstanding - within the range of companies included in the Russell 2000 Growth Index.

Portfolio Manager

     Fred Alger Management, Inc.


EMERGING MARKETS DIVISION

Emerging Markets Series

Objective

     Long-term growth of capital.

Investments

     Investment primarily in equity securities of companies that are considered to be in emerging market countries in the Pacific Basin and Latin America. Income is not an objective, and any production of current income is considered incidental to the objective of growth of capital.

Portfolio Manager


     Putnam Investment Management, Inc.



MANAGED GLOBAL DIVISION

Managed Global Series

Objective

     High total investment return, consistent with a prudent regard for capital preservation.

Investments

     Investment in a wide range of equity and debt securities and money market instruments of both domestic and foreign issuers.

Portfolio Manager


     Putnam Investment Management, Inc.




LIMITED MATURITY BOND DIVISION

Limited Maturity Bond Series

Objective

     Highest current income consistent with low risk to principal and liquidity. Also seeks to enhance its total return through capital appreciation when market factors indicate that capital appreciation may be available without significant risk to principal.

Investments

     Investment primarily in a diversified portfolio of limited maturity debt securities. No individual security will at the time of purchase have a remaining maturity longer than seven years and the dollar-weighted average maturity of the Series will not exceed five years.

Portfolio Manager

     Equitable Investment Services, Inc.


LIQUID ASSET DIVISION

Liquid Asset Series

Objective

     High level of current income consistent with the preservation of capital and liquidity.

Investments

     Obligations of the U.S. Government and its agencies and instrumentalities; bank obligations; commercial paper and short-term corporate debt securities.

Term

     All issues maturing in less than one year.

Portfolio Manager

     Equitable Investment Services, Inc.



The following Divisions invest in designated Series of the ESS
Trust.


OTC DIVISION

OTC Portfolio

Objective

     Long-term growth of capital.

Investments

     Investment primarily in securities of companies that are traded principally on the over-the-counter (OTC) market.

Portfolio Manager

Massachusetts Financial Services Company



RESEARCH DIVISION

Research Portfolio

Objective

     Long term growth of capital and future income.

Investments

     Investment primarily in common stocks or securities convertible into common stocks of companies believed to possess better than average prospects for long-term growth.

Portfolio Manager

Massachusetts Financial Services Company


TOTAL RETURN DIVISION

Total Return Portfolio

Objective

     Above-average income consistent with prudent employment of capital.

Investments

     Investment primarily in equity securities.

Portfolio Manager

Massachusetts Financial Services Company



GROWTH & INCOME DIVISION

Growth & Income Portfolio

Objective

     Long-term total return.

Investments

     Investment primarily in equity and debt securities, focusing on small- and mid-cap companies that offer potential appreciation, current income, or both.

Portfolio Manager

     Robertson, Stephens & Company Investment Management, L.P.



VALUE + GROWTH DIVISION

Value + Growth Portfolio

Objective

     Capital appreciation.

Investments

     Investment primarily in mid-cap growth companies with favorable relationships between price/earnings ratios and growth rates. Mid-cap companies are those with market capitalizations ranging from $750 million to approximately $2 billion.

Portfolio Manager

     Robertson, Stephens & Company Investment Management, L.P.



Changes Within Account NY-B

     We may from time to time make additional Divisions available. These Divisions will invest in investment portfolios we find suitable for the Contract. We also have the right to eliminate investment Divisions from Account NY-B, to combine two or more Divisions, or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of the Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason. In addition, we reserve the right to transfer assets of Account NY-B, which we determine to be associated with the class of Contracts to which your Contract belongs, to another account. If necessary, we will get prior approval from the insurance department of our state of domicile before making such a substitution or transfer. We will also get any required approval from the SEC and any other required approvals before making such a substitution or transfer. We will notify you as soon as practicable of any proposed changes.

When permitted by law, We reserve the right to:

     (1)  deregister Account NY-B under the 1940 Act;
     (2) operate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust;

     (3)  restrict or eliminate any voting rights as to Account
          NY-B; and

     (4)  combine Account NY-B with other accounts.

The Fixed Account

     Premium payments may be allocated to the Fixed Account at the time of the Initial Premium payment or as subsequently made. In addition, all or part of your Accumulation Value may be transferred to the Fixed Account. Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, Owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

Selecting a Guarantee Period

     You may select one or more Fixed Allocations with specified Guarantee Periods for investment. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to decrease or increase the number of Guarantee Periods offered. Not all Guarantee Periods may be available for new allocations. Each Fixed Allocation will have a Maturity Date corresponding to the last day of the calendar month of the applicable Guarantee Period.

     Your Accumulation Value in the Fixed Account equals the sum of your Fixed Allocations plus the interest credited thereto, as adjusted for any partial withdrawals, reallocations or other charges we may impose. Your Fixed Allocation will be credited with the Guaranteed Interest Rate in effect on the date we receive and accept your premium or reallocation of Accumulation Value. The Guaranteed Interest Rate will be credited daily to yield the quoted Guaranteed Interest Rate.

Guaranteed Interest Rates

     Each Guarantee Period will have an interest rate that is guaranteed. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. The determination made will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments which we may acquire with the amounts we receive as premium payments or reallocations of Accumulation Value under the Contracts. These amounts will be invested primarily in investment-grade fixed income securities including: securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; debt securities that have an investment grade rating, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Ratings Group (AAA, AA, A or BBB) or any other nationally recognized rating service; mortgage-backed securities collateralized by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade rating at the time of purchase within the four highest grades described above; other debt investments; commercial paper; and cash or cash equivalents. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict or guarantee the level of future interest rates. However, no Fixed Allocation will ever have a Guaranteed Interest Rate of less than 3% per year.

     While the foregoing generally describes our investment strategy with respect to the Fixed Account, we are not obligated to invest according to any particular strategy, except as may be required by New York and other state insurance laws.

Transfers From a Fixed Allocation

     You may transfer your Accumulation Value from a Fixed Allocation to one or more new Fixed Allocations with new Guarantee Periods of any length offered by us or to the Divisions of Account NY-B. Unless you specify in writing the Fixed Allocations from which such transfers will be made, we will transfer amounts from the Fixed Allocations starting with the Guarantee Period nearest its Maturity Date, until we have honored your transfer request.

     Transfers from a Fixed Allocation made within 30 days prior to the Maturity Date of the applicable Guarantee Period or pursuant to the dollar cost averaging program will not be subject to a Market Value Adjustment. All other transfers from your Fixed Allocations will be subject to a Market Value Adjustment. The minimum amount that can be transferred to or from any Fixed Allocation is $250. If a transfer request would reduce the Accumulation Value remaining in your Fixed Allocation to less than $250, we will treat such transfer request as a request to transfer the entire Accumulation Value in such Fixed Allocation.

     At the end of a Fixed Allocation's Guarantee Period, you may transfer amounts in that Fixed Allocation to the Divisions and one or more new Fixed Allocations with Guarantee Periods of any length then offered by us. You may not, however, transfer amounts to any Fixed Allocation with a Guarantee Period that extends beyond your Annuity Commencement Date.

     At least 30 calendar days prior to a Maturity Date of any of your Fixed Allocations, or earlier if required by state law, we will send you a notice of the Guarantee Periods then available. Prior to the Maturity Date of your Fixed Allocations you must notify us as to which Division or new Guarantee Period you have selected. If timely instructions are not received, we will transfer your Accumulation Value in the maturing Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period. If such Guarantee Period is not available or extends beyond your annuity commencement date, we will transfer your Accumulation Value in the maturing Fixed Allocation to the next shortest Guarantee Period which does not extend beyond the Annuity Commencement Date. If no such Guarantee Period is available, we will transfer your Accumulation Value to the Specially Designated Division.

Partial Withdrawals from a Fixed Allocation

     Prior to the Annuity Commencement Date and while your Contract is in effect, you may take partial withdrawals from the Accumulation Value in a Fixed Allocation by sending satisfactory notice to our Customer Service Center. You may make systematic withdrawals of interest earnings only from a Fixed Allocation under our Systematic Partial Withdrawal Option. (See Partial Withdrawals, Systematic Partial Withdrawal Option.) Systematic withdrawals from a Fixed Allocation are not permitted if such Fixed Allocation participates in the dollar cost averaging program. Withdrawals from a Fixed Allocation taken within 30 days prior to the Maturity Date and systematic withdrawals are not subject to a Market Value Adjustment; however, a surrender charge may be imposed. Withdrawals may have federal income tax consequences, including a 10% penalty tax. See Surrender Charge, Surrender Charge for Excess Partial Withdrawals and Federal Tax Considerations.

     If you specify a Fixed Allocation from which your partial withdrawal will be made, we will assess the partial withdrawal against that Fixed Allocation. If you do not specify the investment option from which the partial withdrawal will be taken, we will not assess your partial withdrawal against any Fixed Allocations unless the partial withdrawal exceeds the Accumulation Value in the Divisions of Account NY-B. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

Market Value Adjustment

     We will apply a Market Value Adjustment, determined by application of the formula described below, in the following circumstances: (i) whenever you make a withdrawal or transfer from a Fixed Allocation, other than withdrawals or transfers made within 30 days prior to the Maturity Date of the applicable Guarantee Period, systematic partial withdrawals, or pursuant to the dollar cost averaging program; and (ii) on the Annuity

     Commencement Date with
     respect to any Fixed Allocation having a Guarantee Period that does not end on or within 30 days after the annuity commencement date.

     The Market Value Adjustment is determined by multiplying the amount withdrawn, transferred or annuitized by the following factor:


                ((1+I)/(1+J+.0025))^(N/365)-1


     Where "I" is the Index Rate for a Fixed Allocation as of the first day of the applicable Guarantee Period; "J" is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years remaining in the Guarantee Period at the time of the withdrawal, transfer or annuitization; and "N" is the remaining number of days in the Guarantee Period at the time of the withdrawal, transfer or annuitization.

     The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average currently is based on the period from the 22nd day of the calendar month two months prior to the calendar month of the Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity is the maturity date for these U.S. Treasury Strips on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method approved where required.

     We currently calculate the Index Rate once each calendar month. However, we reserve the right to calculate the Index Rate more frequently than monthly, but in no event will such Index Rate be based upon a period of less than 28 days.

     The Market Value Adjustment may result in either an increase or decrease in the Accumulation Value of your Fixed Allocation. If a full surrender, transfer or annuitization from the Fixed Allocation has been requested, the balance of the Market Value Adjustment will be added to or subtracted from the amount surrendered, transferred or annuitized. If a partial withdrawal, transfer or annuitization has been requested, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds the Accumulation Value in the Fixed Allocation, such transaction will be considered a full surrender, transfer or annuitization. The Appendix contains several examples which illustrate the application of the Market Value Adjustment.

     Because of the Market Value Adjustment provision of the Contract, you bear the investment risk that the Guaranteed Interest Rates offered by us at the time you make a withdrawal or transfer from a Fixed Allocation or start receiving annuity payments may be higher or lower than the Guaranteed Interest Rate of the Fixed Allocation to which the

     Market Value Adjustment is applied, with the result that the Accumulation Value of your Fixed Allocation may be substantially reduced or increased. This will depend on the relationship of (1) the initial Index Rate, applicable at the time the allocation is made, on the Fixed Allocation from which the withdrawal, transfer or annuitization is made to (2) the current Index Rate offered by us for the Guarantee Period equal to the number of years remaining in the Guarantee Period as of such date. If the initial Index Rate of (1) is higher than the then current Index Rate of
     (2) plus .0025, application of the Market Value Adjustment will result in an increase in your Accumulation Value. If the Index Rate of (1) is lower than the then current Index Rate of (2) plus .0025, application of the Market Value Adjustment will result in a decrease in your Accumulation Value.


FACTS ABOUT THE CONTRACT

The Owner

     You are the Owner. You are also the Annuitant unless another Annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple Owners named, the age of the oldest Owner shall determine the applicable death benefit.

     Death of an Owner activates the death benefit provision. In the case of a sole Owner who dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit when due. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner of the Contract dying prior to the annuity commencement date, we will designate the surviving Owner(s) as the Beneficiary(ies). This supersedes any previous Beneficiary designation.

     In the case where the Owner is a trust and a beneficial Owner of the trust has been designated, the beneficial Owner will be treated as the Owner of the Contract solely for the purpose of determining the death benefit provisions. If a beneficial Owner is changed or added after the Contract Date, this will be treated as a change of Owner for purposes of determining the death benefit. See Change of Owner or Beneficiary. If no beneficial Owner of the Trust has been designated, the availability of enhanced death benefits will be determined by the age of the Annuitant at issue.

The Annuitant

     The Annuitant is the person designated by the Owner to be the measuring life in determining Annuity Payments. The Owner will receive the annuity benefits of the Contract if the Annuitant is living on the Annuity Commencement Date. If the Annuitant dies before the Annuity Commencement Date, and a contingent Annuitant has been named, the contingent Annuitant becomes the Annuitant (unless the Owner is not an individual, in which case the death benefit becomes payable). Once named, the Annuitant may not be changed at any time.

     If there is no contingent Annuitant when the Annuitant dies prior to the Annuity Commencement Date, the Owner will become the Annuitant. The Owner may designate a new Annuitant within 60 days of the death of the Annuitant.

     If there is no contingent Annuitant when the Annuitant dies prior to the Annuity Commencement Date and the Owner is not an individual, we will pay the Beneficiary the death benefit then due. The Beneficiary will be as provided in the Beneficiary designation then in effect. If no Beneficiary designation is in effect, or if there is no designated Beneficiary living, the Owner will be the Beneficiary. If the Annuitant was the sole Owner and there is no Beneficiary designation, the Annuitant's estate will be the Beneficiary.

     Regardless of whether a death benefit is payable, if the Annuitant dies and any Owner is not an individual, such death will trigger application of the distribution rules imposed by Federal tax law.

The Beneficiary

     The Beneficiary is the person to whom we pay death benefit proceeds and who becomes the successor Owner if the Owner dies prior to the annuity commencement date. We pay death benefit proceeds to the primary Beneficiary (unless there are joint Owners, in which case death proceeds are payable to the surviving Owner(s)). See Proceeds Payable to the Beneficiary.

     If the Beneficiary dies before the Annuitant or Owner, the death benefit proceeds are paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit proceeds to the Owner's estate.

     One or more persons may be named as Beneficiary or contingent Beneficiary. In the case of more than one
Beneficiary, unless otherwise specified, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

     You have the right to change beneficiaries during the Annuitant's lifetime unless you have designated an irrevocable Beneficiary. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise certain rights and options under the Contract.

Change of Owner or Beneficiary

     During the Annuitant's lifetime and while your Contract is in effect, you may transfer ownership of the Contract (if purchased in connection with a non-qualified plan) subject to our published rules at the time of the change. A change in Ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the Beneficiary. To make either of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. See Federal Tax Considerations, Transfer of Annuity Contracts, and Assignments.

Availability of the Contract

     We can issue a Contract if both the Annuitant and the Owner are not older than age 85.

Types of Contracts

Qualified Contracts

     The Contract may be issued as an Individual Retirement Annuity or in connection with an individual retirement account. In the latter case, the Contract will be issued without an Individual Retirement Annuity endorsement, and the rights of the participant under the Contract will be affected by the terms and conditions of the particular individual retirement trust or custodial account, and by provisions of the Code and the regulations thereunder. For example, the individual retirement trust or custodial account will impose minimum distribution rules, which may require distributions to commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. For both Individual Retirement Annuities and individual retirement accounts, the minimum Initial Premium is $1,500.

IF THE CONTRACT IS PURCHASED TO FUND A QUALIFIED PLAN,
DISTRIBUTION MUST COMMENCE NOT LATER THAN APRIL 1ST OF THE
CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH YOU ATTAIN AGE
70 1/2. IF YOU OWN MORE THAN ONE QUALIFIED PLAN, YOU SHOULD CONSULT YOUR TAX ADVISOR.

Non-qualified Contracts

     The Contract may fund any non-qualified plan.  Non-qualified
     Contracts do not qualify for any tax-favored treatment other than the benefits provided for by annuities.

Your Right to Select or Change Contract Options

     Before the Annuity Commencement Date, you may change the Annuity Commencement Date, frequency of Annuity Payments or the Annuity Option by sending a written request to our Customer Service Center. The Annuitant may not be changed at any time.

Premiums

     You purchase the Contract with an Initial Premium. After the end of the Free Look Period, you may make additional premium payments. See Making Additional Premium Payments. The minimum Initial Premium is $10,000 for a non-qualified Contract and $1,500 for a qualified Contract.

     You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Group or Sponsored Arrangements.

Qualified Plans

     For IRA Contracts, the annual premium on behalf of any individual Contract may not exceed $2,000. Provided your spouse does not make a contribution to an IRA, you may set up a spousal IRA even if your spouse has earned some compensation during the year. The maximum deductible amount for a spousal IRA program is the lesser of $2,250 or 100% of your compensation reduced by the contribution (if any) made by you for the taxable year to your own IRA. However, no more than $2,000 can go to either your or your spouse's IRA in any one year. For example, $1,750 may go to your IRA and $500 to your spouse's IRA. These maximums are not applicable if the premium is the result of a rollover from another qualified plan.

Where to Make Payments

     Remit premium payments to our Customer Service Center. The address is shown on the cover. We will send you a confirmation notice.

Making Additional Premium Payments

     You may make additional premium payments after the end of the Free Look Period. We can accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 under non-qualified plans. For qualified plans, no contributions may be made to an IRA Contract for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions). The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan.

Crediting Premium Payments

     The Initial Premium will be accepted or rejected within two business days of receipt by us if accompanied by information sufficient to permit us to determine if we are able to issue a Contract. We may retain an Initial Premium for up to five business days while attempting to obtain information sufficient to enable us to issue the Contract. If we are unable to do so within five business days, the applicant will be informed of the reasons for the delay and the Initial Premium will be returned immediately unless the applicant consents to our retaining the Initial Premium until we have received the information we require. Thereafter, all additional premiums will be accepted on the day received.

     We will also accept, by agreement with broker-dealers and when permissible in a state, transmittal of initial and additional premium payments by wire order from the broker-dealer to our Customer Service Center. Such transmittals must be accompanied by a simultaneous facsimile transmission of an application. Contact our Customer Service Center to find out about state availability and broker-dealer requirements.

     Upon our acceptance of premium payments received via wire order and accompanied by a facsimile of an application, we will issue the Contract, allocate the premium payment according to your instructions, and invest the payment at the value next determined following receipt. See Restrictions on Allocation of Premium Payments. Wire orders not accompanied by an application may be retained for up to five business days while we attempt to obtain information sufficient to enable us to issue the Contract. If we are unable to do so, our Customer Service Center will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the premium payment immediately to the broker-dealer for return to the applicant, unless the applicant specifically consents to allow us to retain the premium payment until our Customer Service Center receives the application.

     On the date we receive and accept your initial or additional premium payment:

     (1) We allocate the Initial Premium among the Divisions and Fixed Allocations according to your instructions, subject to any restrictions. See Restrictions on Allocation of Premium Payments. For additional premium payments, the Accumulation Value will increase by the amount of the premium. If we do not receive instructions from you, the increase in the Accumulation Value will be allocated among the Divisions in proportion to the amount of Accumulation Value in each Division as of the date we receive and accept the additional premium payment. If there is no Accumulation Value in the Divisions, the increase in the Accumulation Value will be allocated to a Fixed Allocation with the shortest Guarantee Period then available.

     (2) For an Initial Premium, we calculate your applicable death benefit. When an additional premium payment is made, we increase your applicable death benefit in accordance with the death benefit option in effect for your Contract.

Following receipt and acceptance of the application, and investment of the premium payment, we will issue the Contract.

Restrictions on Allocation of Premium Payments

     We may require that an Initial Premium designated for a Division of Account NY-B be allocated to the Specially Designated Division during the Free Look Period for Initial Premiums received. After the free look period, if your Initial Premium was allocated to the Specially Designated Division, we will transfer the Accumulation Value to the Divisions you previously selected based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of Investment Experience, Index of Investment Experience and Unit Value. Initial premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen.

Your Right to Reallocate

     You may reallocate your Accumulation Value among the Divisions and Fixed Allocations at the end of the free look period. We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. We require that each reallocation of your Accumulation Value equal at least $250 or, if less, your entire Accumulation Value within a Division or Fixed Allocation. We reserve the right to limit, upon notice, the maximum number of reallocations you may make within a Contract Year. In addition, we reserve the right to defer the reallocation privilege at any time we are unable to purchase or redeem shares of the GCG Trust or the ESS Trust. We also reserve the right to modify or terminate your right to reallocate your Accumulation Value at any time in accordance with applicable law. Reallocations from the Fixed Account are subject to the Market Value Adjustment unless taken as part of the dollar cost averaging program or within 30 days prior to the Maturity Date of the applicable Guarantee Period. To make a reallocation change, you must provide us with satisfactory notice at our Customer Service Center.

     We reserve the right to limit the number of reallocations of your Accumulation Value among the Divisions and Fixed Allocations or refuse any reallocation request if we believe that: (a) excessive trading by you or a specific reallocation request may have a detrimental effect on unit values or the share prices of the underlying Series; or (b) we are informed by the GCG Trust or the ESS Trust that the purchase or redemption of shares is to be restricted because of excessive trading or a specific reallocation or group of reallocations is deemed to have a detrimental effect on share prices of the GCG Trust or the ESS Trust.

     Where permitted by law, we may accept your authorization of third party reallocation on your behalf, subject to our rules.
We may suspend or cancel such acceptance at any time. We will notify you of any such suspension or cancellation. We may restrict the Divisions and Fixed Allocations that will be available to you for reallocations of premiums during any period in which you authorize such third party to act on your behalf.
We will give you prior notification of any such restrictions. However, we will not enforce such restrictions if we are provided evidence satisfactory to us that: (a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs.

     Some restrictions may apply based on the free look provisions of the state where the Contract is issued. See Your
Right to Cancel or Exchange Your Contract.

Dollar Cost Averaging

     If you have at least $10,000 of Accumulation Value in the Limited Maturity Bond Division, the Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period, you may elect the dollar cost averaging program and have a specified dollar amount transferred from those Divisions or such Fixed Allocation on a monthly basis.

     The main objective of dollar cost averaging is to attempt to shield your investment from short-term price fluctuations. Since the same dollar amount is transferred to other Divisions each month, more units are purchased in a Division if the value per unit is low and less units are purchased if the value per unit is high.

     Therefore, a lower than average value per unit may be achieved over the long term. This plan of investing allows investors to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

     Dollar cost averaging may be elected at issue or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to your Accumulation Value in the Limited Maturity Bond Division, the Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period when you elect the dollar cost averaging program, divided by 12.

     The transfer date will be the same calendar day each month as the Contract Date. The dollar amount will be allocated to the Divisions in which you are invested in proportion to your Accumulation Value in each Division unless you specify otherwise. If, on any transfer date, your Accumulation Value is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending satisfactory notice to our Customer Service Center at least seven days before the next transfer date. Any allocation under this program will not be included in determining if the excess allocation charge will apply. We currently do not permit transfers under the dollar cost averaging program from Fixed Allocations with other than one year Guarantee Periods. Transfers from a Fixed Allocation under the dollar cost averaging program will not be subject to a Market Value Adjustment. See Market Value Adjustment. A Fixed Allocation may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

What Happens if a Division is Not Available

     When a distribution is made from an investment portfolio supporting a Division of Account NY-B in which reinvestment is not available, we will allocate the distribution, unless you specify otherwise, to the Specially Designated Division.

     Such a distribution can occur when (a) an investment portfolio matures, or (b) a distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities for acquisition. When an investment portfolio matures, we will notify you in writing 30 days in advance of that date. To elect an allocation of the distribution to other than the Specially Designated Division, you must provide satisfactory notice to us at least seven days prior to the date the portfolio matures. Such allocations are not counted for purposes of the number of free allocation changes permitted. When a distribution from a portfolio or Division cannot be reinvested in the portfolio due to the unavailability of securities for acquisition, we will notify you promptly after the allocation has occurred. If, within 30 days, you allocate the Accumulation Value from the Specially Designated Division to other Divisions or Fixed Allocations of your choice, such allocations will not be included in determining if the excess allocation charge will apply.

Your Accumulation Value

     Your Accumulation Value is the sum of the amounts in each of the Divisions and the Fixed Allocations in which you are invested, and is the amount available for investment at any time. You select the Divisions and Fixed Allocations to which to allocate your Accumulation Value. We adjust your Accumulation Value on each Valuation Date to reflect the Divisions' investment performance and interest credited to your Fixed Allocations, any additional premium payments or partial withdrawals since the previous Valuation Date, and on each Contract processing date to reflect any deduction of the annual Contract fee. Your Accumulation Value is applied to your choice of an Annuity Option on the Annuity Commencement Date subject to our published rules at such time. See Choosing an Income Plan.

Accumulation Value in Each Division

On the Contract Date

     On the Contract Date, your Accumulation Value is allocated to each Division as you have specified, unless the Contract is issued in a state that requires the return of premium payments during the Free Look Period, in which case, the portion of your Initial Premium not allocated to a Fixed Allocation will be allocated to the Specially Designated Division during the Free Look Period. See Your Right to Cancel or Exchange Your Contract.

On Each Valuation Date

     At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division will be calculated as follows:

     (1) We take the Accumulation Value in the Division at the end of the preceding Valuation Period.
     (2) We multiply (1) by the Division's net rate of return for the current Valuation Period.

     (3)  We add (1) and (2).
     (4) We add to (3) any additional premium payments allocated to the Division during the current Valuation Period.
     (5) We add or subtract allocations to or from that Division during the current Valuation Period.
     (6) We subtract from (5) any partial withdrawals and any associated charges allocated to that Division during the current Valuation Period.
     (7) We subtract from (6) the amounts allocated to that Division for:
          (a)  any Contract fees; and
          (b)  any charge for premium taxes.

     All amounts in (7) are allocated to each Division in the proportion that (6) bears to the Accumulation Value in Account NY-B, unless the Charge Deduction Division has been specified. See Charges Deducted from the Accumulation Value.

Measurement of Investment Experience

Index of Investment Experience and Unit Value


     The investment experience of a Division is determined on each Valuation Date. We use an index to measure changes in each Division's experience during a Valuation Period. In most cases, we set the index at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the experience factor for the current Valuation Period.


     We may express the value of amounts allocated to the Divisions in terms of units. We determine the number of units for a given amount on a Valuation Date by dividing the dollar value of that amount by the index of investment experience for that date. The index of investment experience is equal to the value of a unit.

How We Determine the Experience Factor

     For Divisions of Account NY-B the experience factor reflects the investment experience of the Series of the Trust in which a Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:

     (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.
     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.
     (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.

     (4) We subtract the applicable daily mortality and expense risk charge from each Division for each day in the valuation period.
     (5) We subtract the daily asset based administrative charge from each Division for each day in the valuation period.

     Calculations for Divisions investing in a Series are made on a per share basis.

Net Rate of Return for a Division

     The net rate of return for a Division during a valuation period is the experience factor for that Valuation Period minus one.

Cash Surrender Value

     Your Contract's Cash Surrender Value fluctuates daily with the investment results of the Divisions, interest credited to Fixed Allocations and any Market Value Adjustment. We do not guarantee any minimum Cash Surrender Value. On any date before the Annuity Commencement Date while the Contract is in effect, the cash surrender value is calculated as follows:

     (1)  We take the Contract's Accumulation Value;
     (2) We deduct from (1) any surrender charge and any charge for premium taxes;
     (3) We deduct from (2) any charges incurred but not yet deducted; and
     (4)  We adjust (3) for any Market Value Adjustment.

Surrendering to Receive the Cash Surrender Value

     The Contract may be surrendered by the Owner at any time while the Annuitant is living and before the Annuity Commencement
Date.

     A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. The Cash Surrender Value is determined and all benefits under the Contract will then be terminated, as of that date. You may receive the Cash Surrender Value in a single sum payment or apply it under one or more Annuity Options. See The Annuity Options. We will usually pay the Cash Surrender Value within seven days but we may delay payment. See When We Make Payments.

Partial Withdrawals

     Prior to the Annuity Commencement Date, while the Annuitant is living and the Contract is in effect, you may take partial withdrawals from the Accumulation Value by sending satisfactory notice to our Customer Service Center. Unless you specify otherwise, the amount of the withdrawal, including any surrender charge and Market Value Adjustment, will be taken in proportion to the amount of Accumulation Value in each Division in which you are invested. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed
Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

     There are three options available for selecting partial withdrawals, the Conventional Partial Withdrawal Option, the Systematic Partial Withdrawal Option and the IRA Partial Withdrawal Option. All three options are described below. The maximum amount you may withdraw each Contract Year without incurring a surrender charge is 15% of your Accumulation Value. See Surrender Charge for Excess Partial Withdrawals. Partial withdrawals may not be repaid. A partial withdrawal request for an amount in excess of 90% of the Cash Surrender Value will be treated as a request to surrender the Contract.

Conventional Partial Withdrawal Option

     After the Free Look Period, you may take conventional partial withdrawals. The minimum amount you may withdraw under this option is $1,000. A conventional partial withdrawal from a Fixed Allocation may be subject to a Market Value Adjustment.

Systematic Partial Withdrawal Option

     This option may be elected at the time you apply for a Contract, or at a later date. This option may be elected to commence in a Contract Year where a conventional partial withdrawal has been taken. However, it may not be elected while the IRA Partial Withdrawal Option is in effect.

     You may choose to receive systematic partial withdrawals on a monthly or quarterly basis from your Accumulation Value in the Divisions or the Fixed Allocations. The commencement of payments under this option may not be elected to start sooner than 28 days after the Contract Issue Date. You select the date of the quarter or month when the withdrawals will be made but no later than the 28th day of the month.
     If no date is selected, the withdrawals will be made on the same calendar day of each month as the Contract Date.

     You may select a dollar amount or a percentage of the Accumulation Value from the Divisions in which you are invested as the amount of your withdrawal subject to the following maximums, but in no event can a payment be less than $100:

                    Frequency Maximum Percentage
                    ----------------------------

                    Monthly           1.25%
                    Quarterly         3.75%

     If a dollar amount is selected and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your Accumulation Value on the withdrawal date, the amount withdrawn will be reduced so that it equals such percentage.

     For example, if a $500 monthly withdrawal was elected and on the withdrawal date 1.25% of the Accumulation Value equaled $300, the withdrawal amount would be reduced to $300. If a percentage is selected and the amount to be systematically withdrawn based on that percentage would be less than the minimum of $100, we would increase the amount to $100 provided it does not exceed the maximum percentage. If it is below the maximum percentage we will send the minimum. If it is above the maximum percentage we will send the amount and then cancel the option. For example, if you selected 1.0% to be systematically withdrawn on a monthly basis and that amount equaled $90, and since $100 is less than 1.25% of the Accumulation Value, we would send $100. If 1.0% equaled $75, and since $100 is more than 1.25% of the Accumulation Value we would send $75 and then cancel the option. In such a case, in order to receive systematic partial withdrawals in the future, you would be required to submit a new notice to our Customer Service Center.

     Systematic Partial Withdrawals from Fixed Allocations are limited to interest earnings during the prior month or quarter, depending on whether you have chosen a monthly or quarterly frequency, respectively. Systematic Partial Withdrawals are not subject to a Market Value Adjustment. A Fixed Allocation, however, may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

     You may change the amount or percentage of your withdrawal once each Contract Year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date. However, you may not change the amount or percentage of your withdrawals in any Contract Year during which you have previously taken a conventional partial withdrawal.

IRA Partial Withdrawal Option

     If you have an IRA Contract and will attain age 70 1/2 in the current calendar year, distributions may be made to you to satisfy requirements imposed by Federal tax law. IRA partial withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. See Federal Tax Considerations. We will send you a notice before your distributions commence, and you may elect this option at that time, or at a later date. You may not elect IRA partial withdrawals while the Systematic Partial Withdrawal Option is in effect. If you do not elect the IRA Partial Withdrawal Option, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if the Systematic Partial Withdrawal Option is in effect, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by Federal tax law.

     You may choose to receive IRA partial withdrawals on a monthly, quarterly or annual frequency. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of the month as the Contract Date.

     At your request, we will determine the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. At the time we determine the required partial withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the partial withdrawal amount is greater than the Accumulation Value, we will cancel the Contract and send you the amount of the Cash Surrender Value.

     You may change the payment frequency of your withdrawals once each Contract Year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date.

     An IRA partial withdrawal in excess of the amount allowed under the Systematic Partial Withdrawal Option may be subject to a Market Value Adjustment.

Partial Withdrawals in General

     CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING PARTIAL WITHDRAWALS. A partial withdrawal made before the taxpayer reaches age 59 1/2 may result in imposition of a tax penalty of 10% of the taxable portion withdrawn. See Federal Tax Considerations for more details.

 Automatic Rebalancing

     If you have at least $10,000 of Accumulation Value invested in the Divisions, you may elect to participate in our automatic rebalancing program. Automatic rebalancing provides you with an easy way to maintain the particular asset allocation that you and your financial advisor have determined are most suitable for your individual long-term investment goals. We do not charge a fee for participating in our automatic rebalancing program.

     Under the program you may elect to have all your allocations among the Divisions rebalanced on a quarterly, semi-annual, or annual calendar basis. The minimum size of an allocation to a Division must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic partial withdrawal option only where such withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

     To participate in automatic rebalancing you must submit to our Customer Service Center written notice in a form satisfactory to us. We will begin the program on the last Valuation Date of the applicable calendar period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your Accumulation Value among the Divisions or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

Proceeds Payable to the Beneficiary

     If the Owner or the Annuitant (when the Owner is other than an individual) dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit proceeds under the Contract. Such amount may be received in a single sum or applied to any of the Annuity Options. See The Annuity Options. If we do not receive a request to apply the death benefit proceeds to an Annuity Option, a single sum distribution will be made. Any distributions from non-qualified Contracts must comply with applicable Federal tax law distribution requirements.

Death Benefit Options

     Subject to our rules, there are two death benefit options that may be elected by you at issue under the Contract: the Standard Death Benefit Option and the Annual Ratchet Enhanced
Death Benefit Option.

     The Annual Ratchet Enhanced Death Benefit Option may only be elected at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger at issue.

     We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or
Sponsored Arrangements.

Standard Death Benefit Option

     You will automatically receive the Standard Death Benefit Option unless you elect the Annual Ratchet Enhanced Death Benefit. The Standard Death Benefit Option for the Contract is equal to the greatest of: (i) your Accumulation Value;
     (ii) total premiums less any partial withdrawals; and (iii) the Cash Surrender Value.

Annual Ratchet Enhanced Death Benefit Option

     The Annual Ratchet Enhanced Death Benefit under the
     Contract, if elected, is equal to the greatest of: (i) the Accumulation Value; (ii) total premium payments less any partial withdrawals; (iii) the Cash Surrender Value; or (iv) the following valuation:

     (1)  We take the enhanced death benefit from the prior
          Valuation Date. On the Contract Date, the enhanced death benefit is equal to the Initial Premium.

     (2) We add to (1) any additional premiums paid since the prior Valuation Date and subtract from (1) any partial withdrawals (including any Market Value Adjustments and surrender charges incurred) taken since the prior Valuation Date.
     (3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 80 which is also a Contract Anniversary, we set the enhanced death benefit equal to the greater of (2) or the Accumulation Value as of such date.

     On all other Valuation Dates, the enhanced death benefit is equal to (2).

How to Claim Payments to Beneficiary

     We must receive due proof of the death of the Owner or the Annuitant (if the Owner is other than an individual) (such as an official death certificate) at our Customer Service Center before we will make any payments to the Beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

Reports to Owners

     We will send you a report once each calendar quarter within 31 days after the end of each calendar quarter. The report will show the Accumulation Value, the Cash Surrender Value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

     We will also send you copies of any shareholder reports of the portfolios or securities in which Account NY-B invests, as well as any other reports, notices or documents required by law to be furnished to Owners.

When We Make Payments

     We will generally pay death benefit proceeds and the cash surrender value within seven days after our Customer Service
Center receives all the information needed to process the payment.

     However, we may delay payment of amounts derived from the Divisions if it is not practical for us to value or dispose of shares of Account NY-B because:

     (1)  The NYSE is closed for trading;
     (2)  The SEC determines that a state of emergency exists;
     (3) An order or pronouncement of the SEC permits a delay for the protection of Owners; or,

     (4) The check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

     During such times, as to amounts allocated to the Divisions, we may delay:

     (1)  Determination and payment of any Cash Surrender Value;
     (2) Determination and payment of any death benefit if death occurs before the Annuity Commencement Date;
     (3)  Allocation changes of the Accumulation Value; or,
     (4)  Application under an Annuity Option of the Accumulation
          Value.

     We reserve the right to delay payment of amounts from the Fixed Account for up to six months.


CHARGES AND FEES

Charge Deduction Division

     You may specify at issue if you wish to have all charges against the Accumulation Value deducted from the Liquid Asset Division. We call this the Charge Deduction Division Option, and within this context refer to the Liquid Asset Division as the Charge Deduction Division. If you do not elect this option, or if the amount of the charges is greater than the amount in the Division, the charges will be deducted as discussed below. You may also choose to elect or cancel this option while the Contract is in force by sending satisfactory notice to our Customer Service Center.

Charges Deducted from the Accumulation Value

     We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain restrictions. See Restrictions on Allocation of Premium Payments. We then may deduct certain amounts from your Accumulation Value. We may reduce certain fees and charges, including any surrender, administration, and mortality and expense risk charges, under group or sponsored arrangements. See Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all affected Divisions in which you are invested. If there is no Accumulation Value in those Divisions, we will deduct charges from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until such charges have been paid. The charges we deduct are:

Surrender Charge

     A contingent deferred sales charge ("Surrender Charge") is imposed as a percentage of each premium payment if the Contract is surrendered or an excess partial withdrawal is taken during the seven year period from the date we receive and accept such premium payment. The percentage of premium payments deducted at the time of surrender or excess partial withdrawal depends upon the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment as follows:

     Complete Years Elapsed
     Since Premium Payment             Surrender Charge
     ----------------------            ----------------
               0                              7%
               1                              6%
               2                              5%
               3                              4%
               4                              3%
               5                              2%
               6                              1%
               7+                             0%




Surrender Charge for Excess Partial Withdrawals

     There is considered to be an excess partial withdrawal in any Contract Year in which the amount withdrawn exceeds 15% of your Accumulation Value on the date of the withdrawal minus any amount withdrawn during that Contract Year. Where you are receiving systematic partial withdrawals, any combination of conventional partial withdrawals taken and any systematic partial withdrawals expected to be received in a Contract Year will be considered in determining the amount of the excess partial withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. See Facts About the Contract, The Fixed Account, Market Value Adjustment. Such charges will be deducted from the Accumulation Value in proportion to the Accumulation Value in each Division or Fixed Allocation from which the excess partial withdrawal was taken. In instances where the excess partial withdrawal equals the entire Accumulation Value in each such Division or Fixed Allocation, charges will be deducted proportionately from all other Divisions and Fixed Allocations in which you are invested.

     For purposes of calculating the surrender charge for the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any premium payments. Although we treat premium payments as being withdrawn before earnings for purposes of calculating the surrender charge for excess partial withdrawals, the Federal income tax law treats earnings as withdrawn first. See Federal Tax Considerations, Taxation of Non-Qualified Annuities.

     For example, the following assumes an Initial Premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third Contract Years, for total premium payments under the Contract of $30,000. It also assumes a partial withdrawal at the beginning of the fourth Contract Year of 20% of the Accumulation Value of $35,000.

     In this example, $5,250 ($35,000 x .15) is the maximum partial withdrawal that may be withdrawn during the Contract Year without the imposition of a surrender charge. The total partial withdrawal would be $7,000 ($35,000 x .2). Therefore, $1,750 ($7,000-$5,250) is considered an excess partial withdrawal of a part of the Initial Premium payment of $10,000 and would be subject to a 4% surrender charge of $70.00 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

Premium Taxes

     We make a charge for state and local premium taxes in certain states which can range from 0% to 3.5% of premium. The charge depends on the Owner's state of residence. We reserve the right to change this amount to conform with changes in the law or if the Owner changes state of residence.

     Premium taxes are generally incurred on the annuity commencement date and a charge for such premium taxes is then deducted from your Accumulation Value on such date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of the Annuity Commencement Date. In those states we may initially defer collection of the amount of the charge for premium taxes from your Accumulation Value and deduct it against Accumulation Value on surrender of the Contract, excess partial withdrawals or on the Annuity Commencement Date.

Administrative Charge

     The administrative charge is incurred at the beginning of the Contract processing period and deducted at the end of each Contract processing period. We deduct this charge when determining the Cash Surrender Value payable if you surrender the Contract prior to the end of a Contract processing period. If the Accumulation Value at the end of the Contract processing period equals or exceeds $100,000 or the sum of the premiums paid equals or exceeds $100,000, the charge is zero. Otherwise, the amount deducted is $30 per Contract Year. This charge is to cover a portion of our administrative expenses. See Asset Based Administrative Charge, below.

Excess Allocation Charge


     We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. This amount represents the maximum we will charge. The charge would be deducted from the Divisions and the Fixed Allocations from which each such reallocation is made in proportion to the amount being transferred from each such Division and Fixed Allocation unless you have chosen to use the Charge Deduction Division. Any allocations or transfers due to the election of dollar cost averaging and reallocation under the provision What Happens if a Division is Not Available will not be included in determining if the excess allocation charge should apply.


Charges Deducted from the Divisions

Mortality and Expense Risk Charge

     The amount of the mortality and expense risk charge depends on the death benefit option that has been elected. If the Standard Death Benefit Option is elected, the charge is equivalent, on an annual basis, to 1.10% of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003030% for each day in the Valuation Period. Approximately .75% is allocated to the mortality risk and .35% is allocated to the expense risk. If the Annual Ratchet Enhanced Death Benefit is elected, the charge is equivalent, on an annual basis, to 1.25% of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003446% for each day in the Valuation Period. Approximately .90%, is allocated to the mortality risk.


     This charge will compensate us for mortality and expense risks we assume under the Contract. The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. First Golden also assumes a risk under the Contract for paying a guaranteed death benefit.


     The expense risk assumed is the risk that it will cost us more to issue and administer the Contract than we expect.

Asset Based Administrative Charge

     We will deduct a daily charge from the assets in each Division, to compensate us for a portion of the administrative expenses under the Contract. The daily charge is at a rate of 0.000411% (equivalent to an annual rate of 0.15%) on the assets in each Division.



Trust Expenses

     There are fees and charges deducted from each Series of the GCG Trust and the ESS Trust. Please read the respective Trust prospectus for details.


CHOOSING YOUR ANNUITIZATION OPTIONS

Annuitization of Your Contract

     If the Annuitant and Owner are living on the Annuity Commencement Date, we will begin making payments to the Owner under an income plan. We will make these payments under the Annuity Option chosen. You may change an Annuity Option by making a written request to us at least 30 days prior to the Annuity Commencement Date of the Contract. The amount of the payments will be determined by applying your Accumulation Value adjusted for any applicable Market Value Adjustment on the Annuity Commencement Date in accordance with The Annuity Options section below, subject to our published rules at such time. See When We Make Payments.

     You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value or you may choose one or more Annuity Options for the payment of death benefit proceeds while it is in effect and before the Annuity Commencement Date. If, at the time of the Owner's death or the Annuitant's death (if the Owner is not an individual), no option has been chosen for paying death benefit proceeds, the Beneficiary may choose an option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable Federal tax law.

     The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the Accumulation Value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

     For each option we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefits, we require the return of the Contract. If your Contract has been lost, we will require that you complete and return the applicable Contract form. Various factors will affect the level of annuity benefits including the Annuity Option chosen, the applicable payment rate used and the investment results of the Divisions and interest credited to the Fixed Allocations in which the Accumulation Value has been invested.

     Some annuity options may provide only for fixed payments. Fixed Annuity Payments are regular payments, the amount of which is fixed and guaranteed by us. The amount of the payments will depend only on the form and duration of payments chosen, the age of the Annuitant or Beneficiary (and sex, where appropriate), the total Accumulation Value applied to purchase the fixed option, and the applicable payment rate.

     Our approval is needed for any option where:

     (1) The person named to receive payment is other than the Owner or Beneficiary;
     (2) The person named is not a natural person, such as a corporation; or
     (3) Any income payment would be less than the minimum annuity income payment allowed.

Annuity Commencement Date Selection

     You select the Annuity Commencement Date. You may select any date following the fifth Contract Anniversary but before the Contract Processing Date in the month following the Annuitant's 90th birthday. If, on the Annuity Commencement Date, a Surrender Charge remains, the elected Annuity Option must include a life annuity or a period certain of at least five years duration. If you do not select a date, the annuity commencement date will be in the month following the Annuitant's 90th birthday. If the Annuity Commencement Date occurs when the Annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for Federal tax purposes. See Federal Tax Considerations. For a Contract purchased in connection with a qualified plan, distribution must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Consult your tax advisor.

Frequency Selection

     You choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly. There may be certain restrictions on minimum payments that we will allow.

The Annuitization Options

     There are four options to choose from as shown below.
Options 1 through 3 are fixed and option 4 may be fixed or variable. For a fixed option, the Accumulation Value in the Divisions is transferred to the general account.

Option 1. Income for a Fixed Period

          Payment is made in equal installments for a fixed number of years based on the Accumulation Value as of the annuity commencement date. We guarantee that each monthly payment will be at least the amount set forth in the Contract. Guaranteed amounts for annual, semi-annual and quarterly payments are available upon request. Illustrations are available upon request. If the Cash Surrender Value or Accumulation Value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the Owner reaches age 59 1/2.

Option 2. Income for Life

          Payment is made in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain may be available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount set forth in the Contract corresponding to the person's age on his or her last birthday before the option's effective date. Amounts for ages not shown in the Contract are available upon request.

Option 3. Joint Life Income

          This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner or Beneficiary of the Contract. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available upon request.

Option 4. Annuity Plan

          An amount can be used to buy any single premium annuity we offer on the option's effective date.

Payment When Named Person Dies

     When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

     (1) For option 1, or any remaining guaranteed payments under option 2, payments will be continued. Under options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for option 1 and 3.50% for option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for options 1 and 2 if such payments were not based on the tables in the Contract.
     (2) For option 3, no amounts are payable after both named persons have died.
     (3) For option 4, the annuity agreement will state the amount due, if any.


OTHER CONTRACT PROVISIONS

In Case of Errors in Application Information

     If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

Sending Notice to Us

     Any written notices, inquiries or requests should be sent to our Customer Service Center. Please include your name, your Contract number and, if you are not the Annuitant, the name of the Annuitant.

Assigning the Contract as Collateral

     You may assign a non-qualified Contract as collateral security for a loan or other obligation. This does not change the Ownership. However, your rights and any Beneficiary's rights are subject to the terms of the assignment. See Transfer of Annuity Contracts, and Assignments. An assignment may have Federal tax consequences. See Federal Tax Considerations.

     You must give us satisfactory written notice at our Customer
     Service Center in order to make or release an assignment.
     We are not responsible for the validity of any assignment.

Non-Participating

     The Contract does not participate in the divisible surplus of First Golden.

Authority to Make Agreements

     All agreements made by us must be signed by our president or a vice president and by our secretary or an assistant secretary. No other person, including an insurance agent or broker, can change any of the Contract's terms, make any can change any of the Contract's terms, make any agreements binding on us or extend the time for premium payments.

Contract Changes - Applicable Tax Law

     We reserve the right to make changes in the Contract to the extent we deem it necessary to continue to qualify the Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given advance written notice of such changes.

Your Right to Cancel or Exchange Your Contract

Canceling Your Contract


     You may cancel your Contract within your Free Look Period, which is ten days after you receive your Contract. For purposes of administering our allocation and administrative rules, we deem this period to expire 15 days after the Contract is mailed to you. Some states may require a longer Free Look Period. If you decide to cancel, you may mail or deliver the Contract to our Customer Service Center. We will refund the greater of the premium paid or the Accumulation Value plus any charges we deducted; and the contract will be void as of the effective date of cancellation. We may require your premiums designated for investment in the Divisions of Account NY-B be allocated to the Specially Designated Division during the Free Look Period. Premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen. If you do not choose to exercise your right to cancel during the Free Look Period, then at the end of the Free Look Period your money will be invested in the Divisions chosen by you, based on the index of investment experience next computed for each Division.
     See Facts About the Contract, Measurement of Investment Experience, Index of Experience and Unit Value.


Exchanging Your Contract

     For information regarding Section 1035 Exchanges, see
     Federal Tax Considerations.

Other Contract Changes

     You may change the Contract to another annuity plan subject to our rules at the time of the change.

Group or Sponsored Arrangements

     For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer a reduced death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases Contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Contracts to its employees on an individual basis.

     Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Contracts or that have been in existence less than six months will not qualify for reduced charges.

     We will make these and any similar reductions according to our rules in effect when an application or enrollment form for a Contract is approved. We may change these rules from time to time. Any variation in the administrative charge will reflect differences in costs or services and will not be unfairly discriminatory.

Selling the Contract

     DSI is also principal underwriter and distributor of the Contract as well as for any other Contracts issued through Account NY-B and any other separate accounts of First Golden and Golden American. We pay DSI for acting as principal underwriter under a distribution agreement. The offering of the Contract will be continuous.

     DSI has entered into and will continue to enter into sales agreements with broker-dealers to solicit for the sale of the Contract through registered representatives who are licensed to sell securities and variable insurance products including variable annuities. These agreements provide that applications for Contracts may be solicited by registered representatives of the broker-dealers appointed by First Golden to sell its variable life insurance and variable annuities. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. ("NASD"). The registered representatives are authorized under applicable state regulations to sell variable life insurance and variable annuities. The writing agent will receive commissions and expense allowances totaling up to 6.0% of any initial or additional premium payments made.

REGULATORY INFORMATION

Voting Rights

Account NY-B

     We will vote the shares of a Trust owned by Account NY-B according to your instructions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

     We determine the number of shares that you have in a Division by dividing the Contract's Accumulation Value in that Division by the net asset value of one share of the portfolio in which a Division invests. Fractional votes will be counted. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting instructions by mail at least 10 days before the meeting.

     If we do not get your instructions in time, we will vote the shares in the same proportion as the instructions received from all Contracts in that Division. We will also vote shares we hold in Account NY-B which are not attributable to Owners in the same proportion.

State Regulation

     We are regulated and supervised by the Insurance Department of the State of New York, which periodically examines our financial condition and operations. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved by the Insurance Department of the State of New York. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

Legal Proceedings

     First Golden, as an insurance company, is ordinarily involved in litigation. We do not believe that any current litigation is material and we do not expect to incur significant losses from such actions.

Legal Matters

     The legal validity of the Contract described in this prospectus has been passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of First
Golden.  Sutherland, Asbill & Brennan, L.L.P. of Washington, D.C.
has provided advice on certain matters relating to Federal securities laws.

Experts


     The audited financial statements of First Golden American Life Insurance Company of New York, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in this Prospectus and in the Registration Statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


MORE INFORMATION ABOUT FIRST GOLDEN AMERICAN LIFE INSURANCE
COMPANY OF NEW YORK

Management's Discussion and Analysis of Financial Condition and
Results of Operations

     This Management's Discussion and Analysis of Financial
Condition and Results of Operations should be read in conjunction with the GAAP Basis Financial Statements and Notes to Financial
Statements included herein.


     First Golden, a wholly owned subsidiary of Golden American Life Insurance Company ("Golden American" or the "Parent"), was incorporated on May 24, 1996. Golden American is a wholly owned indirect subsidiary of Equitable of Iowa Companies. Equitable of Iowa Companies is a holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securities, Inc., EIC Variable, Inc. and Equitable of Iowa Securities Network, Inc. First Golden's primary purpose will be to offer insurance products in the State of New York. On January 2, 1997 First Golden became licensed as a life insurance company in the State of New York. First Golden is authorized to do business only in the State of New York.

     First Golden's primary business purpose is to offer variable insurance products (the "Contracts"). The First Golden Contracts are funded by Separate Account NY-B and are being offered to the public for the first time through this prospectus. As of the date of this prospectus, Separate Account NY-B had not received any premium payments under the Contracts.

Business Environment

     The current business and regulatory environment remains challenging for the insurance industry. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offer consumers many choices. However, overall demand for variable annuity product remains strong for several reasons including: a dynamic stock market performance over the last 3 years; relatively low interest rates; an aging United States population that is increasingly concerned about retirement and estate planning, as well as maintaining their standard of living in retirement; potential reductions in government and employer-provided benefits at retirement as well as lower public confidence in the adequacy of those benefits.

Results of Operations for the period December 17, 1996 (commencement of operations) through December 31, 1996

     Net income for the period from December 17, 1996 through December 31, 1996 was $42,000. Net investment income of $65,000 was earned and income taxes were $23,000.

     Future revenues will be generated from the sale of variable products resulting in product charge revenues as well as investment income from the investments. Future benefits and expenses will include policy benefits, operating expenses and commission expenses associated with the sale and maintenance of the Contracts.

Liquidity and Capital Resources

     Positive cash flow elements from operations included net income and increases in liabilities. Negative cash flow elements from operations were produced from two sources, the increase in accrued investment income and the net amortization of discounts on short-term investments.

     Future cash flows will consist of product charges, investment income and maturities of fixed maturity investments. Future cash flow uses will include the payment of annuity and insurance benefits, operating expenses and commissions and the purchase of new investments.

     On December 17, 1996, Golden American made capital contributions to First Golden of $25,000,000. Of this amount, $2,000,000 represented 200,000 shares of common stock with a par value of $10.00 per share. The remaining $23,000,000 was contributed as additional paid-in capital. First Golden believes that it will be able to fund the capital and surplus required for projected new business from existing statutory capital and surplus as well as future surplus contributions from its Parent. First Golden expects to continue to receive capital contributions from Golden American if necessary.

     First Golden is required to maintain a minimum capital and surplus of not less than $4,000,000 under the provisions of the insurance laws of the State of New York in which it became licensed to sell insurance products on January 2, 1997.

     Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholders unless a notice of its intention to declare a dividend and the amount of the dividend has been filed not less than thirty
days in advance of the proposed declaration.   The superintendent may
disapprove the distribution by giving written notice to the Company within thirty days after the filing should the superintendent find that the financial condition of the Company does not warrant the distribution.

     The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify inadequately capitalized insurance companies based upon the type and mixture of risks inherent in the Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. The Company intends to comply with these requirements in 1997, as its insurance license was approved on January 2, 1997, and expects its total adjusted capital to exceed levels which require regulatory action.

Segment Information

     First Golden's operations will consist of one business segment, the sale of insurance products. First Golden anticipates that it will not be dependent upon any single customer but anticipates three broker/dealers will account for a significant portion of its revenue in 1997. All premiums will be received from consumers in the State of New York.

FINANCIAL CONDITION

Investments

     First Golden's assets are invested in accordance with applicable New York laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate and certain other investments.

     First Golden makes investments in accordance with investment guidelines that take into account investment quality, liquidity and diversification, and invests primarily in investment grade securities. All of First Golden's assets except for variable separate account assets are available to meet its obligations under the Contracts. At December 31, 1996, First Golden had invested assets of $24,570,000 consisting of $24,220,000 of bonds, and $350,000 of short-term securities.

     Based on amortized cost, at December 31, 1996, 91.6% of the investment portfolio were invested in investment grade bonds and 8.4% were invested in non-investment grade securities. First Golden defines non-investment grade as unsecured corporate debt obligations which do not have a rating equivalent to Standard & Poor's (or similar rating agency) BBB or higher and are not guaranteed by an agency of the federal government.

Reserves

     Future policy benefits for the fixed account will be established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accrued interest less mortality and administration charges.

Reinsurance

     The Company intends to reinsure its mortality risk associated with the Contract's guaranteed death benefit with one or more appropriately licensed insurance companies.

Competition

     In 1997, First Golden will be engaged in a business that is highly competitive because of the number of competitors including banks, mutual funds and life insurance companies which all compete for retirement savings from consumers. There are approximately 142 stock, mutual and other types of insurers in the life insurance business in the State of New York, a substantial number of which offer similar products and are significantly larger than First Golden.

Certain Agreements

    On November 8, 1996, First Golden and Golden American entered into an administrative service agreement pursuant to which Golden American agreed to provide certain accounting, actuarial, tax, underwriting, sales, management and other services to Golden American. Expenses incurred by Golden American in relation to this service agreement will be reimbursed by First Golden on an allocated cost basis. As of December 31, 1996, no such charges have been billed to First Golden. First Golden expects to enter into a similar agreement with another affiliate, Equitable Life Insurance Company of Iowa, for additional services.

    Also on November 8, 1996, First Golden and DSI entered into a service agreement pursuant to which First Golden has agreed to provide DSI certain of its personnel to perform management, administrative and clerical services and the use of certain of its facilities. First Golden expects to charge DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and second allocated based on the estimated amount of time spent by First Golden's employees on behalf of DSI. As of December 31, 1996, no such charges have been billed to DSI.

Distribution Agreement

     First Golden has entered into agreements with DSI to perform services related to the distribution of its products. DSI will act as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by First Golden.

Employees

     During 1996, Golden American provided the support necessary for the incorporation and licensing of First Golden. During 1997, First Golden will have a few direct employees due to its small size and will continue to receive support pursuant to various management services from DSI, Golden American and other affiliates as described above under "Certain Agreements." The cost of these services are allocated to First Golden.

     Certain officers of First Golden are also officers of Golden American and DSI, and certain officers of First Golden are also officers of Equitable of Iowa Companies, Equitable Life Insurance Company of Iowa and/or of Equitable of Iowa Securities Network, Inc. See "Directors and Executive Officers."

Properties

     First Golden's principal office is located at 230 Park Avenue, Suite 966, New York, New York 10169, where certain of the Company's records are maintained. The 2,568 square feet of office space is leased for a 5 year term.

Directors and Executive Officers

       Name (Age)             Positions(s) with the Company
       ----------             -----------------------------


Terry L. Kendall      (50)    Chairman, President, Chief Executive Officer
                                and Director
Myles R. Tashman      (54)    Executive Vice President, General Counsel,
                                Secretary and Director
Barnett Chernow       (47)    Executive Vice President, Director
Edward C. Wilson      (55)    Executive Vice President
Carol V. Coleman      (47)    Director
Stephen J. Friedman   (59)    Director
Frederick S. Hubbell  (45)    Director
Bernard Levitt        (71)    Director
Roger R. Martin       (65)    Director
Andrew Kalinowski     (52)    Director
David L. Jacobson     (47)    Senior Vice President and Assistant Secretary
Stephen J. Preston    (39)    Senior Vice President and Chief Actuary
Mary B. Wilkinson     (40)    Senior Vice President and Treasurer
                                (Chief Financial Officer)
Marilyn Talman        (50)    Vice President, Associate Counsel
                                and Assistant Secretary


     Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of First Golden's ultimate parent, Equitable of Iowa Companies.

     The principal positions of First Golden's directors and senior executive officers for the past five years are listed below:


     Mr. Terry L. Kendall is President, Chief Executive Officer and Chairman of the Board of the First Golden American Life Insurance Company of New York. Since September, 1993, Mr. Kendall has also served as President and Chief Executive Officer of Golden American Life Insurance Company. From September, 1993 through September, 1996, Mr. Kendall also served as Chairman of the Board of Golden American Life Insurance Company. From 1982 through June 1993, he was President and Chief Executive Officer of United Pacific Life Insurance Company. He was elected to serve as director of First Golden in June, 1996.


     Mr. Myles R. Tashman is Executive Vice President, General Counsel, Secretary and Director of First Golden American Life Insurance Company of New York. Since December, 1995, Mr. Tashman has also served as Executive Vice President of Golden American Life Insurance Company. From 1986 through 1993, he was Senior Vice President and General Counsel of United Pacific Life Insurance Company. He was elected to serve as a director of First Golden in June, 1996.

     Mr. Barnett Chernow is Executive Vice President and Director of First Golden American Life Insurance Company of New York. Since 1996, Mr. Chernow has also served as Executive Vice President of Golden American Life Insurance Company. From 1977 through 1993, he held various positions with Reliance Insurance Companies and was Senior Vice President and Chief Financial Officer of United Pacific Life Insurance Company from 1984 through 1993. He was elected to serve as a director of First Golden in June, 1996.


     Ms. Carol V. Coleman is a Director of First Golden, having been first appointed in December, 1997. She is a financial recruiter with Vantage Staffing since 1994. From 1991 through 1993, she was a consultant with Executive Edge. She also served as a Chair of the Board for Typa Youth Program Association from 1988 through 1990. Prior to that, she held various executive and board positions with banking institutions.


     Mr. Stephen J. Friedman is a Director of First Golden, having been first appointed in June, 1996. Mr. Friedman is a partner of the law firm of Debevoise & Plimpton in New York, NY since 1993. From 1988 through 1993, he was Executive Vice President and General Counsel to Equitable Life Assurance Society of the United States.


     Mr. Frederick S. Hubbell is a Director of First Golden, having been first appointed in December, 1997. Mr. Hubbell is Chairman, President and Chief Executive Officer of Equitable of Iowa since 1991. He also has served as Chairman and President of Equitable Life Insurance Company of Iowa since 1987. He serves in a similar capacity for most Equitable of Iowa affilaite companies.


     Mr. Bernard Levitt is a Director of First Golden, having been first appointed in June, 1996. Until his retirement in 1990, Mr. Levitt was a life insurance consultant with American
Life Insurance Company or New York, since 1989.

     Mr. Roger R. Martin is a Director of First Golden, having been first appointed in June, 1996. Until his retirement in July, 1995, Mr. Martin was a Vice President with Bear Sterns since 1984.

     Mr. Andrew Kalinowski is a Director of First Golden, having been first appointed in June, 1996. Mr. Kalinowski is a Principal and the President of Upstate Special Risk Services, Incorporated since 1974. He is also a Principal, the Chief Marketing Officer and Vice President of LifeMark Securities Corporation since 1983, a Principal, Vice President and Secretary of LifeMark
Associates, Incorporated since 1993, and a Principal and Director of LIFE Incorporated.


     Mr. Edward C. Wilson is Executive Vice President of First Golden American Life Insurance Company. Since January, 1997, Mr. Wilson has also served as President of Directed Services, Inc. Since January, 1996, Mr. Wilson has also served as Executive
Vice President of Golden American Life Insurance Company.
From August, 1994 to December, 1995, he was Senior Managing Director at Van Eck Global Investors. From July, 1990 to August, 1994, he was Vice President and National Sales Manager at Keyport Life Insurance Company.



     Mr. David L. Jacobson is Senior Vice President and Assistant Secretary of First Golden American Life Insurance Company. Since November, 1993, Mr. Jacobson has also served as Senior Vice President and Assistant Secretary of Golden American Life Insurance Company. Since September, 1996, Mr. Jacobson has also served as Assistant Secretary of Equitable Life Insurance Company of Iowa and as Vice President of Equitable of Iowa Securities Network, Inc. From April, 1974 through November, 1993, he held various positions with United Pacific Life Insurance Company and was Vice President upon leaving.

     Mr. Stephen J. Preston is Senior Vice President and Chief Actuary of First Golden American Life Insurance Company. Since December, 1993, Mr. Preston has served in an identical capacity with Golden American Life Insurance Company. From September, 1993 through November, 1993, he was Senior Vice President and Actuary for Mutual of America Insurance Company. From July, 1987 through August, 1993, he held various positions with United Pacific Life Insurance Company and was Vice President and Actuary upon leaving.



     Ms. Mary Bea Wilkinson is Senior Vice President and Treasurer of First Golden American Life Insurance Company. From November, 1993 through 1996, Ms. Wilkinson served as Senior Vice President, Assistant Secretary and Treasurer of Golden American Life Insurance Company. From August, 1993 through October, 1993, she was an Assistant Vice President with CIGNA Insurance Companies. From January, 1987 through July, 1993, she held various positions with United Pacific Life Insurance Company and was Vice President and Controller upon leaving.



     Ms. Marilyn Talman is Vice President, Associate General Counsel and Assistant Secretary of First Golden American Life Insurance Company of New York. Since April, 1996, Ms. Talman has also served as Vice President, Associate General Counsel and Assistant Secretary for Golden American Life Insurance Company. Since September, 1996, Ms. Talman has also served as Assistant Secretary of Equitable Life Insurance Company of Iowa and as
Vice President of Equitable of Iowa Securities Network, Inc.
From March, 1992 through March, 1994, she held various positions with Rodney Square Management Corp. and was Vice President and General Counsel upon leaving. From June, 1989 through February, 1992, she was an Associate with the law firm of Ballard, Spahr, Andrews & Ingersoll.



FEDERAL TAX CONSIDERATIONS

Introduction


     The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of the tax law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

     This discussion does not address state or local tax consequences associated with the purchase of the Contract. In addition, FIRST GOLDEN MAKES NO GUARANTEE REGARDING ANY TAX
TREATMENT - FEDERAL, STATE OR LOCAL - OF ANY CONTRACT OR OF ANY
TRANSACTION INVOLVING A CONTRACT.

Tax Status of First Golden


     First Golden is taxed as a life insurance company under the Code. Since the operations of Account NY-B are a part of, and are taxed with, the operations of First Golden, Account NY-B is not separately taxed as a "regulated investment company" under the Code. Under existing federal income tax laws, investment income and capital gains of Account NY-B are not taxed to First Golden to the extent they are applied under a Contract. First Golden does not anticipate that it will incur any federal income tax liability in Account NY-B attributable to Contract obligations, and therefore First Golden does not intend to make provision for any such taxes. If First Golden is taxed on investment income or capital gains of Account NY-B, then First Golden may impose a charge against Account NY-B, as appropriate, in order to make provision for such taxes.


Taxation of Non-Qualified Annuities

Tax Deferral During Accumulation Period


     Under existing provisions of the Code, except as described below, any increase in an Owner's Accumulation Value is generally not taxable to the Owner until amounts are received from the Contract, either in the form of annuity payments as contemplated by the Contract, or in some other form of distribution. However, this rule allowing deferral applies only if (1) the investments of Account NY-B are "adequately diversified" in accordance with Treasury Department regulations, (2) First Golden, rather than the Owner, is considered the owner of the assets of Account NY-B for federal income tax purposes, and (3) the Contract is owned by an individual (or is treated as owned by an individual).
     In addition to the foregoing, if the Contract's annuity commencement date occurs at a time when the Annuitant is at an advanced age, such as over age 85, it is possible that the Owner will be taxable currently on the annual increase in the Accumulation Value.


     Diversification Requirements. The Code and Treasury Department regulations prescribe the manner in which the investments of a segregated asset account, such as the Divisions of Account NY-B, are to be "adequately diversified." If a Division of Account NY-B failed to comply with these diversification standards, Contracts based on that segregated asset account would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the income on the contract (as defined in the tax law) beginning with the period of non-diversification. First Golden expects that the Divisions of Account NY-B will comply with the diversification requirements prescribed by the Code and Treasury Department regulations.

     Ownership Treatment. In certain circumstances, variable annuity contract owners may be considered the owners, for federal income tax purposes, of the assets of a segregated asset account, such as the Divisions of Account NY-B, used to support their contracts. In those circumstances, income and gains from the segregated asset account would be includible in the contract owners' gross income. The
     Internal Revenue Service (the "IRS") has stated in published rulings that a variable contract owner will be considered the owner of the assets of a segregated asset account if the owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In addition, the Treasury Department announced, in connection with the issuance of regulations concerning investment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular subaccounts (of a segregated asset account) without being treated as owners of the underlying assets." As of the date of this prospectus, no such guidance has been issued.

     The ownership rights under the Contract are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of the assets of a segregated asset account. For example, the Owner of this Contract has the choice of more investment options to which to allocate purchase payments and the Accumulation Value, and may be able to transfer among investment options more frequently, than in such rulings. These differences could result in the Owner being treated as the owner of all or a portion of the assets of Account NY-B. In addition, First Golden does not know what standards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. First Golden therefore reserves the right to modify the Contract as necessary to attempt to prevent Contract Owners from being considered the owners of the assets of Account NY-B. However, there is no assurance that such efforts would be successful.

     Frequently, if the IRS or the Treasury Department sets forth a new position which is adverse to taxpayers, the position is applied on a prospective basis only. Thus, if the IRS or the Treasury Department were to issue regulations or a ruling which treated an Owner of this Contract as the owner of Account NY-B, that treatment might apply on a prospective basis. However, if the regulations or ruling were not considered to set forth a new position, an Owner might retroactively be determined to be the owner of the assets of Account NY-B.

     Non-Natural Owner. As a general rule, Contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for non-natural Owners. First, Contracts will generally be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person. However, this special exception will not apply in the case of any employer who is the nominal Owner of a Contract under a non-qualified deferred compensation arrangement for its employees.


     In addition, exceptions to the general rule for non-natural Owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain Contracts issued in connection with qualified retirement plans, (3) certain Contracts purchased by employers upon the termination of certain qualified retirement plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


     The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

Taxation of Partial Withdrawals and Surrenders


     In the case of a partial withdrawal prior to the annuity commencement date, amounts received generally are includible in income to the extent the Owner's Accumulation Value (determined without regard to any surrender charge, within the meaning of the tax law) before the surrender exceeds his or her "investment in the contract." In the case of a surrender of the Contract for the cash surrender value, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes, the investment in the contract at any time equals the total of the premium payments made under the Contract to that time
     (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to IRAs and other qualified retirement plans) less any amounts previously received from the Contract which were not includible in income.


     In the case of systematic partial withdrawals, the amount of each withdrawal will generally be taxed in the same manner as a partial withdrawal made prior to the annuity commencement date, as described above. However, there is some uncertainty regarding the tax treatment of systematic partial withdrawals, and it is possible that additional amounts may be includible in income.

     The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. As described elsewhere in this prospectus, First Golden imposes certain charges with respect to the death benefit. It is possible that some portion of those charges could be treated for federal tax purposes as a partial withdrawal from the Contract.

Taxation of Annuity Payments

     Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. In the case of fixed annuity payments, the exclusion amount is the amount determined by multiplying (1) the fixed annuity payment by (2) the ratio of the "investment in the contract" (defined above), adjusted for any period certain or refund feature, allocated to the fixed annuity option to the total expected amount of fixed annuity payments for the period of the Contract (determined under Treasury Department regulations). In the case of variable annuity payments, the exclusion amount for each variable annuity payment is a specified dollar amount equal to the investment in the contract allocated to the variable annuity option when payments begin divided by the number of variable payments expected to be made (determined by Treasury Department regulations).

     Once the total amount of the investment in the contract is excluded using these formulas, annuity payments will be fully taxable. If annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant or Beneficiary (depending upon the circumstances).




Taxation of Death Benefit Proceeds

     Prior to the annuity commencement date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a surrender, as described above, or (2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above. After the annuity commencement date, where a guaranteed period exists under an annuity option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or (2) if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.


     If certain amounts become payable in a lump sum from a Contract, such as the death benefit, it is possible that such amounts might be viewed as constructively received and thus subject to tax, even though not actually received. A lump sum will not be constructively received if it is applied under an annuity option within 60 days after the date on which it becomes payable. (Any annuity option selected must comply with applicable mimimum distribution requirements imposed by the Code.)


Assignments, Pledges, and Gratuitous Transfers

     Other than in the case of Contracts issued as IRAs or in connection with certain other qualified retirement plans (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) of any portion of the value of the Contract is treated for federal income tax purposes as a partial withdrawal of such amount or portion. The investment in the contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the cash surrender value (within the meaning of the tax law) and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

Section 1035 Exchanges

     Code section 1035 provides that no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract, provided that no cash or other property is received in the exchange transaction. Special rules and procedures apply in order for an exchange to meet the requirements of section 1035. Also, there are additional tax considerations involved when the contracts are issued in connection with qualified retirement plans. Prospective Owners of this Contract should consult a tax advisor before entering into a section 1035 exchange (with respect to non-qualified annuity contracts) or a trustee-to-trustee transfer or rollover (with respect to qualified annuity contracts).

Penalty Tax on Premature Distributions

     Where a Contract has not been issued as an IRA or in connection with another qualified retirement plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract unless the payment is: (a) received on or after the Owner reaches age 59 1/2;
     (b) attributable to the Owner's becoming disabled (as defined in the tax law); (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law), or (e) made under a Contract purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

     In the case of systematic partial withdrawals, it is unclear whether such withdrawals will qualify for exception (d) above. (For reporting purposes, we currently treat such withdrawals as if they do not qualify for this exception). In addition, if withdrawals are of interest amounts only, as is the case with systematic partial withdrawals from a Fixed Allocation, exception (d) will not apply.

Aggregation of Contracts

     In certain circumstances, the amount of an annuity payment, withdrawal or surrender from a Contract that is includible in income is determined by combining some or all of the annuity contracts owned by an individual not issued in connection with qualified retirement plans. For example, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the annuity commencement date) is includible in income. In addition, if a person purchases a Contract offered by this prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. The effects of such aggregation are not clear; however, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.

IRA Contracts and Other Qualified Retirement Plans

In General

     In addition to issuing the Contracts as non-qualified annuities, First Golden also currently issues the Contracts as IRAs. (As indicated above, in this prospectus, IRAs are referred to as "qualified plans.") First Golden may also issue the Contracts in connection with certain other types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the owners under IRAs and other qualified retirement plans and to the contracts used in connection with such plans. These tax rules vary according to the type of plan and the terms and conditions of the plan itself. For example, for both surrenders and annuity payments under certain contracts issued in connection with qualified retirement plans, there may be no "investment in the contract" and the total amount received may be taxable. Also, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. Therefore, no attempt is made to provide more than general information about the use of Contracts with the various types of qualified retirement plans. A qualified tax advisor should be consulted before purchase of a Contract in connection with a qualified retirement plan.

     When issued in connection with a qualified retirement plan, a Contract will be amended as necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, First Golden is not bound by terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the Contract, unless First Golden consents.

Individual Retirement Annuities

     As indicated above, First Golden currently issues the Contract as an IRA. If the Contract is used for this purpose, the Owner must be the Annuitant.


     Premium Payments. Both the premium payments that may be paid, and the tax deduction that an individual may claim for such premium payments, are limited under an IRA. In general, the premium payments that may be made for an IRA for any year are limited to the lesser of $2,000 or 100% of the individual's earned income for the year. Also, with respect to an individual who has less income than his or her spouse, premium payments may be made by that individual to an IRA to the extent of the lesser of (1) $2,000, or
     (2) the sum of (i) the compensation includible in the gross income of the individual's spouse for the taxable year and
     (ii) the compensation includible in the gross income of the individual's spouse for the taxable year reduced by the amount allowed as a deduction for IRA contributions to such spouse. An excise tax is imposed on IRA contributions that exceed the law's limits.


     The deductible amount of the premium payments made for an IRA for any taxable year (including a contract for a noncompensated spouse) is limited to the amount of premium payments that may be paid for the contract for that year, or a lesser amount where the individual or his or her spouse is an active participant in certain qualified retirement plans. A single person who is an active participant in a qualified retirement plan (including a qualified pension, profit-sharing, or annuity plan, a simplified employee pension plan, or a "section 403(b)" annuity plan, as discussed below) and who has adjusted gross income in excess of $35,000 may not deduct premium payments, and such a person with adjusted gross income between $25,000 and $35,000 may deduct only a portion of such payments. Also, married persons who file a joint return, one of whom is an active participant in a qualified retirement plan, and who have adjusted gross income in excess of $50,000 may not deduct premium payments, and those with adjusted gross income between $40,000 and $50,000 may deduct only a portion of such payments. Married persons filing separately may not deduct premium payments if either the taxpayer or the taxpayer's spouse is an active participant in a qualified retirement plan.

     In applying these and other rules applicable to an IRA, all individual retirement accounts and IRAs owned by an individual are treated as one contract, and all amounts distributed during any taxable year are treated as one distribution.

     Tax Deferral During Accumulation Period. Until distributions are made from an IRA, increases in the Accumulation Value of the Contract are not taxed.

     IRAs and individual retirement accounts (that may invest in this Contract) generally may not invest in life insurance contracts, but an annuity contract that is issued as an IRA (or that is purchased by an individual retirement account) may provide a death benefit that equals the greater of the premiums paid and the contract's cash value. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that an enhanced death benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not be viewed as satisfying the requirements of an IRA and would not be a permissible investment for an individual retirement account.


     Taxation of Distributions and Rollovers. If all premium payments made to an IRA were deductible, all amounts distributed from the Contract are included in the recipient's income when distributed. However, if nondeductible premium payments were made to an IRA
     (within the limits allowed by the tax laws), a portion of each distribution from the Contract typically is includible in income when it is distributed. In such a case, any amount distributed as an annuity payment or in a lump sum upon death or surrender is taxed as described above in connection with such a distribution from a non-qualified contract, treating as the investment in the contract the sum of the nondeductible premium payments at the end of the taxable year in which the distribution commences or is made (less any amounts previously distributed that were excluded from income). Also, in such a case, any amount distributed upon a partial withdrawal is partially includible in income. The includible amount is the excess of the distribution over the exclusion amount, which in turn generally equals the distribution multiplied by the ratio of the investment in the contract to the Accumulation Value.

     In any event, subject to the direct rollover and mandatory withholding requirements (discussed below), amounts may be "rolled over" from certain qualified retirement plans to an IRA (or from one IRA or individual retirement account to an IRA) without incurring current income tax if certain conditions are met. Only certain types of distributions to eligible individuals from qualified retirement plans, individual retirement accounts, and IRAs may be rolled over.

     Penalty Taxes. Subject to certain exceptions, a penalty tax is imposed on distributions from an IRA equal to 10% of the amount of the distribution includible in income. (Amounts rolled over from an IRA generally are excludable from income.) The exceptions provide, however, that this penalty tax does not apply to distributions made to the Owner (1) on or after age
     59 1/2, (2) on or after death or because of disability (as defined in the tax law), or (3) as part of a series of substantially equal periodic payments over the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and his or her beneficiary (as defined in the tax law). In addition to the foregoing, failure to comply with a minimum distribution requirement will result in the imposition of a penalty tax of 50% of the amount by which a minimum required distribution exceeds the actual distribution from an IRA. Under this requirement, distributions of minimum amounts from an IRA as specified in the tax law must generally commence by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2.

Other Types of Qualified Retirement Plans

     The following sections describe tax considerations of Contracts used in connection with various types of qualified retirement plans other than IRAs. First
     Golden does not currently offer all of the types of qualified retirement plans described and may not offer them in the future. Prospective purchasers of Contracts for use in connection with such qualified retirement plans should therefore contact First
     Golden's Customer Service Center to ascertain the availability of the Contract for qualified retirement plans at any given time.

     Simplified Employee Pensions (SEP-IRAs).  Section
     408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. As discussed above (see Individual Retirment Annuities), there is some uncertainty regarding the treatment of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SEP-IRAs). Employers intending to use the contract in connection with such plans should seek competent advice.



     SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "Simple retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SIMPLE IRAs). Employers intending to use the Contract in connection with a SIMPLE retirement account should seek competent advice.


     Corporate and Self-Employed ("H.R. 10" or "Keogh") Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.


     Section 403(b) Annuity Contracts. Section 403(b) of the Code permits public school employees, employees of certain types of charitable, educational and scientific organizations exempt from tax under section 501(c)(3) of the Code, and employees of certain types of State educational organizations specified in section 170(b)(l)(A)(ii), to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of premium payments from gross income for federal income tax purposes. Purchasers of the Contracts for use as a "Section 403(b) Annuity Contract" should seek competent advice as to eligibility, limitations on permissible amounts of premium payments and other tax consequences associated with such contracts. In particular, purchasers and their advisors should consider that this Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to employees. In addition, there are limitations on the amount of incidental death benefits that may be provided under a Section 403(b) Annuity Contract. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract as part of his or her Section 403(b) Annuity Contract.


     Section 403(b) Annuity Contracts contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after 1988 on amounts attributable to salary reduction contributions (and earnings on those contributions) held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, become disabled (within the meaning of the tax law), or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent First Golden is directed to transfer some or all of the Accumulation Value as a tax-free direct transfer to the issuer of another
     Section 403(b) Annuity Contract or into a section 403(b)(7) custodial account subject to withdrawal restrictions which are at least as stringent.)


     Eligible Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current federal income taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.


 Direct Rollovers and Federal Income Tax Withholding for
"Eligible Rollover Distributions."


     In the case of an annuity contract used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the

     Code,
     or that is a Section 403(b) Annuity Contract, any "eligible rollover distribution" from the contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is the taxable portion of any distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) Annuity or custodial account, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made not less frequently than annually for the life (or life expectancy) of the employee, or for the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary (within the meaning of the tax law), or for a specified period of 10 years or more).


     Under these new requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, the taxpayer cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply to that portion of the eligible rollover distribution which, instead of receiving, the taxpayer elects to have directly transferred to certain eligible retirement plans (such as to this Contract when issued as an IRA).

     If this Contract is issued in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a
     Section 403(b) Annuity Contract, then, prior to receiving an eligible rollover distribution, the Owner will receive a notice (from the plan administrator or First Golden) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

Federal Income Tax Withholding

     First Golden will withhold and remit to the federal government a part of the taxable portion of each distribution made under the Contract unless the distributee notifies First Golden at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, First Golden may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, the withholding rate applicable to the taxable portion of non-periodic payments (including surrenders prior to the annuity commencement date) is 10%. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

                    Financial Statements

                 First Golden American Life
                Insurance Company of New York

       December 17, 1996 (Commencement of Operations)
                 through December 31, 1996
             with Report of Independent Auditors

  First Golden American Life Insurance Company of New York

                    Financial Statements


   December 17, 1996 (Commencement of Operations) through
                      December 31, 1996




                          CONTENTS

Report of Independent Auditors                          1

Audited Financial Statements

Balance Sheet                                           2
Statement of Income                                     3
Statement of Changes in Stockholder's Equity            4
Statement of Cash Flows                                 5
Notes to Financial Statements                           6

                 Report of Independent Auditors


The Board of Directors and Stockholder
First Golden American Life Insurance Company of New York


We have audited the accompanying balance sheet of First Golden American Life Insurance Company of New York (wholly owned by Golden American Life Insurance Company) as of December 31, 1996 and the related statements of income, changes in stockholder's equity, and cash flows for the period from December 17, 1996 (commencement of operations) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Golden American Life Insurance Company of New York at December 31, 1996, and the results of its operations and its cash flows for the period from December 17, 1996 through December 31, 1996, in conformity with generally accepted accounting principles.


                                     /s/ Ernst & Young LLP


Des Moines, Iowa
January 24, 1997

    First Golden American Life Insurance Company of New York

                          Balance Sheet

                        December 31, 1996
          (Dollars in thousands, except per share data)


ASSETS
Investments:
   Fixed maturities available for sale,
      at fair value (cost - $24,373)                 $  24,220
   Short-term investments                                  350
                                                     ----------
Total investments                                       24,570


Cash and cash equivalents                                    5
Accrued investment income                                  338
Deferred income tax benefit                                 54
                                                     ----------
Total assets                                         $  24,967
                                                     ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Other liabilities                                 $       1
   Income taxes payable                                     23
                                                     ----------
Total liabilities                                           24

Commitments and contingencies

STOCKHOLDER'S EQUITY
Preferred stock, par value $5,000 per share,
   authorized 6,000 shares                                  --
Common stock, par value $10 per share,
   authorized, issued, and outstanding
   200,000 shares                                        2,000
Additional paid-in capital                              23,000
Unrealized depreciation of fixed maturities                (99)
Retained earnings                                           42
                                                     ----------
Total stockholder's equity                              24,943
                                                     ----------
Total liabilities and stockholder's equity           $  24,967
                                                     ==========





See accompanying notes.

    First Golden American Life Insurance Company of New York

                       Statement of Income

    Period from December 17, 1996* through December 31, 1996
                     (Dollars in thousands)




REVENUES
Net investment income (net of expenses of $1)          $    65
                                                     ----------
Total revenues                                              65

Income taxes                                                23
                                                     ----------
Net income                                              $   42
                                                     ==========


*Commencement of operations




















See accompanying notes.

                                   First Golden American Life Insurance Company of New York

                                         Statement of Changes in Stockholder's Equity

                                   Period from December 17, 1996* through December 31, 1996
                                                    (Dollars in thousands)



                                                                   UNREALIZED
                                                      ADDITIONAL  DEPRECIATION                TOTAL
                                          COMMON       PAID-IN      OF FIXED     RETAINED  STOCKHOLDER'S
                                           STOCK       CAPITAL     MATURITIES    EARNINGS     EQUITY
                                       -------------------------------------------------------------
Capitalization of Company by
   issuance of common stock and
   contribution of paid-in capital       $ 2,000      $23,000                                $25,000
Net income                                    --           --                   $    42           42
Change in unrealized depreciation
   of fixed maturities                        --           --      $   (99)          --          (99)
                                       --------------------------------------------------------------
Balance at December 31, 1996             $ 2,000      $23,000      $   (99)     $    42      $24,943
                                       ==============================================================


*Commencement of operations









See accompanying notes

                                  85

    First Golden American Life Insurance Company of New York

                     Statement of Cash Flows

    Period from December 17, 1996* through December 31, 1996
                     (Dollars in thousands)


OPERATING ACTIVITIES
Net income                                           $      42
Adjustments to reconcile net income to
   net cash provided by operating activities:

      Increase in accrued investment income                (58)
      Net amortization of discount on
         short-term investments                             (7)
      Increase in income taxes payable                      23
      Increase in other liabilities                          1
                                                     ----------
Net cash provided by operating activities                    1

INVESTING ACTIVITIES
Purchases of fixed maturities including
   accrued interest                                    (24,653)
Purchases of short-term investments                    (25,598)
Sales of short-term investments                         25,255
                                                     ----------
Net cash used in investing activities                  (24,996)

FINANCING ACTIVITIES
Capitalization of Company by issuance of common
   stock and contribution of paid-in capital            25,000
                                                     ----------
Net cash provided by financing activities               25,000
                                                     ----------
Net increase in cash and cash equivalents                    5

Cash and cash equivalents at beginning of period            --
                                                     ----------
Cash and cash equivalents at end of period           $       5
                                                     ==========


*Commencement of operations


See accompanying notes.

                                  86

    First Golden American Life Insurance Company of New York

                  Notes to Financial Statements

                        December 31, 1996


1.  SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

First  Golden American Life Insurance Company of New York ("First
Golden" or  the  "Company") a wholly-owned subsidiary  of  Golden
American  Life  Insurance  Company  ("Golden  American"  or   the
"Parent"), was incorporated on May 24, 1996.  Golden American  is
a   wholly-owned  indirect  subsidiary  of  Equitable   of   Iowa
Companies.   On  December  17,  1996,  Golden  American  provided
capitalization in the amount of $25,000,000 to First Golden  (see
note  5).   First  Golden  commenced  investment  operations   on
December  17, 1996.  First Golden's primary purpose  will  be  to offer insurance products in the State of New York.  On January 2,
1997, First Golden became licensed as a life insurance company in the State of New York and is currently pursuing policy approvals.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENTS

The  Company accounts for its investments under the Statement  of
Financial Accounting Standards ("SFAS") No. 115, "Accounting  for
Certain Investments in Debt and Equity Securities".  Pursuant  to
SFAS  No. 115, fixed maturity securities are designated as either
"available for sale", "held for investment" or "trading".   Sales
of  fixed maturities designated as "available for sale"  are  not restricted  by  SFAS No. 115.  Available for sale securities  are reported  at fair value and unrealized gains and losses on  these securities  are included directly in stockholder's  equity  after adjustment for related changes in deferred income taxes.

At  December  31,  1996,  all  of the  Company's  fixed  maturity securities  are  designated as available for  sale  although  the
Company   is  not  precluded  from  designating  fixed   maturity
securities as held for investment or trading at some future date.
Securities  that the company has the positive intent and  ability to  hold  to  maturity are designated as "held  for  investment".
Held  for  investment securities are  reported at  cost  adjusted for amortization of  premiums and discounts.

                                  87

    First Golden American Life Insurance Company of New York

                  Notes to Financial Statements

                        December 31, 1996


1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS (CONTINUED)

Changes  in  the  fair  value  of these  securities,  except  for declines that are other than temporary, are not reflected in  the
Company's  financial statements.  Sales of securities  designated as  held for investment are severely restricted by SFAS No.  115.
Securities  that are bought and held principally for the  purpose of  selling  them  in  the near term are  designated  as  trading
securities.   Unrealized gains and losses on  trading  securities
are  included  in  current  earnings.   Transfers  of  securities
between categories are restricted and are recorded at fair  value
at  the time of the transfer.   Securities that are determined to
have  a decline in value that is other than temporary are written down  to  estimated fair value which becomes the  security's  new cost  basis  by  a  charge to realized losses  in  the  Company's
statement    of    income.    Premiums    and    discounts    are
amortized/accrued utilizing the scientific interest method  which results  in a constant yield over the securities' expected  life.
Amortization/accrual of premiums and discounts on mortgage-backed securities  incorporates a prepayment assumption to estimate  the securities' expected life.

Short-term   investments  are  carried  at  cost,  adjusted   for
amortization of premiums and accrual of discounts.

Estimated  fair  values, as reported herein,  of  publicly-traded fixed  maturity  securities  are as reported  by  an  independent
pricing  service.   Fair  values of conventional  mortgage-backed
securities  not actively traded in a liquid market are  estimated
using   a  third-party  pricing  system,  which  uses  a   matrix
calculation assuming a spread over U.S. Treasury bonds based upon the  expected  average lives of the securities.  Fair  values  of private placement bonds are estimated using a matrix that assumes a  spread (based on interest rates and a risk assessment  of  the bonds)  over U.S. Treasury bonds.  Realized gains and losses  are determined  on the basis of specific identification  and  average
cost   methods   for  manager  initiated  and  issuer   initiated
disposals, respectively.

CASH  AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all demand deposits and




                                  88

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)



1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH  AND CASH EQUIVALENTS (CONTINUED)

interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED INCOME TAXES

Deferred  tax  assets or liabilities are computed  based  on  the difference between the financial statement and income  tax  bases of  assets  and liabilities using the enacted marginal tax  rate.
Deferred  tax assets or liabilities are adjusted to  reflect  the pro-forma impact of unrealized gains and losses on fixed maturity securities the Company has designated as available for sale under
SFAS  No.  115.   Changes in deferred tax assets  or  liabilities
resulting  from  this  SFAS  No. 115 adjustment  are  charged  or credited  directly to stockholder's equity.  Deferred income  tax expenses  or  credits  reflected in the  Company's  Statement  of
Income  are  based on the changes in the deferred  tax  asset  or liability  from  period to period (excluding  the  SFAS  No.  115 adjustment).

FAIR VALUE OF FINANCIAL INSTRUMENTS

First Golden has evaluated its financial instruments, including short-term investments, and determined that carrying amounts reported in the balance sheet approximate fair value.

2. INVESTMENT OPERATIONS

The  Company accounts for its investments under the Statement  of
Financial Accounting Standards ("SFAS") No. 115, "Accounting  for
Certain Investments in Debt and Equity Securities".  SFAS No. 115
requires  companies  to  classify  their  securities  as   either
"available  for  sale",  "held to  maturity"  or  "trading".   At
December  31,  1996, all of First Golden's fixed  maturities  are designated as available for sale.

SFAS  No.  115  requires  the carrying value  of  fixed  maturity securities  classified as available for sale to be  adjusted  for changes in fair value, primarily caused by interest rates.  While other  related accounts are adjusted as discussed in Note 1,  the insurance  liabilities  supported by  these  securities  are  not adjusted  under  SFAS  No. 115, thereby  creating  volatility  in
stockholder's equity as interest  rates change.   As  a   result,
the Company expects  that  its stockholder's  equity

                                  89

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)



2. INVESTMENT OPERATIONS (CONTINUED)

will be exposed to incremental volatility due to changes in market interest rates and the accompanying changes in the reported value of securities classified as available for sale, with equity increasing as market interest rates decline and, conversely, decreasing as market interest rates rise.

For the period December 17, 1996 through December 31, 1996, there were no realized gains or losses on investments.

The major categories of investment income for the period December
17,  1996  through  December 31, 1996 are summarized  as  follows
(dollars in thousands):

          Fixed maturities                   $57
          Short-term investments               9
                                         --------
                                              66
          Less investment expenses            (1)
                                         --------
          Net investment income              $65
                                         ========

At December 31, 1996, amortized cost, gross unrealized gains and losses and estimated fair value of the Company's fixed maturity securities designated as available for sale are as follows:

                                                GROSS      GROSS   ESTIMATED
                                    AMORTIZED UNREALIZED UNREALIZED   FAIR
                                       COST     GAINS      LOSSES    VALUE
                                    ----------------------------------------
                                             (Dollars in thousands)

U.S. government and governmental
agencies and authorities:
   Mortgage-backed securities        $ 4,870   $      1   $   (36)  $ 4,835
   Other                                 396         --        (2)      394
Public utilities                         983         --        (5)      978
Investment grade corporates           16,046         --      (120)   15,926
Below investment grade corporates      2,078         15        (6)    2,087
                                    ----------------------------------------
                                     $24,373   $     16    $ (169)  $24,220
                                    ========================================


                                  90

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)


2. INVESTMENT OPERATIONS (CONTINUED)

The  amortized  cost and estimated fair value of  fixed  maturity securities  by  contractual maturity at December  31,  1996,  are
shown  below.   Expected maturities will differ from  contractual
maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                         ESTIMATED FAIR
                                       AMORTIZED COST        VALUE
                                     ------------------------------------
                                            (Dollars in thousands)

Due after one year through five years     $    919          $    912
Due after five years through ten years      18,584            18,473
                                         ----------------------------
                                            19,503            19,385
Mortgage-backed securities                   4,870             4,835
                                         ----------------------------
                                          $ 24,373          $ 24,220
                                         ============================

During  periods  of  significant interest  rate  volatility,  the mortgages  underlying mortgage-backed securities may prepay  more quickly or more slowly than anticipated.  If the principal amount of  such  mortgages  are prepaid earlier than anticipated  during periods  of  declining  interest  rates,  investment  income  may decline  due  to  reinvestment of these funds  at  lower  current
market   rates.    If  principal  repayments  are   slower   than
anticipated during periods of rising interest rates, increases in investment  yield  may  lag behind increases  in  interest  rates because  funds  will  remain invested at lower  historical  rates rather than reinvested at higher current rates.  To mitigate this
prepayment   volatility,  the  Company   invests   primarily   in
intermediate   tranche   collateralized   mortgage    obligations
("CMOs").   CMOs are pools of mortgages that are segregated  into
sections,  or  tranches, which provide sequential  retirement  of bonds  rather  than a pro-rata share of principal return  in  the pass-through structure.  The Company owns no "interest  only"  or
"principal   only"  mortgage-backed  securities.   Further,   the
Company  has  not purchased obligations at significant  premiums, thereby  limiting exposure to loss during periods of  accelerated
prepayments.   At  December  31, 1996,  unamortized  premiums  on
mortgage-backed   securities  totaled   $18,000   and   unaccrued
discounts on mortgage-backed securities totaled $43,000.

The  Company analyzes its investment portfolio at least quarterly in  order  to  determine if the carrying value of its investments
has  been  impaired.   The  carrying value  of  debt  and  equity
securities is written down to fair value by a charge to  realized
losses when an impairment in value  appears  to  be  other   than
temporary.   During  1996, there  were  no investments  having

                                  91

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)




2. INVESTMENT OPERATIONS (CONTINUED)

impairments in value that were other than temporary.

At December 31, 1996, $400,000 in par value of fixed maturity investments were on deposit with regulatory authorities pursuant to certain statutory requirements.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 1996.

3. INCOME TAXES

First  Golden  will  file a separate federal income  tax  return.
Deferred  income taxes have been established based upon temporary differences,  the  reversal of which will result  in  taxable  or deductible  amounts  in future years when the  related  asset  or liability is recovered or settled.  The only component  of  First
Golden's  deferred  taxes is an asset in the  amount  of  $54,000 related to the unrealized depreciation of fixed maturities.

4. STOCKHOLDER'S EQUITY

First Golden is required to maintain a minimum total statutory-basis capital and surplus of not less than $4,000,000 under the provisions of the insurance laws of the State of New York in which it became licensed to sell variable annuity products on January 2, 1997.

Under  the provisions of the insurance laws of the State  of  New
York,  First  Golden  cannot  distribute  any  dividends  to  its stockholders  unless  a  notice of its  intention  to  declare  a dividend  and the amount of the dividend has been filed not  less
than  thirty  days  in advance of the proposed declaration.   The
superintendent may disapprove the distribution by giving  written notice  to the Company within thirty days after the filing should the  superintendent  find  that the financial  condition  of  the
Company does not warrant the distribution.

5. RELATED PARTY TRANSACTIONS

On  December 17, 1996, Golden American contributed $25,000,000 to
First  Golden, $2,000,000 in common stock (200,000 shares at  $10 per share) and $23,000,000 of additional capital.

All expenses related to the incorporation and licensing of First Golden were incurred by its

                                  92

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)




5. RELATED PARTY TRANSACTIONS (CONTINUED)

Parent.

The Company has a service agreement with Golden American in which
Golden American will provide administrative and financial related
services.   As  of  December  31,  1996,  no  services  had  been
rendered.

6.  COMMITMENTS AND CONTINGENCIES

LEASES

The  Company leases its home office space which expires  December
31, 2001. The office space is currently under construction with an expected completion date of February, 1997. As a result, no rent expense was incurred for the year ended December 31, 1996.
At December 31, 1996, minimum rental payments due under the operating lease are:

                    1997            $  47,348
                    1998               75,756
                    1999               75,756
                    2000               75,756
                    2001               75,756
                                    ----------
                                    $ 350,372
                                    ==========






                                  93

        First Golden Life Insurance Company of New York


                       ___________, 1997


__________________________________________________________________

              STATEMENT OF ADDITIONAL INFORMATION
__________________________________________________________________


TABLE OF CONTENTS

ITEM                                                         PAGE

INTRODUCTION

Description of First Golden American Life Insurance
   Company of New York

Safekeeping of Assets

The Administrator

Independent Auditors

Reinsurance

Distribution of Contracts

Performance Information

IRA Partial Withdrawal Option

Other Information

Financial Statements of Separate Account NY-B

Appendix - Description of Bond Ratings


                                  94

__________________________________________________________________

        STATEMENT OF ADDITIONAL INFORMATION (continued)
__________________________________________________________________


Please tear off, complete and return the form below to order a free Statement of Additional Information for the Contracts offered under the prospectus. Address the form to our Customer
Service Center, the address is shown on the cover.

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL
INFORMATION FOR SEPARATE ACCOUNT NY-B

Please Print or Type

  |------------------------------------------------------------------------|
  |                                                                        |
  |                     Name:  __________________________________________  |
  |                                                                        |
  |                            __________________________________________  |
  |                                                                        |
  |   Social Security Number:  __________________________________________  |
  |                                                                        |
  |           Street Address:  __________________________________________  |
  |                                                                        |
  |                            __________________________________________  |
  |                                                                        |
  |         City, State, Zip:  __________________________________________  |
  |                                                                        |
  |------------------------------------------------------------------------|


                                  95

         (This page has been intentionally left blank.)

                                  96

                            Appendix A

                 Market Value Adjustment Examples

 Example #1: Full Surrender - Example of a Negative Market Value
 Adjustment

 Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.50%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period;
 that the then Index Rate for a seven year Guarantee Period ("J") is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

 Calculate the Market Value Adjustment

      1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 x 1.0753)
      2.   N = 2,555 (365 x 7)
      3.   Market Value Adjustment =

             $124,230 X ((1.07/1.0825)^(2,555/265)-1)= $9,700


 Therefore, the amount paid to you on full surrender ignoring any surrender charge is $114,530 ($124,230 - $9,700).

 Example #2: Full Surrender - Example of a Positive Market Value
 Adjustment

      Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee
      Period; that the then Index Rate for a seven year Guarantee
      Period ("J") is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

 Calculate the Market Value Adjustment

      1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 x 1.0753)
      2.   N = 2,555 (365 x 7)
      3.   Market Value Adjustment =

             $124,230 X ((1.07/1.0625)^(2,555/265)-1)= $6,270

                                   A1

      Therefore, the amount paid to you on full surrender ignoring any surrender charge is $130,500 ($124,230 + $6,270).

 Example #3: Partial Withdrawal - Example of a Negative Market
 Value Adjustment

      Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a partial withdrawal of $114,530 is requested three years into the Guarantee period; that the then Index Rate ("J") for a seven year
 Guarantee Period is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

      First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

      1. The Accumulation Value of the Fixed Allocation on the date of withdrawal is $248,459 ($200,000 x 1.0753)
      2.   N = 2,555 (365 x 7)
      3.   Amount that must be withdrawn =

             ($114,530 / ((1.07/1.0825)^(2,555/265))= $124,230


      Then calculate the Market Value Adjustment on that amount

      4.   Market Value Adjustment =

             $124,230 X ((1.07/1.0825)^(2,555/265)-1)= $9,700


      Therefore, the amount of the partial withdrawal paid to you is $114,530, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Allocation of $124,230.

 Example #4: Partial Withdrawal - Example of a Positive Market
 Value Adjustment

      Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate of 7.0%; that a partial withdrawal of $130,500 requested three years into the Guarantee Period; that the then Index Rate ("J") for a

                                  A2

 seven year Guarantee Period is
 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

      First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

      1. The Accumulation Value of Fixed Allocation on the date of surrender is $248,459 ($200,000 x 1.0753)
      2.   N = 2,555 (365 x 7)
      3.   Amount that must be withdrawn =

             ($130,500 / ((1.07/1.0625)^(2,555/265))= $124.300


      Then calculate the Market Value Adjustment on that amount

      4.   Market Value Adjustment =

             $124,230 X ((1.07/1.0625)^(2,555/265)-1)= $6,270

      Therefore, the amount of the partial withdrawal paid to you is $130,500, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Allocation of $124,230.


                                  A3









    First Golden American Life Insurance Company of New York

First Golden American Life Insurance Company of New York is a stock company domiciled in New York, New York.

                Deferred Combination Variable and
                    Fixed Annuity Prospectus
                            PRIMELITE

___________________________________________________________________________




    First Golden American Life Insurance Company of New York

First Golden American Life Insurance Company of New York is a stock company domiciled in New York, New York.

                Deferred Combination Variable and
                    Fixed Annuity Prospectus
                            PrimElite
__________________________________________________________________

This prospectus describes individual deferred variable annuity
Contracts (the "Contract") offered by First Golden American Life
Insurance Company of New York ("First Golden," "we," "our" or
"us"). The Owner ("you" or "your") purchases the Contract with an Initial Premium and is permitted to make additional premium payments.

The Contract is funded by two accounts, Separate Account NY-B
("Account NY-B") and the Fixed Account (collectively, the
"Accounts").


Thirteen divisions of Account NY-B are currently available under the Contract. The investments available through the Divisions of Account NY-B include mutual fund portfolios (the "Series") of the Equi-Select Series Trust (the "ESS Trust"), Travelers Series
Fund Inc. (the "Travelers Series Fund"), Smith Barney Series
Fund Inc. (the "Smith Barney Series Fund") and Smith Barney
Concert Allocation Series Inc. (the "Smith Barney Concert
Allocation Series"). The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to increase or decrease the number of Guarantee
Periods offered. Not all Guarantee Periods may be available for new allocations.



This prospectus describes the Contract and provides background information regarding Account NY-B and the Fixed Account. The prospectuses for the ESS Trust, Travelers Series Fund, Smith
Barney Series Fund and Smith Barney Concert Allocation Series
(individually, "a Fund," and collectively, "the Funds"), which must accompany this prospectus, provide information regarding investment activities and policies of the Funds.



You may allocate your premiums among the thirteen Divisions and the Fixed Allocations available under the Contract in any way you choose, subject to certain restrictions. You may change the allocation of your Accumulation Value during a Contract Year free of charge. We reserve the right, however, to assess a charge for each allocation change after the twelfth allocation change in a Contract Year.


Your Accumulation Value in Account NY-B will vary in accordance with the investment performance of the Divisions selected by you.
Therefore, you bear the entire investment risk for all amounts allocated to Account NY-B. You also bear the investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from a Fixed Allocation prior to the end of the applicable Guarantee Period. Such surrender, partial withdrawal, transfer or annuitization may be subject to a Market Value
Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value.

We will pay a death benefit to the Beneficiary if the Owner dies prior to the Annuity Commencement Date or the Annuitant dies prior to the Annuity Commencement Date when the Owner is other than an individual.


This prospectus describes your principal rights and limitations and sets forth the information concerning the Accounts that investors should know before investing. A Statement of Additional Information, dated ___________, 1997, about Account
NY-B has been filed with the Securities and Exchange Commission
("SEC") and is available without charge upon request. To obtain a copy of this document call or write our Customer Service
Center.  The Table of Contents of the Statement of Additional
Information may be found on the last page of this prospectus.
The Statement of Additional Information is incorporated herein by reference.

__________________________________________________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

Contracts and underlying Series shares which fund the Contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to market fluctuation, reinvestment risk and possible loss of principal invested.


PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.  IT
IS NOT VALID UNLESS ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR
THE ESS TRUST, TRAVELERS SERIES FUND, SMITH BARNEY SERIES FUND
AND SMITH BARNEY CONCERT ALLOCATION SERIES.

                        Distributed by:
                    Directed Services, Inc.
                  Wilmington, Delaware 19801
Issued by:    First Golden American Life Insurance
                   Company of New York
Home Office:          New York, New York
                        Administered at:
                     Customer Service Center
                    230 Park Avenue, Suite 966
                        New York, NY  10169
                          1-800-963-9539
               Prospectus Dated: ___________, 1997

                                    2

                       TABLE OF CONTENTS

                                                            Page

DEFINITION OF TERMS                                             7
SUMMARY OF THE CONTRACT                                        11
FEE TABLE                                                      15
CONDENSED FINANCIAL AND OTHER INFORMATION                      18
     Financial Statements
     Performance Related Information
INTRODUCTION                                                   19
FACTS ABOUT THE COMPANY AND THE ACCOUNTS                       20
     First Golden

     The ESS Trust, Travelers Series Fund, Smith Barney Series
     Fund and Smith Barney Concert Allocation Series

     Separate Account NY-B
     Account NY-B Divisions
     The ESS Trust
     Travelers Series Fund
     Smith Barney Series Fund

     Smith Barney Concert Allocation Series

     Changes Within Account NY-B
     The Fixed Account
FACTS ABOUT THE CONTRACT                                       29
     The Owner
     The Annuitant
     The Beneficiary
     Change of Owner or Beneficiary
     Availability of the Contract
     Types of Contracts
     Your Right to Select or Change Contract Options
     Premiums
     Making Additional Premium Payments
     Crediting Premium Payments
     Restrictions on Allocation of Premium Payments
     Your Right to Reallocate
     Dollar Cost Averaging
     What Happens if a Division is Not Available
     Your Accumulation Value
     Accumulation Value in Each Division
     Measurement of Investment Experience
     Cash Surrender Value
     Surrendering to Receive the Cash Surrender Value
     Partial Withdrawals
     Automatic Rebalancing
     Proceeds Payable to the Beneficiary

                                    3

     Death Benefit Options
     Reports to Owners
     When We Make Payments
CHARGES AND FEES                                               43
     Charge Deduction Division
     Charges Deducted from the Accumulation
     Value
     Charges Deducted from the Divisions
     Trust Expenses
CHOOSING YOUR ANNUITIZATION OPTIONS                            47
     Annuitization of Your Contract
     Annuity Commencement Date Selection
     Frequency Selection
     The Annuitization Options
     Payment When Named Person Dies
OTHER CONTRACT PROVISIONS                                      50
     In Case of Errors in Application Information
     Contract Changes - Applicable Tax Law
     Your Right to Cancel or Exchange Your Contract
     Other Contract Changes
     Group or Sponsored Arrangements
     Selling the Contract
REGULATORY INFORMATION                                         52
     Voting Rights
     State Regulation
     Legal Proceedings
     Legal Matters
     Experts
MORE INFORMATION ABOUT FIRST GOLDEN
   AMERICAN LIFE INSURANCE COMPANY OF NEW YORK                 53
     Management's Discussion and Analysis of
         Financial Condition and Results of Operations
     Directors and Executive Officers
FEDERAL TAX CONSIDERATIONS                                     60
     Introduction
     Tax Status of First Golden
     Taxation on Non-Qualified Annuities
     IRA Contracts and Other Qualified Retirement Plans
     Federal Income Tax Withholding

FINANCIAL STATEMENTS OF FIRST GOLDEN AMERICAN LIFE
   INSURANCE COMPANY OF NEW YORK                               72
STATEMENT OF ADDITIONAL INFORMATION                            xx
     Table of Contents

                                    4

Appendix A                                                     xx
     Market Value Adjustment Examples

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY
JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.  NO
PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION
WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

                                    5

                      DEFINITION OF TERMS

Accounts
Separate Account NY-B and the Fixed Account.

Accumulation Value
The total amount invested under the Contract. Initially, this amount is equal to the premium paid. Thereafter, the Accumulation Value will reflect the premiums paid, investment experience of the Divisions and interest credited to your Fixed
Allocations, charges deducted and any partial withdrawals.

Annual Ratchet Enhanced Death Benefit Option
An enhanced death benefit option that may be elected only at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger. The enhanced death benefit provided by this option is the highest Accumulation Value on any Contract Anniversary on or prior to the Owner turning age
80, as adjusted for additional premiums and partial withdrawals.
Annuitant
The person designated by the Owner to be the measuring life in determining Annuity Payments.

Annuity Commencement Date
The date on which Annuity Payments begin.

Annuity Options
Options the Owner selects that determine the form and amount of Annuity Payments.

Annuity Payment
The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

Attained Age
The Issue Age of the Owner or Annuitant plus the number of full years elapsed since the Contract Date.

Beneficiary
The person designated to receive benefits in the case of the death of the Owner or the Annuitant (when the Owner is other than an individual).

Business Day
Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of Federal holidays, or any day on which the SEC requires that mutual funds, unit investment trusts or other investment portfolios be valued.

                                    6

Cash Surrender Value
The amount the Owner receives upon surrender of the Contract, including any Market Value Adjustment.

Charge Deduction Division
The Division from which all charges are deducted if so designated by you. The Charge Deduction Division currently is the Money
Market Division.

Contingent Annuitant
The person designated by the Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

Contract
The entire Contract consisting of the basic Contract and any riders or endorsements.

Contract Anniversary
The anniversary of the Contract Date.

Contract Date
The date on which we have received the Initial Premium and upon which we begin determining the Contract values. It may or may not be the same as the Issue Date. This date is used to determine Contract months, processing dates, years and anniversaries.

Contract Processing Dates
The days when we deduct certain charges from the Accumulation
Value. If the Contract Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Contract
Processing Dates will be once each year on the Contract
Anniversary.

Contract Processing Period
The first Contract processing period begins with the Contract
Date and ends at the close of business on the first Contract
Processing Date. All subsequent Contract processing periods begin at the close of business on the most recent Contract
Processing Date and extend to the close of business on the next
Contract Processing Date. There is one Contract processing period each year.

Contract Year
The period between Contract anniversaries.

Customer Service Center
Where service is provided to you. The mailing address and telephone number of the Customer Service Center are shown on the cover.

Divisions
The investment options available under Account NY-B.
Endorsements
An endorsement changes or adds provisions to the Contract.

                                    7

Experience Factor
The factor which reflects the investment experience of the portfolio in which a Division invests and also reflects the charges assessed against the Division for a Valuation Period.

Fixed Account
An Account which contains all of our assets that support Owner
Fixed Allocations and any interest credited thereto.

Fixed Allocation
An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

Free Look Period
The period of time within which the Owner may examine the Contract and return it for a refund.

Guaranteed Interest Rate
The effective annual interest rate which we will credit for a specified Guarantee Period. The Guaranteed Interest Rate will never be less than 3%.

Guarantee Period
The period of time for which a rate of interest is guaranteed to be credited to a Fixed Allocation. We currently offer Guarantee
Periods with durations of 1, 3, 5, 7 and 10 years.

Index of Investment Experience
The index that measures the performance of a Division.

Initial Premium
The payment required to put a Contract into effect.

Issue Age
The Owner's or Annuitant's age on his or her last birthday on or before the Contract Date.

Issue Date
The date the Contract is issued at our Customer Service Center.

Market Value Adjustment
A positive or negative adjustment made to a Fixed Allocation. It may apply to certain withdrawals and transfers, whether in whole or in part, and annuitizations of all or part of a Fixed
Allocation prior to the end of a Guarantee Period.

                                    8

Maturity Date
The date on which a Guarantee Period matures.

Owner
The person who owns the Contract and is entitled to exercise all rights under the Contract. This person's death also initiates payment of the death benefit.

Rider
A rider amends the Contract, in certain instances adding benefits.

Specially Designated Division
The Division to which distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated unless you specify otherwise. The Specially Designated Division currently is the Money Market Division.

Standard Death Benefit Option
The death benefit option that you will receive under the Contract unless one of the Annual Ratchet Death Benefit Option is elected.
The death benefit provided by this option is equal to the greatest of (i) Accumulation Value; (ii) total premium payments less any partial withdrawals; and (iii) Cash Surrender Value.

Valuation Date
The day at the end of a Valuation Period when each Division is valued.

Valuation Period
Each business day together with any non-business days before it.

                                    9

                       SUMMARY OF CONTRACT

This prospectus has been designed to provide you with information regarding the Contract and the Accounts which fund the Contract.
Information concerning the Series underlying the Divisions of Account NY-B and the Fixed Account is set forth in the Funds' prospectuses.

This summary is intended to provide only a very brief overview of the more significant aspects of the Contract. Further detail is provided in this prospectus and in the Contract. The Contract, together with any riders or endorsements, constitutes the entire agreement between you and us and should be retained as part of your permanent records.

This prospectus has been designed to provide you with the necessary information to make a decision on purchasing the Contract. You have a choice of investments. We do not promise that your Accumulation Value will increase. Depending on the investment experience of the Divisions and interest credited to the Fixed Allocations in which you are invested, your Accumulation Value, Cash Surrender Value and death benefit may increase or decrease on any day. You bear the investment risk.

Description of the Contract
The Contract is designed to establish retirement benefits for two types of purchasers. The first type of purchaser is one who is eligible to participate in, and purchases a Contract for use with, an individual retirement annuity ("IRA") meeting the requirements of section 408(b) of the Internal Revenue Code of 1986 ("qualified plan"). For a Contract funding a qualified plan, distributions may be made to you to satisfy requirements imposed by Federal tax law. The second type of purchaser is one who purchases a Contract outside of a qualified plan
("non-qualified plan").

The Contract also offers a choice of Annuity Options to which you may apply all or a portion of the Accumulation Value on the annuity commencement date or the Cash Surrender Value upon surrender of the Contract. See Choosing Your Annuity Options.

Availability
We can issue a Contract if both the Annuitant and the Owner are not older than age 85 and accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 for non-qualified plans (age 70 for qualified plans, except for rollover contributions). The minimum Initial Premium is $10,000 for a non-qualified plan and $1,500 for a qualified plan.
We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See
Other Contract Provisions, Group or Sponsored Arrangements.

The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan. You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000.

                                    10

The Divisions

Each of the thirteen Divisions of Account NY-B offered under this prospectus invests in a mutual fund portfolio with its own distinct investment objectives and policies. Each Division of Account NY-B invests in a corresponding Series of the ESS Trust, managed by Equitable Investment Services, Inc. ("EISI") a corresponding Series of the Travelers Series Fund, managed by Smith Barney Mutual Funds Management Inc. ("SBMFM"), a corresponding Series of the Smith Barney Series Fund, managed by SBMFM or a corresponding Series of the Smith Barney Concert
Allocation Series, managed by Travelers Investment Adviser, Inc.
("TIA")(TIA, together with SBMFM and EISI, the "Managers").  The
Trusts and the Managers have retained several portfolio managers to manage the assets of each Series. See Facts About the Company and the Accounts, Account NY-B Divisions.


How the Accumulation Value Varies
The Accumulation Value in the Divisions varies each day based on investment results. You bear the risk of poor investment performance and you receive the benefits from favorable investment performance. The Accumulation Value also reflects premium payments, charges deducted and partial withdrawals. See
Facts About the Contract, Accumulation Value in Each Division.

The Fixed Account
The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We reset the interest rates for new Guarantee Periods periodically based on our sole discretion. We may offer Guarantee Periods from one to ten years. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

You bear the investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from your Fixed
Allocations. A surrender, partial withdrawal, transfer or annuitization made prior to the end of a Guarantee Period may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value. We will not apply a Market Value Adjustment on a surrender, partial withdrawal, transfer or annuitization made within 30 days prior to the Maturity Date of the applicable Guarantee Period or certain transfers made in connection with the dollar cost averaging program. Systematic withdrawals from a Fixed
Allocation also are not subject to a Market Value Adjustment.

Market Value Adjustment
We will apply a Market Value Adjustment, subject to certain exceptions, to a surrender, partial withdrawal, transfer or annuitization from a Fixed Allocation made prior to the end of a Guarantee Period. The Market Value Adjustment does not apply to amounts invested in Account NY-B.

Surrendering Your Contract
You may surrender the Contract and receive its Cash Surrender
Value at any time while both the Annuitant and Owner are living and before the Annuity Commencement Date. See Facts About the
Contract, Cash Surrender Value and Surrendering to Receive the
Cash Surrender Value.

                                    11

Taking Partial Withdrawals
After the Free Look Period, prior to the annuity commencement date and while the Contract is in effect, you may take partial withdrawals from the Accumulation Value of your Contract. You may elect in advance to take systematic partial withdrawals on a monthly or quarterly basis. If you have an IRA Contract, you may elect IRA partial withdrawals on a monthly, quarterly or annual basis.

Partial withdrawals are subject to certain restrictions as defined in this prospectus, including a surrender charge and a Market Value Adjustment. Partial withdrawals above a specified percentage of your Accumulation Value may be subject to a surrender charge. See Facts About the Contract, Partial
Withdrawals.

Dollar Cost Averaging
Under this program, you may choose to have a specified dollar amount transferred from either the Money Market Division or a Fixed Allocation with a one year Guarantee Period to the other
Divisions of Account NY-B on a monthly basis with the objective of shielding your investment from short-term price fluctuations.
See Facts About the Contract, Dollar Cost Averaging.

Your Right to Cancel the Contract
You may cancel your Contract within the Free Look Period which is a ten day period of time beginning once you receive the Contract.
For purposes of administering our allocation and certain other administrative rules, we deem this period to end 15 days after the Contract is mailed from our Customer Service Center. Some states may require that we provide a longer free look period. In some states we restrict the Initial Premium allocation during the Free Look Period. See Other Contract Provisions, Your Right to
Cancel or Exchange Your Contract.

Your Right to Change the Contract
The Contract may be changed to another annuity plan subject to our rules at the time of the change. See Other Contract
Provisions, Other Contract Changes.

Death Benefit Options
The Contract provides a death benefit to the beneficiary if the Owner dies prior to the Annuity Commencement Date. Subject to our rules, there are two death benefit options that may be available to you under the Contract: the Standard Death Benefit
Option and the Annual Ratchet Enhanced Death Benefit Option.  See
Facts About the Contract, Death Benefit Options. We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or Sponsored
Arrangements.

Deductions for Charges and Fees
We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain restrictions we impose. See Facts
About the Contract, Restrictions on Allocation of Premium
Payments. We then may deduct an annual Contract fee from your Accumulation Value; other charges, including the mortality and expense risk charge and asset based administrative charge, are deducted from the Account NY-B

                                    12

Divisions.  See Fee Table, Other
Contract Provisions, Charges and Fees. We may reduce certain charges under group or sponsored arrangements. See Other
Contract Provisions, Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all Account NY-B Divisions in which you are invested. If there is no Accumulation Value in these Divisions, charges will be deducted from your Fixed Allocations starting with Guarantee Periods nearest their Maturity Dates until such charges have been deducted.

Federal Income Taxes
The ultimate effect of Federal income taxes on the amounts held under an annuity Contract, on Annuity Payments and on the economic benefits to the Owner, Annuitant or Beneficiary depends on First Golden's tax status and upon the tax status of the individuals concerned. In general, an Owner is not taxed on increases in value under an annuity Contract until some form of distribution is made under it. There may be tax penalties if you make a withdrawal or surrender the Contract before reaching age
59 1/2.  See Federal Tax Considerations.

                                    13

                           FEE TABLE

Transaction Expenses/1
Contingent Deferred Sales Charge/2
(imposed as a percentage of premium payments withdrawn upon excess partial withdrawal or surrender):/3

Complete Years Elapsed
Since Premium Payment           Surrender Charge
          0                             7%
          1                             6%
          2                             5%
          3                             4%
          4                             3%
          5                             2%
          6                             1%
          7+                            0%

     Excess Allocation Charge                               $0/4

Annual Contract Fees:

     Administrative Charge                                   $30
     (Waived if the Accumulation Value equals or exceeds $100,000 at the end of the Contract Year, or once the sum of premiums paid equals or exceeds $100,000.)

_______________________________

1/     A Market Value Adjustment, which may increase or decrease
your Accumulation Value, may apply to certain transactions.  See
Market Value Adjustment.

2/     We also deduct a charge for premium taxes (which can range from 0% to 3.5% of premium) from your Accumulation Value upon surrender, excess partial withdrawals or on the Annuity
Commencement Date.  See Premium Taxes.

3/     For purposes of calculating the surrender charge for the
excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts
withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any premium payments.  See
Charges Deducted from the Accumulation Value, Surrender Charge for Excess Partial Withdrawals.

4/     We reserve the right to impose a charge in the future at a maximum of $25 or each allocation change in excess of twelve per
Contract Year.  See Excess Allocation Charge.

                                    14

Separate Account Annual Expenses (percentage of assets in each
Division):/5

                                      Standard  Enhanced Death Benefit
                                      --------  ----------------------
                                                       Annual
                                                       Ratchet

Mortality and Expense Risk Charge...    1.10%           1.25%
Asset Based Administrative Charge...    0.15%           0.15%
                                        -----           -----
Total Separate Account Expenses.....    1.25%           1.40%

The ESS Trust Annual Expenses:
------------------------------

                                                     Other            Total
                                                    Expenses/7       Expenses
                                                   After Expense  After Expense
          Series                       Fees/6      Reimbursement  Remibursement
          ------                       ------      -------------  -------------
OTC Portfolio                           0.80%          0.40%          1.20%
Research Portfolio                      0.80%          0.40%          1.20%
Total Return Portfolio                  0.80%          0.40%          1.20%


Travelers Series Fund Expenses:
-------------------------------

                                                      Other           Total
          Series                         Fees         Expenses       Expenses
          ------                         ----         --------       --------

Smith Barney Income and Growth           0.65%          0.08%         0.73%
Smith Barney International Equity        0.90%          0.20%         1.10%
Smith Barney High Income                 0.60%          0.24%         0.84%
Smith Barney Money Market/8              0.60%          0.14%         0.74%


_______________________________

5/     See Facts About the Contract, Death Benefit Options, for a
description of the Contract's Standard and Annual Ratchet Death
Benefit Options.


6/     Fees decline as combined assets increase (see Account
NY-B Divisions and the Trust prospectuses for details).  Prior to October 6, 1995, EISI waived its management fee for the each of the Portfolios.



7/     Other expenses shown take into account the effect of
EISI's agreement to reimburse the portfolios for all
operating expenses, excluding management fees, that exceed
0.40% of its average daily net assets.  This reimbursement is voluntary and can be terminated at any time.  Prior to February
3, 1997, EISI had an agreement to reimburse each portfolio
for all operating expenses, excluding management fees, that
exceeded 0.75% of its average daily net assets.  For the year ended December 31, 1996, no such reimbursement was necessary.



8/     SBMFM, the fund's investment manager, waived all or part
of its management fees for the year ended October 31, 1996 for the Money Market Portfolio such that the actual total annual expenses charged in 1996 was .65%.  This voluntary fee waiver can be terminated at any time.


                                    15

Smith Barney Series Fund Expenses:
-----------------------------------
                                                      Other           Total
          Series                         Fees         Expenses       Expenses
          ------                         ----         --------       --------
Appreciation Portfolio                   0.75%          0.10%         0.85%




Smith Barney Concert Allocation Series Annual Expenses:
-------------------------------------------------------

                                            Other Expenses     Total Expenses
                                Management  After Expense       After Expense
                                  Fees/10   Reimbursement/11   Reimbursement/11
                                ----------  ----------------   ----------------
Select High Growth Portfolio       .35%            0%              .35%
Select Growth Portfolio            .35%            0%              .35%
Select Balanced Portfolio          .35%            0%              .35%
Select Conservative Portfolio      .35%            0%              .35%
Select Income Portfolio            .35%            0%              .35%

------------------
10/  Each Select Portfolio of Smith Barney Concert Allocation Series Inc., as
     a shareholder of the underlying Smith Barney Funds (see "Smith Barney
     Concert Series" following), also will indirectly bear its proportionate share of any investment management fees and other expenses paid by the underlying Smith Barney Funds.

11/ TIA, the manager of each Select Portfolio, has agreed to bear all expenses of these Select Portfolios of Smith Barney Concert Allocation
     Series other than the management fee and extraordinary expenses.



Examples:
     The examples do not take into account any deduction for
premium taxes.  Premium taxes currently range from 0% to 3.5% of premium payments.  There may be surrender charges if you choose to annuitize within the first three Contract Years.
__________________________________________________________________

     If at issue you elect the Annual Ratchet Enhanced Death
Benefit Option and you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:


Division                             One Year     Three Years
------------                         --------     -----------

OTC                                   $86.91         $122.57
Research                              $86.91         $122.57
Total Return                          $86.91         $122.57
Smith Barney Income and Growth        $82.21         $108.44
Smith Barney International Equity     $85.91         $119.58
Smith Barney High Income              $83.31         $111.76
Smith Barney Money Market             $82.31         $108.74
Appreciation Portfolio                $83.41         $112.06
Select High Growth Portfolio          $78.38          $96.86
Select Growth Portfolio               $78.38          $96.86
Select Balanced Portfolio             $78.38          $96.86
Select Conservative Portfolio         $78.38          $96.86
Select Income Portfolio               $78.38          $96.86

__________________________________________________________________


           If at issue you elect the Annual Ratchet Enhanced
Death Benefit Option and you do not surrender your Contract or if you annuitize on the Annuity Commencement Date, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:


Division                             One Year     Three Years
------------                         --------     -----------

OTC                                   $26.91          $82.57
Research                              $26.91          $82.57
Growth & Income                       $26.91          $82.57
Smith Barney Income and Growth        $22.21          $68.44
Smith Barney International Equity     $25.91         $119.58
Smith Barney High Income              $23.31          $71.76
Smith Barney Money Market             $22.31          $68.74
Appreciation Portfolio                $23.41          $72.06
Select High Growth Portfolio          $18.38          $56.86
Select Growth Portfolio               $18.38          $56.86
Select Balanced Portfolio             $18.38          $56.86
Select Conservative Portfolio         $18.38          $56.86
Select Income Portfolio               $18.38          $56.86

__________________________________________________________________

                                    16

     The purpose of the Fee Table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. For purposes of computing the annual per Contract administrative charge, the dollar amounts shown in the examples are based on an Initial Premium of $50,000.

     The examples reflect the election at issue of the Annual
Ratchet Enhanced Death Benefit Option.  If the Standard Death
Benefit Option is elected, the actual expenses incurred will be less than those represented in the Examples.

THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR
FUTURE EXPENSES.  ACTUAL EXPENSES MAY BE GREATER OR LESS THAN
THOSE SHOWN, SUBJECT TO THE GUARANTEES UNDER THE CONTRACT.


           CONDENSED FINANCIAL AND OTHER INFORMATION

     No condensed financial information for Account NY-B is presented because, as of the date of this prospectus, Account NY-
B had not yet commenced operations.

 Financial Statements


     The audited financial statements of First Golden prepared in accordance with generally accepted accounting principles for the period ended December 31, 1996 (as well as the auditors' report thereon) are contained in the Prospectus.


Performance Related Information

     Performance information for the Divisions of Account NY-B, including the yield and effective yield of the Money Market
Division, the yield of the remaining Divisions, and the total return of all Divisions may appear in reports and promotional literature to current or prospective Owners.

     Current yield for the Money Market Division will be based on income received by a hypothetical investment over a given 7-day period (less expenses accrued during the period), and then
"annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks, stated in terms of an annual percentage return on the investment). "Effective yield" for the Money
Market Division is calculated in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of earnings.

                                    17

     For the remaining Divisions, quotations of yield will be based on all investment income per unit (Accumulation Value divided by the index of investment experience, see Facts About the Contract, Measurement of Investment Experience, Index of
Investment Experience and Unit Value) earned during a given
30-day period, less expenses accrued during the period ("net investment income"). Quotations of average annual total return for any Division will be expressed in terms of the average annual compounded rate of return on a hypothetical investment in a Contract over a period of one, five, and ten years (or, if less, up to the life of the Division), and will reflect the deduction of the applicable surrender charge, the administrative charge and the applicable mortality and expense risk charge. See Charges and Fees. Quotations of total return may simultaneously be shown for other periods that do not take into account certain contractual charges, such as the surrender charge.

     Performance information for a Division may be compared, in reports and promotional literature, to: (i) the Standard & Poor's
500 Stock Index ("S&P 500"), Dow Jones Industrial Average
("DJIA"), Donoghue Money Market Institutional Averages, or other indices measuring performance of a pertinent group of securities so that investors may compare a Division's results with those of a group of securities widely regarded by investors as representative of the securities markets in general; (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services, a widely used independent research firm which ranks mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other ratings services, including VARDS, companies, publications, or persons who rank separate accounts or other investment products on overall performance or other criteria; and (iii) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Contract. Unmanaged indices may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management costs and expenses.

     Performance information for any Division reflects only the performance of a hypothetical Contract under which the Accumulation Value is allocated to a Division during a particular time period on which the calculations are based. Performance information should be considered in light of the investment objectives and policies, characteristics and quality of the portfolio of the Series of the respective Fund in which the Division invests and the market conditions during the given time period, and should not be considered as a representation of what may be achieved in the future. For a description of the methods used to determine yield and total return for the Divisions, see the Statement of Additional Information.

     Reports and promotional literature may also contain other information including the ranking of any Division derived from rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by rating services, companies, publications, or other persons who rank separate accounts or other investment products on overall performance or other criteria.


                                    18

                          INTRODUCTION

     The following information describes the Contract and the Accounts which fund the Contract, Account NY-B and the Fixed
Account. Account NY-B invests in mutual fund portfolios of the Funds. The Fixed Account contains all of the assets that support
Owner Fixed Allocations which we credit with Guaranteed Interest
Rates for the Guarantee Periods you select.

First Golden


     First Golden American Life Insurance Company of New York
("First Golden" or the "Company") is a stock life insurance company organized under the laws of the State of New York. First
Golden is a wholly owned subsidiary of Golden American Life
Insurance Company. Golden American Life Insurance Company, in turn, is an indirect wholly owned subsidiary of the Equitable of Iowa Companies, a holding company for Equitable Life Insurance
Company of Iowa, USG Annuity & Life Company, Locust Street
Securities, Inc. and Equitable Investment Services, Inc.
("EISI"), EIC Variable, Inc., and Directed Services, Inc.
("DSI"). First Golden is authorized to do business only in the State of New York. First Golden offers variable annuities.



     The Travelers Series Fund, the Smith Barney Series Fund and the Smith Barney Concert Allocation Series are open-end management investment companies, more commonly called mutual funds. The Travelers Series Fund and the Smith
Barney Series Fund shares may also be available to other separate accounts funding variable insurance products offered by First
Golden.  This is called "mixed funding."

     The Travelers Series Fund, the Smith Barney Series Fund and the Smith Barney Concert Allocation Series may also sell their shares to separate accounts of other insurance companies, both affiliated and not affiliated with First Golden. This is called "shared funding." Although we do not anticipate any inherent difficulties arising from either mixed or shared funding, it is theoretically possible that, due to differences in tax treatment or other considerations, the interest of Owners of various Contracts participating in the Travelers Series Fund or the Smith Barney Series Fund might at sometime be in conflict. The Board of the Travelers Series Fund and the Smith Barney Series Fund and we and any other insurance companies participating in the Travelers Series Fund or the Smith
Barney Series Fund are required to monitor events to identify any material conflicts that arise from the use of the Travelers
Series Fund or the Smith Barney Series Fund for mixed and/or shared funding or between various policy Owners and pension and retirement plans. For more information about the risks of mixed and shared funding, please refer to the Travelers Series Fund and the Smith Barney Series Fund prospectuses.


     The ESS Trust is also an open-end management investment company. Currently, the ESS Trust's shares are not available to separate accounts of other insurance companies except

                                    19

affiliated
insurance companies such as First Golden. It is anticipated that in the future the ESS Trust will become available to separate accounts of unaffiliated companies


     You will find complete information about the ESS Trust, the Travelers Series Fund, the Smith Barney Series Fund and the Smith
Barney Concert Allocation Series including the risks associated with each Series, in the accompanying Funds' prospectuses. You should read them carefully in conjunction with this prospectus before investing. Additional copies of the Funds' prospectuses may be obtained by contacting our Customer Service Center.


Separate Account NY-B

     All obligations under the Contract are general obligations of First Golden. Account NY-B is a separate investment account used to support our variable annuity Contracts and for other purposes as permitted by applicable laws and regulations. The assets of Account NY-B are kept separate from our general account and any other separate accounts we may have. We may offer other variable annuity Contracts investing in Account NY-B which are not discussed in this prospectus. Account NY-B may also invest in other series which are not available to the Contract described in this prospectus.

     We own all the assets in Account NY-B. Income and realized and unrealized gains or losses from assets in the account are credited to or charged against that account without regard to other income, gains or losses in our other investment accounts.
As required, the assets in Account NY-B are at least equal to the reserves and other liabilities of that account. These assets may not be charged with liabilities from any other business we conduct.

     They may, however, be subject to liabilities arising from Divisions whose assets are attributable to other variable annuity
Contracts supported by Account NY-B. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our general account.


     Account NY-B was established on June 13, 1996 to invest in mutual funds, unit investment trusts or other investment portfolios which we determine to be suitable for the Contract's purposes. Account NY-B is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940 (the "1940
Act") as an investment company and meets the definition of a separate account under the Federal securities laws. It is governed by the laws of the state of New York, our state of domicile. Registration with the SEC does not involve any supervision by the SEC of the management or investment policies or practices of Account NY-B.


Account NY-B Divisions


     Account NY-B is divided into Divisions. Currently, each Division of Account NY-B offered under this prospectus invests in a portfolio of the ESS Trust, Travelers Series Fund, Smith Barney
Series Fund or the Smith Barney Concert Allocation Series. EISI serves as the Manager to each Series of the ESS Trust, SBMFM serves as Manager to each Series of the Travelers Series Fund and the Smith Barney

                                    20

Series Fund and TIA serves as Manager to each Series of the Smith
Barney COncert Allocation Series. See the Funds' prospectuses for details. The ESS Trust and EISI have retained several portfolio managers to manage the assets of each Series of the Trust. There may be restrictions on the amount of the allocation to certain
Divisions based on state laws and regulations. The investment objectives of the various Series in the Funds are described below.
There is no guarantee that any portfolio or Series will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions.



     EISI, SBMFM and TIA provide the overall business management and administrative services necessary for the Series' operation and provide or procure the services and information necessary to the proper conduct of the business of the Series. See the Funds' prospectuses for details.



     Each Fund pays its respective Manager for its services a fee, payable monthly, based on the annual rates of the average daily net assets of the Series shown in the fee tables. EISI
(and not the Fund) pays each portfolio manager a monthly fee for managing the assets of the Series.

ESS Trust

     The ESS Trust is one of the funding vehicles for the Contracts. The Trust is managed by EISI which is a wholly owned subsidiary of the Equitable of Iowa Companies. EISI has retained a Sub-Adviser for the OTC, Research and Total Return Portfolios to make investment decisions and place orders. The Sub-Adviser for the Portfolios is Massachusetts Financial Services Company.
See "Management of the Trust" in the ESS Trust Prospectus, which accompanies this Prospectus, for additional information concerning EISI and the Sub-Adviser, including a description of advisory and sub-advisory fees. Purchasers should read this Prospectus and the Prospectus for the Trust carefully before investing.

     The Trust is an open-end management investment company.
While a brief summary of the investment objectives of the available Portfolios is set forth below, more comprehensive information, including a discussion of potential risks, is found in the current Prospectus for the ESS Trust which is included with this Prospectus. Additional Prospectuses and the Statement of Additional Information can be obtained by calling or writing the Company's Administrative Office.

     The investment objectives of the Portfolios are as follows:

     OTC Portfolio.  The investment objective of the OTC
Portfolio is to seek to obtain long-term growth of capital.  The
Portfolio seeks to achieve its objective by investing at least
65% of its total assets, under normal circumstances, in securities principally traded on the over-the-counter (OTC) securities market.

     Research Portfolio. The Research Portfolio seeks to provide long-term growth of capital and future income by investing a substantial portion of its assets in the common stocks or

                                    21

securities convertible into common stocks of companies believed to possess better than average prospects for long-term growth. A smaller proportion of the assets may be invested in bonds, short-term obligations, preferred stocks or common stocks whose principal characteristic is income production rather than growth.
The portfolio securities of the Research Portfolio are selected by the investment research analysts in the Equity Research Group of the Sub-Adviser. The Portfolio's assets are allocated to industry groups (e.g. within the health care sector, the managed care, drug and medical supply industries). The allocation by sector and industry is determined by the analysts acting together as a group.

     Total Return Portfolio. The Total Return Portfolio primarily seeks to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with the prudent employment of capital. While current income is the primary objective, the Portfolio believes that there should also be a reasonable opportunity for growth of capital and income since many securities offering a better than average yield may also possess growth potential. Generally, at least 40% of the Portfolio's assets will be invested in equity securities.

Travelers Series Fund

     The Travelers Series Fund is an investment company underlying certain variable annuity and variable life insurance contracts. The Fund is managed by SBMFM. SBMFM is a wholly owned subsidiary of Smith Barney Holdings Inc. Smith Barney
Holdings Inc. is a wholly owned subsidiary of Travelers Group
Inc. which is a financial services holding company engaged, through its subsidiaries, principally in four business segments:
investment services, consumer finance services, life insurance services and property & casualty insurance services.

     While a brief summary of the investment objectives is set forth below, more comprehensive information, including a discussion of potential risks, is found in the current Prospectus for the Fund, which is included with this Prospectus. Additional
Prospectuses and the Statement of Additional Information can be obtained by calling or writing the Company's Administrative
Office.

     The Fund is intended to meet differing investment objectives with its currently available separate Portfolios.

     The investment objectives of the Portfolios are as follows:

     Income and Growth Portfolio.  The Income and Growth
Portfolio seeks current income and long-term growth of income and capital by investing primarily, but not exclusively, in common stocks. The Portfolio invests primarily in common stocks offering a current return from dividends and in interest-paying debt obligations (such as U.S. Government Securities, investment grade bonds and debentures) and high quality short-term debt obligations (such as commercial paper and repurchase agreements collateralized by U.S. Government Securities with broker/dealers or other financial institutions.)

                                    22

     International Equity Portfolio.  The International Equity
Portfolio seeks total return on its assets from growth of capital and income. The Portfolio seeks to achieve its objective by investing at least 65% of its assets in a diversified portfolio of equity securities of established non-U.S. issuers. Investing in foreign securities generally involves risks not ordinarily associated with investing in securities of domestic issuers.
Purchasers are cautioned to read "Special Investment Techniques and Risk Considerations -- Foreign Securities" in the Fund
Prospectus.

     High Income Portfolio. The High Income Portfolio seeks high current income. Capital appreciation is a secondary objective.
The Portfolio seeks to achieve its investment objectives by investing, under normal circumstances, at least 65% of its assets in high-yielding corporate debt obligations and preferred stock.
The Portfolio invests significantly in lower grade corporate debt securities, which are commonly known as "junk bonds" and involve a significant degree of risk. (See "The Fund's Investment Program
-- Smith Barney High Income Portfolio" in the Fund Prospectus.)
Prior to investing in this Portfolio, Contact owners are cautioned to read the section entitled "Special Investment
Techniques and Risk Considerations -- Lower-Quality and Non-Rated
Securities" in the Fund Prospectus. The Portfolio may invest up to 20% of its assets in the securities of foreign issuers that are denominated in currencies other than the U.S. dollar and may invest without limitation in securities of foreign issuers that are denominated in U.S. dollars. Investing in foreign securities generally involves risks not ordinarily associated with investing in securities of domestic issuers. Contract owners are cautioned to read "Special Investment Techniques and Risk Considerations --
Foreign Securities" in the Fund Prospectus.

     Money Market Portfolio. The Money Market Portfolio seeks maximum current income and preservation of capital. The
Portfolio seeks to achieve its objectives by investing in bank obligations and high quality commercial paper, corporate obligations and municipal obligations, in addition to U.S.
Government Securities and related repurchase agreements. An investment in this Portfolio is neither insured nor guaranteed by the U.S. Government. In addition, there is no assurance that the Portfolio will be able to maintain a stable net asset value of $1.00 per share.

Smith Barney Series Fund

     The Smith Barney Series Fund is a diversified, open-end management investment company. SBMFM is the investment adviser to the Appreciation Portfolio (see "Travelers Series Fund" above information pertaining to SBMFM).

     The Smith Barney Series Fund has ten Portfolios, one of which are currently available in connection with the Contracts.
While a brief summary of the investment objective is set forth below, more comprehensive information, including a discussion of potential risks, is found in the current Prospectus for Smith
Barney Series Fund, which is included with this Prospectus.
Additional Prospectuses and the Statement of Additional
Information can be obtained by calling or writing the Company's
Administrative Office.

                                    23

     The investment objective of the Portfolios are as follows:

     Appreciation Portfolio. The Appreciation Portfolio's goal is long-term appreciation of capital. The Portfolio will attempt to achieve its goal by investing primarily in equity and equity-related securities that are believed to afford attractive opportunities for appreciation. Under normal market conditions, substantially all -- but not less than 65% -- of the Portfolio's assets will consist of common stocks, but the Portfolio also may hold securities convertible into common stocks and warrants.


Smith Barney Concert Allocation Series

     Smith Barney Concert Allocation Series is an open-end, non-diversified management investment company. TIA serves as investment manager to each portfolio in the Smith Barney Concert Allocation Series (the "Select
Portfolios"). TIA is an indirect wholly owned subsidiary of Travelers Group
Inc. Each Select Portfolio of Concert Series seeks to achieve its investment objective by investing in a diverse mix of "Underlying Smith Barney Funds"
("fund of funds" structure), which consist of open-end management investment companies or series thereof for which Smith Barney Inc. ("Smith Barney") now or in the future acts as principal underwriter or for which Smith Barney, SBMFM or Smith Barney Strategy Advisers Inc. now or in the future acts as investment adviser. See the Prospectus for the Select Portfolios of Smith
Barney Concert Allocation Series for more information concerning the fund of funds structure. The fund of funds structure is different from the investment structure of most investment options available for a variable annuity contract. Such a structure involves additional income tax risks (see
"Federal Tax Considerations").

  The investment objectives of the Select Portfolios are as follows:

     Select High Growth Portfolio. The Select High Growth Portfolio's investment objective is to seek capital appreciation.

     Select Growth Portfolio. The Select Growth Portfolio's investment objective is to seek long-term growth of capital.

     Select Balanced Portfolio. The Select Balanced Portfolio's investment objective is to seek a balance of growth of capital and income.

     Select Conservative Portfolio. The Select Conservative Portfolio's investment objective is to seek income and, secondarily, long-term growth of capital.

     Select Income Portfolio. The Select Income Portfolio's investment objective is to seek high current income.

     While a brief summary of the investment objectives of the Portfolios of ESS Trust, Travelers Series Fund, Smith Barney Series Fund and Smith Barney
Concert Allocation Series are set forth above, more comprehensive information, including a discussion of potential risks, is found in the current Prospectuses for each of the Investment Options, which are included with this Prospectus. Additional Prospectuses and the Statements of Additional
Information can be obtained by calling the Customer Service Center or writing.
Purchasers should read the Prospectuses carefully before investing.


Changes Within Account NY-B

     We may from time to time make additional Divisions available. These Divisions will invest in investment portfolios we find suitable for the Contract. We also have the right to eliminate investment Divisions from Account NY-B, to combine two or more Divisions, or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of the Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason. In addition, we reserve the right to transfer assets of Account NY-B, which we determine to be associated with the class of Contracts to which your Contract belongs, to another account. If necessary, we will get prior approval from the insurance department of our

                                    24

state of
domicile before making such a substitution or transfer. We will also get any required approval from the SEC and any other required approvals before making such a substitution or transfer.
We will notify you as soon as practicable of any proposed changes.

When permitted by law, We reserve the right to:

     (1)  deregister Account NY-B under the 1940 Act;
     (2) operate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust;

     (3)  restrict or eliminate any voting rights as to Account
          NY-B; and

     (4)  combine Account NY-B with other accounts.

The Fixed Account

     Premium payments may be allocated to the Fixed Account at the time of the Initial Premium payment or as subsequently made.
In addition, all or part of your Accumulation Value may be transferred to the Fixed Account. Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, Owners and other creditors.
Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed
Account is not registered under the 1940 Act.

Selecting a Guarantee Period

     You may select one or more Fixed Allocations with specified
     Guarantee Periods for investment.  We currently offer
     Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.
     We reserve the right at any time to decrease or increase the number of Guarantee Periods offered. Not all Guarantee
     Periods may be available for new allocations.  Each Fixed
     Allocation will have a Maturity Date corresponding to the last day of the calendar month of the applicable Guarantee
     Period.

     Your Accumulation Value in the Fixed Account equals the sum of your Fixed Allocations plus the interest credited thereto, as adjusted for any partial withdrawals, reallocations or other charges we may impose. Your Fixed
     Allocation will be credited with the Guaranteed Interest
     Rate in effect on the date we receive and accept your premium or reallocation of Accumulation Value. The
     Guaranteed Interest Rate will be credited daily to yield the quoted Guaranteed Interest Rate.

Guaranteed Interest Rates

     Each Guarantee Period will have an interest rate that is guaranteed. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different
     Guarantee Periods. The determination made will be influenced by, but not necessarily correspond

                                    25

     to, interest
     rates available on fixed income investments which we may acquire with the amounts we receive as premium payments or reallocations of Accumulation Value under the Contracts.
     These amounts will be invested primarily in investment-grade fixed income securities including: securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; debt securities that have an investment grade rating, at the time of purchase, within the four highest grades assigned by Moody's Investor
     Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's
     Ratings Group (AAA, AA, A or BBB) or any other nationally recognized rating service; mortgage-backed securities collateralized by the Federal Home Loan Mortgage
     Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade rating at the time of purchase within the four highest grades described above; other debt investments; commercial paper; and cash or cash equivalents.
     You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict or guarantee the level of future interest rates. However, no Fixed
     Allocation will ever have a Guaranteed Interest Rate of less than 3% per year.

     While the foregoing generally describes our investment strategy with respect to the Fixed Account, we are not obligated to invest according to any particular strategy, except as may be required by New York and other state insurance laws.

Transfers From a Fixed Allocation

     You may transfer your Accumulation Value from a Fixed
     Allocation to one or more new Fixed Allocations with new
     Guarantee Periods of any length offered by us or to the Divisions of Account NY-B. Unless you specify in writing the Fixed Allocations from which such transfers will be made, we will transfer amounts from the Fixed Allocations starting with the Guarantee Period nearest its Maturity
     Date, until we have honored your transfer request.

     Transfers from a Fixed Allocation made within 30 days prior to the Maturity Date of the applicable Guarantee Period or pursuant to the dollar cost averaging program will not be subject to a Market Value Adjustment. All other transfers from your Fixed Allocations will be subject to a Market
     Value Adjustment. The minimum amount that can be transferred to or from any Fixed Allocation is $250. If a transfer request would reduce the Accumulation Value remaining in your Fixed Allocation to less than $250, we will treat such transfer request as a request to transfer the entire Accumulation Value in such Fixed Allocation.

     At the end of a Fixed Allocation's Guarantee Period, you may transfer amounts in that Fixed Allocation to the Divisions and one or more new Fixed Allocations with Guarantee

                                    26

     Periods
     of any length then offered by us. You may not, however, transfer amounts to any Fixed Allocation with a Guarantee
     Period that extends beyond your Annuity Commencement Date.

     At least 30 calendar days prior to a Maturity Date of any of your Fixed Allocations, or earlier if required by state law, we will send you a notice of the Guarantee Periods then available. Prior to the Maturity Date of your Fixed
     Allocations you must notify us as to which Division or new
     Guarantee Period you have selected. If timely instructions are not received, we will transfer your Accumulation Value in the maturing Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee
     Period. If such Guarantee Period is not available or extends beyond your annuity commencement date, we will transfer your Accumulation Value in the maturing Fixed
     Allocation to the next shortest Guarantee Period which does not extend beyond the Annuity Commencement Date. If no such Guarantee Period is available, we will transfer your Accumulation Value to the Specially Designated Division.

Partial Withdrawals from a Fixed Allocation

     Prior to the Annuity Commencement Date and while your Contract is in effect, you may take partial withdrawals from the Accumulation Value in a Fixed Allocation by sending satisfactory notice to our Customer Service Center. You may make systematic withdrawals of interest earnings only from a Fixed Allocation under our Systematic Partial Withdrawal
     Option.  (See Partial Withdrawals, Systematic Partial
     Withdrawal Option.) Systematic withdrawals from a Fixed
     Allocation are not permitted if such Fixed Allocation participates in the dollar cost averaging program.
     Withdrawals from a Fixed Allocation taken within 30 days prior to the Maturity Date and systematic withdrawals are not subject to a Market Value Adjustment; however, a surrender charge may be imposed. Withdrawals may have federal income tax consequences, including a 10% penalty tax. See Surrender Charge, Surrender Charge for Excess
     Partial Withdrawals and Federal Tax Considerations.

     If you specify a Fixed Allocation from which your partial withdrawal will be made, we will assess the partial withdrawal against that Fixed Allocation. If you do not specify the investment option from which the partial withdrawal will be taken, we will not assess your partial withdrawal against any Fixed Allocations unless the partial withdrawal exceeds the Accumulation Value in the Divisions of Account NY-B. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

Market Value Adjustment

     We will apply a Market Value Adjustment, determined by application of the formula described below, in the following circumstances: (i) whenever you make a withdrawal or

                                    27

     transfer from a Fixed Allocation, other than withdrawals or transfers made within 30 days prior to the Maturity Date of the applicable Guarantee Period, systematic partial withdrawals, or pursuant to the dollar cost averaging program; and (ii) on the Annuity Commencement Date with respect to any Fixed Allocation having a Guarantee Period that does not end on or within 30 days after the annuity commencement date.

     The Market Value Adjustment is determined by multiplying the amount withdrawn, transferred or annuitized by the following factor:


                ((1+I)/(1+J+.0025))^(N/365)-1

     Where "I" is the Index Rate for a Fixed Allocation as of the first day of the applicable Guarantee Period; "J" is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years remaining in the Guarantee
     Period at the time of the withdrawal, transfer or annuitization; and "N" is the remaining number of days in the Guarantee Period at the time of the withdrawal, transfer or annuitization.

     The Index Rate is the average of the Ask Yields for U.S.
     Treasury Strips as reported by a national quoting service for the applicable maturity. The average currently is based on the period from the 22nd day of the calendar month two months prior to the calendar month of the Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity is the maturity date for these U.S.
     Treasury Strips on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method approved where required.

     We currently calculate the Index Rate once each calendar month. However, we reserve the right to calculate the Index
     Rate more frequently than monthly, but in no event will such Index Rate be based upon a period of less than 28 days.

     The Market Value Adjustment may result in either an increase or decrease in the Accumulation Value of your Fixed
     Allocation. If a full surrender, transfer or annuitization from the Fixed Allocation has been requested, the balance of the Market Value Adjustment will be added to or subtracted from the amount surrendered, transferred or annuitized. If a partial withdrawal, transfer or annuitization has been requested, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds the Accumulation
     Value in the Fixed Allocation, such transaction will be considered a full surrender, transfer or annuitization. The
     Appendix contains several examples which illustrate the application of the Market Value Adjustment.

                                    28

     Because of the Market Value Adjustment provision of the Contract, you bear the investment risk that the Guaranteed
     Interest Rates offered by us at the time you make a withdrawal or transfer from a Fixed Allocation or start receiving annuity payments may be higher or lower than the Guaranteed Interest Rate of the Fixed Allocation to which the Market Value Adjustment is applied, with the result that the Accumulation Value of your Fixed Allocation may be substantially reduced or increased. This will depend on the relationship of (1) the initial Index Rate, applicable at the time the allocation is made, on the Fixed Allocation from which the withdrawal, transfer or annuitization is made to (2) the current Index Rate offered by us for the Guarantee Period equal to the number of years remaining in the Guarantee Period as of such date. If the initial Index
     Rate of (1) is higher than the then current Index Rate of
     (2) plus .0025, application of the Market Value Adjustment will result in an increase in your Accumulation Value. If the Index Rate of (1) is lower than the then current Index
     Rate of (2) plus .0025, application of the Market Value
     Adjustment will result in a decrease in your Accumulation
     Value.


FACTS ABOUT THE CONTRACT

The Owner

     You are the Owner. You are also the Annuitant unless another Annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple Owners named, the age of the oldest Owner shall determine the applicable death benefit.

     Death of an Owner activates the death benefit provision. In the case of a sole Owner who dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit when due. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated
Beneficiary has predeceased the Owner.  In the case of a joint
Owner of the Contract dying prior to the annuity commencement date, we will designate the surviving Owner(s) as the Beneficiary(ies). This supersedes any previous Beneficiary designation.

     In the case where the Owner is a trust and a beneficial
Owner of the trust has been designated, the beneficial Owner will be treated as the Owner of the Contract solely for the purpose of determining the death benefit provisions. If a beneficial Owner is changed or added after the Contract Date, this will be treated as a change of Owner for purposes of determining the death benefit. See Change of Owner or Beneficiary. If no beneficial
Owner of the Trust has been designated, the availability of enhanced death benefits will be determined by the age of the Annuitant at issue.

The Annuitant

     The Annuitant is the person designated by the Owner to be the measuring life in determining Annuity Payments. The Owner will receive the annuity benefits of the Contract if

                                    29

the
Annuitant is living on the Annuity Commencement Date. If the Annuitant dies before the Annuity Commencement Date, and a contingent Annuitant has been named, the contingent Annuitant becomes the Annuitant (unless the Owner is not an individual, in which case the death benefit becomes payable). Once named, the Annuitant may not be changed at any time.

     If there is no contingent Annuitant when the Annuitant dies prior to the Annuity Commencement Date, the Owner will become the Annuitant. The Owner may designate a new Annuitant within 60 days of the death of the Annuitant.

     If there is no contingent Annuitant when the Annuitant dies prior to the Annuity Commencement Date and the Owner is not an individual, we will pay the Beneficiary the death benefit then due. The Beneficiary will be as provided in the Beneficiary designation then in effect. If no Beneficiary designation is in effect, or if there is no designated Beneficiary living, the Owner will be the Beneficiary. If the Annuitant was the sole
Owner and there is no Beneficiary designation, the Annuitant's estate will be the Beneficiary.

     Regardless of whether a death benefit is payable, if the Annuitant dies and any Owner is not an individual, such death will trigger application of the distribution rules imposed by Federal tax law.

The Beneficiary

     The Beneficiary is the person to whom we pay death benefit proceeds and who becomes the successor Owner if the Owner dies prior to the annuity commencement date. We pay death benefit proceeds to the primary Beneficiary (unless there are joint
Owners, in which case death proceeds are payable to the surviving
Owner(s)).  See Proceeds Payable to the Beneficiary.

     If the Beneficiary dies before the Annuitant or Owner, the death benefit proceeds are paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit proceeds to the Owner's estate.

     One or more persons may be named as Beneficiary or contingent Beneficiary. In the case of more than one
Beneficiary, unless otherwise specified, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

     You have the right to change beneficiaries during the Annuitant's lifetime unless you have designated an irrevocable
Beneficiary. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise certain rights and options under the Contract.

Change of Owner or Beneficiary

     During the Annuitant's lifetime and while your Contract is in effect, you may transfer ownership of the Contract (if purchased in connection with a non-qualified plan) subject to our

                                    30

published rules at the time of the change. A change in Ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the Beneficiary. To make either of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. See Federal Tax
Considerations, Transfer of Annuity Contracts, and Assignments.

Availability of the Contract

     We can issue a Contract if both the Annuitant and the Owner are not older than age 85.

Types of Contracts

Qualified Contracts

     The Contract may be issued as an Individual Retirement
     Annuity or in connection with an individual retirement account. In the latter case, the Contract will be issued without an Individual Retirement Annuity endorsement, and the rights of the participant under the Contract will be affected by the terms and conditions of the particular individual retirement trust or custodial account, and by provisions of the Code and the regulations thereunder. For example, the individual retirement trust or custodial account will impose minimum distribution rules, which may require distributions to commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. For both Individual Retirement
     Annuities and individual retirement accounts, the minimum
     Initial Premium is $1,500.

IF THE CONTRACT IS PURCHASED TO FUND A QUALIFIED PLAN,
DISTRIBUTION MUST COMMENCE NOT LATER THAN APRIL 1ST OF THE
CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH YOU ATTAIN AGE
70 1/2.  IF YOU OWN MORE THAN ONE QUALIFIED PLAN, YOU SHOULD CONSULT
YOUR TAX ADVISOR.

Non-qualified Contracts

     The Contract may fund any non-qualified plan.  Non-qualified
     Contracts do not qualify for any tax-favored treatment other than the benefits provided for by annuities.

Your Right to Select or Change Contract Options

     Before the Annuity Commencement Date, you may change the Annuity Commencement Date, frequency of Annuity Payments or the
Annuity Option by sending a written request to our Customer
Service Center.  The Annuitant may not be changed at any time.

                                    31

Premiums

     You purchase the Contract with an Initial Premium. After the end of the Free Look Period, you may make additional premium payments. See Making Additional Premium Payments. The minimum
Initial Premium is $10,000 for a non-qualified Contract and $1,500 for a qualified Contract.

     You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Group or Sponsored
Arrangements.

Qualified Plans

     For IRA Contracts, the annual premium on behalf of any individual Contract may not exceed $2,000. Provided your spouse does not make a contribution to an IRA, you may set up a spousal IRA even if your spouse has earned some compensation during the year. The maximum deductible amount for a spousal IRA program is the lesser of $2,250 or 100% of your compensation reduced by the contribution (if any) made by you for the taxable year to your own IRA. However, no more than $2,000 can go to either your or your spouse's IRA in any one year. For example, $1,750 may go to your IRA and $500 to your spouse's IRA. These maximums are not applicable if the premium is the result of a rollover from another qualified plan.

Where to Make Payments

     Remit premium payments to our Customer Service Center. The address is shown on the cover. We will send you a confirmation notice.

Making Additional Premium Payments

     You may make additional premium payments after the end of the Free Look Period. We can accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 under non-qualified plans. For qualified plans, no contributions may be made to an IRA Contract for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions). The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan.

Crediting Premium Payments

     The Initial Premium will be accepted or rejected within two business days of receipt by us if accompanied by information sufficient to permit us to determine if we are able to issue a Contract. We may retain an Initial Premium for up to five business days while attempting to obtain information sufficient to enable us to issue the Contract. If we are unable to do so within

                                    32

five business days, the applicant will be informed of the reasons for the delay and the Initial Premium will be returned immediately unless the applicant consents to our retaining the Initial Premium until we have received the information we require. Thereafter, all additional premiums will be accepted on the day received.

     We will also accept, by agreement with broker-dealers and when permissible in a state, transmittal of initial and additional premium payments by wire order from the broker-dealer to our Customer Service Center. Such transmittals must be accompanied by a simultaneous facsimile transmission of an application. Contact our Customer Service Center to find out about state availability and broker-dealer requirements.

     Upon our acceptance of premium payments received via wire order and accompanied by a facsimile of an application, we will issue the Contract, allocate the premium payment according to your instructions, and invest the payment at the value next determined following receipt. See Restrictions on Allocation of Premium Payments. Wire orders not accompanied by an application may be retained for up to five business days while we attempt to obtain information sufficient to enable us to issue the Contract.
If we are unable to do so, our Customer Service Center will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the premium payment immediately to the broker-dealer for return to the applicant, unless the applicant specifically consents to allow us to retain the premium payment until our Customer Service Center receives the application.

     On the date we receive and accept your initial or additional premium payment:

     (1) We allocate the Initial Premium among the Divisions and Fixed Allocations according to your instructions, subject to any restrictions. See Restrictions on Allocation of Premium Payments. For additional premium payments, the Accumulation Value will increase by the amount of the premium. If we do not receive instructions from you, the increase in the Accumulation
          Value will be allocated among the Divisions in proportion to the amount of Accumulation Value in each Division as of the date we receive and accept the additional premium payment. If there is no Accumulation Value in the Divisions, the increase in the Accumulation Value will be allocated to a Fixed
          Allocation with the shortest Guarantee Period then available.

     (2) For an Initial Premium, we calculate your applicable death benefit. When an additional premium payment is made, we increase your applicable death benefit in accordance with the death benefit option in effect for your Contract.

Following receipt and acceptance of the application, and investment of the premium payment, we will issue the Contract.

                                    33

Restrictions on Allocation of Premium Payments

     We may require that an Initial Premium designated for a Division of Account NY-B be allocated to the Specially Designated
Division during the Free Look Period for Initial Premiums received. After the free look period, if your Initial Premium was allocated to the Specially Designated Division, we will transfer the Accumulation Value to the Divisions you previously selected based on the index of investment experience next computed for each Division. See Facts About the Contract,
Measurement of Investment Experience, Index of Investment
Experience and Unit Value. Initial premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen.

Your Right to Reallocate

     You may reallocate your Accumulation Value among the Divisions and Fixed Allocations at the end of the free look period. We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. We require that each reallocation of your Accumulation Value equal at least
$250 or, if less, your entire Accumulation Value within a Division or Fixed Allocation. We reserve the right to limit, upon notice, the maximum number of reallocations you may make within a Contract Year. In addition, we reserve the right to defer the reallocation privilege at any time we are unable to purchase or redeem shares of the ESS Trust, the Travelers Series
Fund or the Smith Barney Series Fund. We also reserve the right to modify or terminate your right to reallocate your Accumulation
Value at any time in accordance with applicable law.
Reallocations from the Fixed Account are subject to the Market
Value Adjustment unless taken as part of the dollar cost averaging program or within 30 days prior to the Maturity Date of the applicable Guarantee Period. To make a reallocation change, you must provide us with satisfactory notice at our Customer
Service Center.

     We reserve the right to limit the number of reallocations of your Accumulation Value among the Divisions and Fixed Allocations or refuse any reallocation request if we believe that: (a) excessive trading by you or a specific reallocation request may have a detrimental effect on unit values or the share prices of the underlying Series; or (b) we are informed by the ESS Trust, the Travelers Series Fund or the Smith Barney Series Fund that the purchase or redemption of shares is to be restricted because of excessive trading or a specific reallocation or group of reallocations is deemed to have a detrimental effect on share prices of the ESS Trust, the Travelers Series Fund or the Smith
Barney Series Fund.

     Where permitted by law, we may accept your authorization of third party reallocation on your behalf, subject to our rules.
We may suspend or cancel such acceptance at any time. We will notify you of any such suspension or cancellation. We may restrict the Divisions and Fixed Allocations that will be available to you for reallocations of premiums during any period in which you authorize such third party to act on your behalf.
We will give you prior notification of any such restrictions.
However, we will not enforce such restrictions if we are provided evidence

                                    34

satisfactory to us that: (a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs.

     Some restrictions may apply based on the free look provisions of the state where the Contract is issued. See Your
Right to Cancel or Exchange Your Contract.

Dollar Cost Averaging

     If you have at least $10,000 of Accumulation Value in the Liquid Asset Division or a Fixed Allocation with a one year
Guarantee Period, you may elect the dollar cost averaging program and have a specified dollar amount transferred from the Division or such Fixed Allocation on a monthly basis.

     The main objective of dollar cost averaging is to attempt to shield your investment from short-term price fluctuations. Since the same dollar amount is transferred to other Divisions each month, more units are purchased in a Division if the value per unit is low and less units are purchased if the value per unit is high.

     Therefore, a lower than average value per unit may be achieved over the long term. This plan of investing allows investors to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

     Dollar cost averaging may be elected at issue or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to your Accumulation Value in Liquid Asset Division or a Fixed
Allocation with a one year Guarantee Period when you elect the dollar cost averaging program, divided by 12.

     The transfer date will be the same calendar day each month as the Contract Date. The dollar amount will be allocated to the Divisions in which you are invested in proportion to your Accumulation Value in each Division unless you specify otherwise.
If, on any transfer date, your Accumulation Value is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending satisfactory notice to our Customer
Service Center at least seven days before the next transfer date.
Any allocation under this program will not be included in determining if the excess allocation charge will apply. We currently do not permit transfers under the dollar cost averaging program from Fixed Allocations with other than one year Guarantee
Periods. Transfers from a Fixed Allocation under the dollar cost averaging program will not be subject to a Market Value
Adjustment. See Market Value Adjustment. A Fixed Allocation may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

                                    35

What Happens if a Division is Not Available

     When a distribution is made from an investment portfolio supporting a Division of Account NY-B in which reinvestment is not available, we will allocate the distribution, unless you specify otherwise, to the Specially Designated Division.

     Such a distribution can occur when (a) an investment portfolio matures, or (b) a distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities for acquisition. When an investment portfolio matures, we will notify you in writing 30 days in advance of that date. To elect an allocation of the distribution to other than the Specially Designated Division, you must provide satisfactory notice to us at least seven days prior to the date the portfolio matures. Such allocations are not counted for purposes of the number of free allocation changes permitted. When a distribution from a portfolio or Division cannot be reinvested in the portfolio due to the unavailability of securities for acquisition, we will notify you promptly after the allocation has occurred. If, within 30 days, you allocate the Accumulation Value from the Specially Designated Division to other Divisions or Fixed Allocations of your choice, such allocations will not be included in determining if the excess allocation charge will apply.

Your Accumulation Value

     Your Accumulation Value is the sum of the amounts in each of the Divisions and the Fixed Allocations in which you are invested, and is the amount available for investment at any time.
You select the Divisions and Fixed Allocations to which to allocate your Accumulation Value. We adjust your Accumulation
Value on each Valuation Date to reflect the Divisions' investment performance and interest credited to your Fixed Allocations, any additional premium payments or partial withdrawals since the previous Valuation Date, and on each Contract processing date to reflect any deduction of the annual Contract fee. Your
Accumulation Value is applied to your choice of an Annuity Option on the Annuity Commencement Date subject to our published rules at such time. See Choosing an Income Plan.

Accumulation Value in Each Division

On the Contract Date

     On the Contract Date, your Accumulation Value is allocated to each Division as you have specified, unless the Contract is issued in a state that requires the return of premium payments during the Free Look Period, in which case, the portion of your Initial Premium not allocated to a Fixed
     Allocation will be allocated to the Specially Designated
     Division during the Free Look Period.  See Your Right to
     Cancel or Exchange Your Contract.

                                    36

On Each Valuation Date

     At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division will be calculated as follows:

     (1) We take the Accumulation Value in the Division at the end of the preceding Valuation Period.
     (2) We multiply (1) by the Division's net rate of return for the current Valuation Period.
     (3)  We add (1) and (2).
     (4) We add to (3) any additional premium payments allocated to the Division during the current Valuation Period.
     (5) We add or subtract allocations to or from that Division during the current Valuation Period.
     (6) We subtract from (5) any partial withdrawals and any associated charges allocated to that Division during the current Valuation Period.
     (7) We subtract from (6) the amounts allocated to that Division for:
          (a)  any Contract fees; and
          (b)  any charge for premium taxes.

All amounts in (7) are allocated to each Division in the proportion that (6) bears to the Accumulation Value in Account NY-
B, unless the Charge Deduction Division has been specified.  See
Charges Deducted from the Accumulation Value.

Measurement of Investment Experience

Index of Investment Experience and Unit Value


     The investment experience of a Division is determined on each Valuation Date. We use an index to measure changes in each Division's experience during a Valuation Period. In most cases, we set the index at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the experience factor for the current Valuation Period.


     We may express the value of amounts allocated to the Divisions in terms of units. We determine the number of units for a given amount on a Valuation Date by dividing the dollar value of that amount by the index of investment experience for that date. The index of investment experience is equal to the value of a unit.

How We Determine the Experience Factor

     For Divisions of Account NY-B the experience factor reflects the investment experience of the Series of the Fund in which a Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:

                                    37

     (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation
          Period.
     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.
     (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
     (4) We subtract the applicable daily mortality and expense risk charge from each Division for each day in the valuation period.
     (5) We subtract the daily asset based administrative charge from each Division for each day in the valuation period.

     Calculations for Divisions investing in a Series are made on a per share basis.

Net Rate of Return for a Division

     The net rate of return for a Division during a valuation period is the experience factor for that Valuation Period minus one.

Cash Surrender Value

     Your Contract's Cash Surrender Value fluctuates daily with the investment results of the Divisions, interest credited to Fixed Allocations and any Market Value Adjustment. We do not guarantee any minimum Cash Surrender Value. On any date before the Annuity Commencement Date while the Contract is in effect, the cash surrender value is calculated as follows:

     (1)  We take the Contract's Accumulation Value;
     (2)  We deduct from (1) any surrender charge and any charge
for premium              taxes;
     (3)  We deduct from (2) any charges incurred but not yet
deducted; and
     (4)  We adjust (3) for any Market Value Adjustment.

Surrendering to Receive the Cash Surrender Value

     The Contract may be surrendered by the Owner at any time while the Annuitant is living and before the Annuity Commencement
Date.

     A surrender will be effective on the date your written request and the Contract are received at our Customer Service
Center. The Cash Surrender Value is determined and all benefits under the Contract will then be terminated, as of that date. You may receive the Cash Surrender Value in a single sum payment or apply it under one or more Annuity Options. See The Annuity
Options. We will usually pay the Cash Surrender Value within seven days but we may delay payment. See When We Make Payments.

                                    38

Partial Withdrawals

     Prior to the Annuity Commencement Date, while the Annuitant is living and the Contract is in effect, you may take partial withdrawals from the Accumulation Value by sending satisfactory notice to our Customer Service Center. Unless you specify otherwise, the amount of the withdrawal, including any surrender charge and Market Value Adjustment, will be taken in proportion to the amount of Accumulation Value in each Division in which you are invested. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed
Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

     There are three options available for selecting partial withdrawals, the Conventional Partial Withdrawal Option, the
Systematic Partial Withdrawal Option and the IRA Partial
Withdrawal Option. All three options are described below. The maximum amount you may withdraw each Contract Year without incurring a surrender charge is 15% of your Accumulation Value.
See Surrender Charge for Excess Partial Withdrawals. Partial withdrawals may not be repaid. A partial withdrawal request for an amount in excess of 90% of the Cash Surrender Value will be treated as a request to surrender the Contract.

Conventional Partial Withdrawal Option

     After the Free Look Period, you may take conventional partial withdrawals. The minimum amount you may withdraw under this option is $1,000. A conventional partial withdrawal from a Fixed Allocation may be subject to a Market Value Adjustment.

Systematic Partial Withdrawal Option

     This option may be elected at the time you apply for a Contract, or at a later date. This option may be elected to commence in a Contract Year where a conventional partial withdrawal has been taken. However, it may not be elected while the IRA Partial Withdrawal Option is in effect.

     You may choose to receive systematic partial withdrawals on a monthly or quarterly basis from your Accumulation Value in the Divisions or the Fixed Allocations. The commencement of payments under this option may not be elected to start sooner than 28 days after the Contract Issue Date. You select the date of the quarter or month when the withdrawals will be made but no later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of each month as the Contract Date.

                                    39

     You may select a dollar amount or a percentage of the Accumulation Value from the Divisions in which you are invested as the amount of your withdrawal subject to the following maximums, but in no event can a payment be less than $100:

                    Frequency Maximum Percentage
                    ----------------------------

                    Monthly           1.25%
                    Quarterly         3.75%

     If a dollar amount is selected and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your Accumulation Value on the withdrawal date, the amount withdrawn will be reduced so that it equals such percentage. For example, if a $500 monthly withdrawal was elected and on the withdrawal date 1.25% of the Accumulation
Value equaled $300, the withdrawal amount would be reduced to $300. If a percentage is selected and the amount to be systematically withdrawn based on that percentage would be less than the minimum of $100, we would increase the amount to $100 provided it does not exceed the maximum percentage. If it is below the maximum percentage we will send the minimum. If it is above the maximum percentage we will send the amount and then cancel the option. For example, if you selected 1.0% to be systematically withdrawn on a monthly basis and that amount equaled $90, and since $100 is less than 1.25% of the Accumulation Value, we would send $100. If 1.0% equaled $75, and since $100 is more than 1.25% of the Accumulation Value we would send $75 and then cancel the option. In such a case, in order to receive systematic partial withdrawals in the future, you would be required to submit a new notice to our Customer Service
Center.

     Systematic Partial Withdrawals from Fixed Allocations are limited to interest earnings during the prior month or quarter, depending on whether you have chosen a monthly or quarterly frequency, respectively. Systematic Partial Withdrawals are not subject to a Market Value Adjustment. A Fixed Allocation, however, may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal
Option.

     You may change the amount or percentage of your withdrawal once each Contract Year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date.
However, you may not change the amount or percentage of your withdrawals in any Contract Year during which you have previously taken a conventional partial withdrawal.

IRA Partial Withdrawal Option

     If you have an IRA Contract and will attain age 70 1/2 in the current calendar year, distributions may be made to you to satisfy requirements imposed by Federal tax law. IRA partial withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. See Federal Tax
Considerations. We will send you a notice before your distributions commence, and you may

                                    40

elect this option at that
time, or at a later date. You may not elect IRA partial withdrawals while the Systematic Partial Withdrawal Option is in effect. If you do not elect the IRA Partial Withdrawal Option, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if the Systematic Partial Withdrawal Option is in effect, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by Federal tax law.

     You may choose to receive IRA partial withdrawals on a monthly, quarterly or annual frequency. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of the month as the Contract Date.

     At your request, we will determine the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. At the time we determine the required partial withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the partial withdrawal amount is greater than the Accumulation Value, we will cancel the Contract and send you the amount of the Cash Surrender Value.

     You may change the payment frequency of your withdrawals once each Contract Year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date.

     An IRA partial withdrawal in excess of the amount allowed under the Systematic Partial Withdrawal Option may be subject to a Market Value Adjustment.

Partial Withdrawals in General

     CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES
     ASSOCIATED WITH TAKING PARTIAL WITHDRAWALS. A partial withdrawal made before the taxpayer reaches age 59 1/2 may result in imposition of a tax penalty of 10% of the taxable portion withdrawn. See Federal Tax Considerations for more details.

 Automatic Rebalancing

     If you have at least $10,000 of Accumulation Value invested in the Divisions, you may elect to participate in our automatic rebalancing program. Automatic rebalancing provides you with an easy way to maintain the particular asset allocation that you and your financial advisor have determined are most suitable for your individual long-term investment goals. We do not charge a fee for participating in our automatic rebalancing program.

                                    41

     Under the program you may elect to have all your allocations among the Divisions rebalanced on a quarterly, semi-annual, or annual calendar basis. The minimum size of an allocation to a Division must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account.
The program may be used in conjunction with the systematic partial withdrawal option only where such withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

     To participate in automatic rebalancing you must submit to our Customer Service Center written notice in a form satisfactory to us. We will begin the program on the last Valuation Date of the applicable calendar period in which we receive the notice.
You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your Accumulation Value among the Divisions or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

Proceeds Payable to the Beneficiary

     If the Owner or the Annuitant (when the Owner is other than an individual) dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit proceeds under the Contract. Such amount may be received in a single sum or applied to any of the Annuity Options. See The Annuity Options. If we do not receive a request to apply the death benefit proceeds to an Annuity Option, a single sum distribution will be made. Any distributions from non-qualified Contracts must comply with applicable Federal tax law distribution requirements.

Death Benefit Options

     Subject to our rules, there are two death benefit options that may be elected by you at issue under the Contract: the Standard Death Benefit Option and the Annual Ratchet Enhanced
Death Benefit Option.

     The Annual Ratchet Enhanced Death Benefit Option may only be elected at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger at issue.

     We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or
Sponsored Arrangements.

Standard Death Benefit Option

     You will automatically receive the Standard Death Benefit
     Option unless you elect the Annual Ratchet Enhanced Death
     Benefit.  The Standard Death Benefit Option for the

                                    42

     Contract
     is equal to the greatest of: (i) your Accumulation Value;
     (ii) total premiums less any partial withdrawals; and (iii) the Cash Surrender Value.

Annual Ratchet Enhanced Death Benefit Option

     The Annual Ratchet Enhanced Death Benefit under the
     Contract, if elected, is equal to the greatest of: (i) the Accumulation Value; (ii) total premium payments less any partial withdrawals; (iii) the Cash Surrender Value; or (iv) the following valuation:

     (1)  We take the enhanced death benefit from the prior
          Valuation Date. On the Contract Date, the enhanced death benefit is equal to the Initial Premium.
     (2) We add to (1) any additional premiums paid since the prior Valuation Date and subtract from (1) any partial withdrawals (including any Market Value Adjustments and surrender charges incurred) taken since the prior
          Valuation Date.
          (3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 80 which is also a Contract
          Anniversary, we set the enhanced death benefit equal to the greater of (2) or the Accumulation Value as of such date.

     On all other Valuation Dates, the enhanced death benefit is equal to (2).

How to Claim Payments to Beneficiary

     We must receive due proof of the death of the Owner or the Annuitant (if the Owner is other than an individual) (such as an official death certificate) at our Customer Service
     Center before we will make any payments to the Beneficiary.
     We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

Reports to Owners

     We will send you a report once each calendar quarter within 31 days after the end of each calendar quarter. The report will show the Accumulation Value, the Cash Surrender Value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

     We will also send you copies of any shareholder reports of the portfolios or securities in which Account NY-B invests, as well as any other reports, notices or documents required by law to be furnished to Owners.

                                    43

When We Make Payments

     We will generally pay death benefit proceeds and the cash surrender value within seven days after our Customer Service
Center receives all the information needed to process the payment.

     However, we may delay payment of amounts derived from the Divisions if it is not practical for us to value or dispose of shares of Account NY-B because:

     (1)  The NYSE is closed for trading;
     (2)  The SEC determines that a state of emergency exists;
     (3) An order or pronouncement of the SEC permits a delay for the protection of Owners; or,
     (4) The check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

     During such times, as to amounts allocated to the Divisions, we may delay:

     (1)  Determination and payment of any Cash Surrender Value;
     (2) Determination and payment of any death benefit if death occurs before the Annuity Commencement Date;
     (3)  Allocation changes of the Accumulation Value; or,
     (4)  Application under an Annuity Option of the Accumulation
          Value.

     We reserve the right to delay payment of amounts from the Fixed Account for up to six months.


CHARGES AND FEES

 Charge Deduction Division

     You may specify at issue if you wish to have all charges against the Accumulation Value deducted from the Money Market
Division. We call this the Charge Deduction Division Option, and within this context refer to the Money Market as the Charge
Deduction Division. If you do not elect this option, or if the amount of the charges is greater than the amount in the Division, the charges will be deducted as discussed below. You may also choose to elect or cancel this option while the Contract is in force by sending satisfactory notice to our Customer Service
Center.

                                    44

Charges Deducted from the Accumulation Value

     We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed
Allocations you select, subject to certain restrictions.  See
Restrictions on Allocation of Premium Payments. We then may deduct certain amounts from your Accumulation Value. We may reduce certain fees and charges, including any surrender, administration, and mortality and expense risk charges, under group or sponsored arrangements. See Group or Sponsored
Arrangements.  Unless you have elected the Charge Deduction
Division, charges are deducted proportionately from all affected
Divisions in which you are invested.  If there is no Accumulation
Value in those Divisions, we will deduct charges from your Fixed
Allocations starting with the Guarantee Periods nearest their Maturity Dates until such charges have been paid. The charges we deduct are:

Surrender Charge

     A contingent deferred sales charge ("Surrender Charge") is imposed as a percentage of each premium payment if the Contract is surrendered or an excess partial withdrawal is taken during the seven year period from the date we receive and accept such premium payment. The percentage of premium payments deducted at the time of surrender or excess partial withdrawal depends upon the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment as follows:

     Complete Years Elapsed
     Since Premium Payment             Surrender Charge
     ----------------------            ----------------
               0                              7%
               1                              6%
               2                              5%
               3                              4%
               4                              3%
               5                              2%
               6                              1%
               7+                             0%




                                    45




Surrender Charge for Excess Partial Withdrawals

     There is considered to be an excess partial withdrawal in any Contract Year in which the amount withdrawn exceeds 15% of your Accumulation Value on the date of the withdrawal minus any amount withdrawn during that Contract Year. Where you are receiving systematic partial withdrawals, any combination of conventional partial withdrawals taken and any systematic partial withdrawals expected to be received in a Contract Year will be considered in determining the amount of the excess partial withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. See Facts About the Contract, The Fixed Account,
     Market Value Adjustment. Such charges will be deducted from the Accumulation Value in proportion to the Accumulation
     Value in each Division or Fixed Allocation from which the excess partial withdrawal was taken. In instances where the excess partial withdrawal equals the entire Accumulation
     Value in each such Division or Fixed Allocation, charges will be deducted proportionately from all other Divisions and Fixed Allocations in which you are invested.

     For purposes of calculating the surrender charge for the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any premium payments. Although we treat premium payments as being withdrawn before earnings for purposes of calculating the surrender charge for excess partial withdrawals, the Federal income tax law treats earnings as withdrawn first. See
     Federal Tax Considerations, Taxation of Non-Qualified
     Annuities.

     For example, the following assumes an Initial Premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third Contract Years, for total premium payments under the Contract of $30,000. It also assumes a partial withdrawal at the beginning of the fourth Contract Year of 20% of the Accumulation Value of $35,000.

     In this example, $5,250 ($35,000 x .15) is the maximum partial withdrawal that may be withdrawn during the Contract
     Year without the imposition of a surrender charge. The total partial withdrawal would be $7,000 ($35,000 x .2).
     Therefore, $1,750 ($7,000-$5,250) is considered an excess partial withdrawal of a part of the Initial

                                    46

     Premium payment
     of $10,000 and would be subject to a 4% surrender charge of $70.00 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

Premium Taxes

     We make a charge for state and local premium taxes in certain states which can range from 0% to 3.5% of premium.
     The charge depends on the Owner's state of residence. We reserve the right to change this amount to conform with changes in the law or if the Owner changes state of residence.

     Premium taxes are generally incurred on the annuity commencement date and a charge for such premium taxes is then deducted from your Accumulation Value on such date.
     However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of the Annuity Commencement Date. In those states we may initially defer collection of the amount of the charge for premium taxes from your Accumulation Value and deduct it against Accumulation Value on surrender of the Contract, excess partial withdrawals or on the Annuity Commencement
     Date.

Administrative Charge

     The administrative charge is incurred at the beginning of the Contract processing period and deducted at the end of each Contract processing period. We deduct this charge when determining the Cash Surrender Value payable if you surrender the Contract prior to the end of a Contract processing period. If the Accumulation Value at the end of the Contract processing period equals or exceeds $100,000 or the sum of the premiums paid equals or exceeds $100,000, the charge is zero. Otherwise, the amount deducted is $30 per Contract Year. This charge is to cover a portion of our administrative expenses. See Asset Based Administrative
     Charge, below.

Excess Allocation Charge


     We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. This amount represents the maximum we will charge. The charge would be deducted from the Divisions and the Fixed Allocations from which each such reallocation is made in proportion to the amount being transferred from each such Division and Fixed
     Allocation unless you have chosen to use the Charge
     Deduction Division. Any allocations or transfers due to the election of dollar cost averaging and reallocation under the provision What Happens if a Division is Not
     Available will not be included in determining if the excess allocation charge should apply.


                                    47

Charges Deducted from the Divisions

Mortality and Expense Risk Charge

     The amount of the mortality and expense risk charge depends on the death benefit option that has been elected. If the Standard Death Benefit Option is elected, the charge is equivalent, on an annual basis, to 1.10% of the assets in each Division. The charge is deducted on each Valuation
     Date at the rate of .003030% for each day in the Valuation
     Period. Approximately .75% is allocated to the mortality risk and .35% is allocated to the expense risk. If the Annual Ratchet Enhanced Death Benefit is elected, the charge is equivalent, on an annual basis, to 1.25% of the assets in each Division. The charge is deducted on each Valuation
     Date at the rate of .003446% for each day in the Valuation
     Period. Approximately .90%, is allocated to the mortality risk.


     This charge will compensate us for mortality and expense risks we assume under the Contract. The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. First Golden also assumes a risk under the Contract for paying a guaranteed death benefit.


     The expense risk assumed is the risk that it will cost us more to issue and administer the Contract than we expect.

Asset Based Administrative Charge

     We will deduct a daily charge from the assets in each Division, to compensate us for a portion of the administrative expenses under the Contract. The daily charge is at a rate of 0.000411% (equivalent to an annual rate of 0.15%) on the assets in each Division.



Fund Expenses

     There are fees and charges deducted from each Series of the ESS Trust, the Travelers Series Fund and the Smith Barney Series
Fund.  Please read the respective Trust prospectus for details.


                                    48

CHOOSING YOUR ANNUITIZATION OPTIONS

Annuitization of Your Contract

     If the Annuitant and Owner are living on the Annuity
Commencement Date, we will begin making payments to the Owner under an income plan. We will make these payments under the Annuity Option chosen. You may change an Annuity Option by making a written request to us at least 30 days prior to the Annuity Commencement Date of the Contract. The amount of the payments will be determined by applying your Accumulation Value adjusted for any applicable Market Value Adjustment on the Annuity Commencement Date in accordance with The Annuity Options section below, subject to our published rules at such time. See
When We Make Payments.

     You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value or you may choose one or more Annuity Options for the payment of death benefit proceeds while it is in effect and before the Annuity Commencement Date.
If, at the time of the Owner's death or the Annuitant's death (if the Owner is not an individual), no option has been chosen for paying death benefit proceeds, the Beneficiary may choose an option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable Federal tax law.

     The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the Accumulation Value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

     For each option we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefits, we require the return of the Contract. If your Contract has been lost, we will require that you complete and return the applicable Contract form. Various factors will affect the level of annuity benefits including the Annuity Option chosen, the applicable payment rate used and the investment results of the Divisions and interest credited to the Fixed
Allocations in which the Accumulation Value has been invested.

     Some annuity options may provide only for fixed payments.
Fixed Annuity Payments are regular payments, the amount of which is fixed and guaranteed by us. The amount of the payments will depend only on the form and duration of payments chosen, the age of the Annuitant or Beneficiary (and sex, where appropriate), the total Accumulation Value applied to purchase the fixed option, and the applicable payment rate.

     Our approval is needed for any option where:

     (1) The person named to receive payment is other than the Owner or Beneficiary;
     (2) The person named is not a natural person, such as a corporation; or
     (3) Any income payment would be less than the minimum annuity income payment allowed.

                                    49

Annuity Commencement Date Selection

     You select the Annuity Commencement Date. You may select any date following the fifth Contract Anniversary but before the Contract Processing Date in the month following the Annuitant's
90th birthday.  If, on the Annuity Commencement Date, a Surrender
Charge remains, the elected Annuity Option must include a life annuity or a period certain of at least five years duration. If you do not select a date, the annuity commencement date will be in the month following the Annuitant's 90th birthday. If the Annuity Commencement Date occurs when the Annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for Federal tax purposes. See Federal Tax Considerations. For a Contract purchased in connection with a qualified plan, distribution must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Consult your tax advisor.

Frequency Selection

     You choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly. There may be certain restrictions on minimum payments that we will allow.

The Annuitization Options

     There are four options to choose from as shown below.
Options 1 through 3 are fixed and option 4 may be fixed or variable. For a fixed option, the Accumulation Value in the Divisions is transferred to the general account.

Option 1. Income for a Fixed Period

          Payment is made in equal installments for a fixed number of years based on the Accumulation Value as of the annuity commencement date. We guarantee that each monthly payment will be at least the amount set forth in the Contract. Guaranteed amounts for annual, semi-annual and quarterly payments are available upon request. Illustrations are available upon request. If the Cash Surrender Value or Accumulation Value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the Owner reaches age 59 1/2.

Option 2. Income for Life

          Payment is made in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain may be available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his

                                    50

          or her death.  We guarantee
          that each payment will be at least the amount set forth in the Contract corresponding to the person's age on his or her last birthday before the option's effective date. Amounts for ages not shown in the Contract are available upon request.

Option 3. Joint Life Income

          This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner or Beneficiary of the Contract. Monthly payments are guaranteed and are made as long as at least one of the named persons is living.
          There is no minimum number of payments. Monthly payment amounts are available upon request.

Option 4. Annuity Plan

          An amount can be used to buy any single premium annuity we offer on the option's effective date.

Payment When Named Person Dies

     When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

     (1) For option 1, or any remaining guaranteed payments under option 2, payments will be continued. Under options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for option 1 and 3.50% for option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for options 1 and 2 if such payments were not based on the tables in the Contract.
     (2) For option 3, no amounts are payable after both named persons have died.
     (3) For option 4, the annuity agreement will state the amount due, if any.


OTHER CONTRACT PROVISIONS

In Case of Errors in Application Information

     If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

                                    51

Sending Notice to Us

     Any written notices, inquiries or requests should be sent to our Customer Service Center. Please include your name, your Contract number and, if you are not the Annuitant, the name of the Annuitant.

Assigning the Contract as Collateral

     You may assign a non-qualified Contract as collateral security for a loan or other obligation. This does not change the Ownership. However, your rights and any Beneficiary's rights are subject to the terms of the assignment. See Transfer of Annuity Contracts, and
     Assignments. An assignment may have Federal tax consequences. See Federal Tax Considerations.

     You must give us satisfactory written notice at our Customer
     Service Center in order to make or release an assignment.
     We are not responsible for the validity of any assignment.

Non-Participating

     The Contract does not participate in the divisible surplus of First Golden.

Authority to Make Agreements

     All agreements made by us must be signed by our president or a vice president and by our secretary or an assistant secretary. No other person, including an insurance agent or broker, can change any of the Contract's terms, make any can change any of the Contract's terms, make any agreements binding on us or extend the time for premium payments.

Contract Changes - Applicable Tax Law

     We reserve the right to make changes in the Contract to the extent we deem it necessary to continue to qualify the Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given advance written notice of such changes.

Your Right to Cancel or Exchange Your Contract

Canceling Your Contract


     You may cancel your Contract within your Free Look Period, which is ten days after you receive your Contract. For purposes of administering our allocation and administrative rules, we deem this period to expire 15 days after the Contract is mailed to you. Some states may require a longer
     Free Look Period.  If you decide to cancel, you may mail

                                    52

     or deliver the Contract to our Customer Service Center.
     We will refund the greater of the premium paid or the Accumulation Value plus any charges we deducted; and the contract will be void as of the effective date of cancellation. We may require your premiums designated for investment in the Divisions of Account NY-B be allocated to the Specially Designated Division during the Free Look
     Period. Premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen. If you do not choose to exercise your right to cancel during the Free Look Period, then at the end of the Free Look Period your money will be invested in the Divisions chosen by you, based on the index of investment experience next computed for each Division.
     See Facts About the Contract, Measurement of Investment
     Experience, Index of Experience and Unit Value.


Exchanging Your Contract

     For information regarding Section 1035 Exchanges, see
     Federal Tax Considerations.

Other Contract Changes

     You may change the Contract to another annuity plan subject to our rules at the time of the change.

Group or Sponsored Arrangements

     For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer a reduced death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases Contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Contracts to its employees on an individual basis.

     Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy
Contracts or that have been in existence less than six months will not qualify for reduced charges.

     We will make these and any similar reductions according to our rules in effect when an application or enrollment form for a Contract is approved. We may change these rules from time to time. Any variation in the administrative charge will reflect differences in costs or services and will not be unfairly discriminatory.

                                    53

Selling the Contract

     DSI is also principal underwriter and distributor of the Contract as well as for any other Contracts issued through Account NY-B and any other separate accounts of First Golden and Golden American. We pay DSI for acting as principal underwriter under a distribution agreement. The offering of the Contract will be continuous.

     DSI has entered into and will continue to enter into sales agreements with broker-dealers to solicit for the sale of the Contract through registered representatives who are licensed to sell securities and variable insurance products including variable annuities. These agreements provide that applications for Contracts may be solicited by registered representatives of the broker-dealers appointed by First Golden to sell its variable life insurance and variable annuities. These broker-dealers are registered with the SEC and are members of the National
Association of Securities Dealers, Inc. ("NASD"). The registered representatives are authorized under applicable state regulations to sell variable life insurance and variable annuities. The writing agent will receive commissions and expense allowances totaling up to 6.0% of any initial or additional premium payments made.


REGULATORY INFORMATION

Voting Rights

Account NY-B

     We will vote the shares of a Trust owned by Account NY-B according to your instructions. However, if the Investment
Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a trust in our own right, we may decide to do so.

     We determine the number of shares that you have in a Division by dividing the Contract's Accumulation Value in that Division by the net asset value of one share of the portfolio in which a Division invests. Fractional votes will be counted. We will determine the number of shares you can instruct us to vote
180 days or less before a Trust's meeting. We will ask you for voting instructions by mail at least 10 days before the meeting.

     If we do not get your instructions in time, we will vote the shares in the same proportion as the instructions received from all Contracts in that Division. We will also vote shares we hold in Account NY-B which are not attributable to Owners in the same proportion.

State Regulation

     We are regulated and supervised by the Insurance Department of the State of New York, which periodically examines our financial condition and operations. We are also subject to the

                                    54

insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved by the Insurance Department of the State of New
York. We are required to submit annual statements of our operations, including financial statements, to the Insurance
Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

Legal Proceedings

     First Golden, as an insurance company, is ordinarily involved in litigation. We do not believe that any current litigation is material and we do not expect to incur significant losses from such actions.

Legal Matters

     The legal validity of the Contract described in this prospectus has been passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of First
Golden.  Sutherland, Asbill & Brennan, L.L.P. of Washington, D.C.
has provided advice on certain matters relating to Federal securities laws.

Experts


     The audited financial statements of First Golden American
Life Insurance Company of New York, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in this Prospectus and in the Registration Statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


MORE INFORMATION ABOUT FIRST GOLDEN AMERICAN LIFE INSURANCE
COMPANY OF NEW YORK

Management's Discussion and Analysis of Financial Condition and
Results of Operations

     This Management's Discussion and Analysis of Financial
Condition and Results of Operations should be read in conjunction with the GAAP Basis Financial Statements and Notes to Financial
Statements included herein.


     First Golden, a wholly owned subsidiary of Golden American Life
Insurance Company ("Golden American" or the "Parent"), was incorporated on May 24, 1996. Golden American is a wholly owned indirect subsidiary of Equitable of Iowa Companies. Equitable of Iowa
Companies is a holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securities, Inc., EIC
Variable, Inc. and Equitable of Iowa Securities Network, Inc. First
Golden's primary purpose will be to offer insurance products in the State of New York. On January 2, 1997 First Golden became licensed as a life insurance company in the State of New York. First Golden is authorized to do business only in the State of New York.

     First Golden's primary business purpose is to offer variable insurance products (the "Contracts"). The First Golden Contracts are funded by Separate Account NY-B and are being offered to the public for the first time through this prospectus. As of the date of this prospectus, Separate Account NY-B had not received any premium payments under the Contracts.

                                    55

Business Environment

     The current business and regulatory environment remains challenging for the insurance industry. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offer consumers many choices. However, overall demand for variable annuity product remains strong for several reasons including:
a dynamic stock market performance over the last 3 years; relatively low interest rates; an aging United States population that is increasingly concerned about retirement and estate planning, as well as maintaining their standard of living in retirement; potential reductions in government and employer-provided benefits at retirement as well as lower public confidence in the adequacy of those benefits.

Results of Operations for the period December 17, 1996 (commencement of operations) through December 31, 1996

     Net income for the period from December 17, 1996 through December
31, 1996 was $42,000. Net investment income of $65,000 was earned and income taxes were $23,000.

     Future revenues will be generated from the sale of variable products resulting in product charge revenues as well as investment income from the investments. Future benefits and expenses will include policy benefits, operating expenses and commission expenses associated with the sale and maintenance of the Contracts.

Liquidity and Capital Resources

     Positive cash flow elements from operations included net income and increases in liabilities. Negative cash flow elements from operations were produced from two sources, the increase in accrued investment income and the net amortization of discounts on short-term investments.

     Future cash flows will consist of product charges, investment income and maturities of fixed maturity investments. Future cash flow uses will include the payment of annuity and insurance benefits, operating expenses and commissions and the purchase of new investments.

     On December 17, 1996, Golden American made capital contributions to First Golden of $25,000,000. Of this amount, $2,000,000 represented 200,000 shares of common stock with a par value of $10.00 per share. The remaining $23,000,000 was contributed as additional paid-in capital. First Golden believes that it will be able to fund the capital and surplus required for projected new business from existing statutory capital and surplus as well as future surplus contributions from its Parent. First Golden expects to continue to receive capital contributions from Golden American if necessary.

                                    56

     First Golden is required to maintain a minimum capital and surplus of not less than $4,000,000 under the provisions of the insurance laws of the State of New York in which it became licensed to sell insurance products on January 2, 1997.

     Under the provisions of the insurance laws of the State of New
York,  First Golden cannot distribute any dividends to its
stockholders unless a notice of its intention to declare a dividend and the amount of the dividend has been filed not less than thirty
days in advance of the proposed declaration.   The superintendent may
disapprove the distribution by giving written notice to the Company within thirty days after the filing should the superintendent find that the financial condition of the Company does not warrant the distribution.

     The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify inadequately capitalized insurance companies based upon the type and mixture of risks inherent in the Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. The Company intends to comply with these requirements in 1997, as its insurance license was approved on January 2, 1997, and expects its total adjusted capital to exceed levels which require regulatory action.

Segment Information

     First Golden's operations will consist of one business segment, the sale of insurance products. First Golden anticipates that it will not be dependent upon any single customer but anticipates three broker/dealers will account for a significant portion of its revenue in 1997. All premiums will be received from consumers in the State of New York.


FINANCIAL CONDITION

Investments

     First Golden's assets are invested in accordance with applicable
New York laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate and certain other investments.

                                    57

     First Golden makes investments in accordance with investment guidelines that take into account investment quality, liquidity and diversification, and invests primarily in investment grade securities.
All of First Golden's assets except for variable separate account assets are available to meet its obligations under the Contracts. At
December 31, 1996, First Golden had invested assets of $24,570,000 consisting of $24,220,000 of bonds, and $350,000 of short-term securities.

     Based on amortized cost, at December 31, 1996, 91.6% of the investment portfolio were invested in investment grade bonds and 8.4% were invested in non-investment grade securities. First Golden defines non-investment grade as unsecured corporate debt obligations which do not have a rating equivalent to Standard & Poor's (or similar rating agency) BBB or higher and are not guaranteed by an agency of the federal government.

Reserves

     Future policy benefits for the fixed account will be established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accrued interest less mortality and administration charges.

Reinsurance

     The Company intends to reinsure its mortality risk associated with the Contract's guaranteed death benefit with one or more appropriately licensed insurance companies.

Competition

     In 1997, First Golden will be engaged in a business that is highly competitive because of the number of competitors including banks, mutual funds and life insurance companies which all compete for retirement savings from consumers. There are approximately 142 stock, mutual and other types of insurers in the life insurance business in the State of New York, a substantial number of which offer similar products and are significantly larger than First Golden.

Certain Agreements

    On November 8, 1996, First Golden and Golden American entered into an administrative service agreement pursuant to which Golden
American agreed to provide certain accounting, actuarial, tax, underwriting, sales, management and other services to Golden
American. Expenses incurred by Golden American in relation to this service agreement will be reimbursed by First Golden on an allocated cost basis. As of December 31, 1996, no such charges have been billed to First Golden. First Golden expects to enter into a similar agreement with another affiliate, Equitable Life Insurance Company of Iowa, for additional services.

    Also on November 8, 1996, First Golden and DSI entered into a service agreement pursuant to which First Golden has agreed to provide DSI certain of its personnel to perform management,

                                    58

administrative and clerical services and the use of certain of its facilities. First Golden expects to charge DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and second allocated based on the estimated amount of time spent by First Golden's employees on behalf of DSI. As of December 31, 1996, no such charges have been billed to DSI.

Distribution Agreement

     First Golden has entered into agreements with DSI to perform services related to the distribution of its products. DSI will act as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by First Golden.

Employees

     During 1996, Golden American provided the support necessary for the incorporation and licensing of First Golden. During 1997, First
Golden will have a few direct employees due to its small size and will continue to various management services from DSI, Golden American and other affiliates as described above under "Certain Agreements."
The cost of these services are allocated to First Golden.

     Certain officers of First Golden are also officers of Golden
American and DSI, and certain officers of First Golden are also officers of Equitable of Iowa Companies, Equitable Life Insurance
Company of Iowa and/or of Equitable of Iowa Securities Network,
Inc.  See "Directors and Executive Officers."

Properties

     First Golden's principal office is located at 230 Park Avenue, Suite 966, New York, New York 10169, where certain of the Company's records are maintained. The 2,568 square feet of office space is leased for a 5 year term.



                                    59

Directors and Executive Officers

       Name (Age)           Positions(s) with the Company
       ----------           -----------------------------


Terry L. Kendall      (50)    Chairman, President, Chief Executive Officer
                                and Director
Myles R. Tashman      (54)    Executive Vice President, General Counsel,
                                Secretary and Director
Barnett Chernow       (47)    Executive Vice President, Director
Edward C. Wilson      (55)    Executive Vice President
Carol V. Coleman      (47)    Director
Stephen J. Friedman   (58)    Director
Frederick S. Hubbell  (45)    Director
Bernard Levitt        (71)    Director
Roger R. Martin       (65)    Director
Andrew Kalinowski     (52)    Director
David L. Jacobson     (47)    Senior Vice President and Assistant Secretary
Stephen J. Preston    (39)    Senior Vice President and Chief Actuary
Mary B. Wilkinson     (40)    Senior Vice President and Treasurer
                                (Chief Financial Officer)
Marilyn Talman        (49)    Vice President, Associate Counsel
                                and Assistant Secretary


     Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of First Golden's ultimate parent, Equitable of Iowa
Companies.

     The principal positions of First Golden's directors and senior executive officers for the past five years are listed below:


     Mr. Terry L. Kendall is President, Chief Executive Officer and Chairman of the Board of the First Golden American Life
Insurance Company of New York.  Since September, 1993, Mr.
Kendall has also served as  President and Chief Executive
Officer of Golden American Life Insurance Company.  From
September, 1993 through September, 1996, Mr. Kendall also served as Chairman of the Board of Golden American Life Insurance
Company.  From 1982 through June 1993, he was President and
Chief Executive Officer of United Pacific Life Insurance
Company. He was elected to serve as director of First Golden in June, 1996.


     Mr. Myles R. Tashman is Executive Vice President, General
Counsel, Secretary and Director of First Golden American Life
Insurance Company of New York. Since December, 1995, Mr. Tashman has also served as Executive Vice President of Golden American
Life Insurance Company.  From 1986 through 1993, he was Senior
Vice President and General Counsel of United Pacific Life
Insurance Company. He was elected to serve as a director of First Golden in June, 1996.

     Mr. Barnett Chernow is Executive Vice President and
Director of First Golden American Life Insurance Company of New
York.  Since 1996, Mr. Chernow has also served as

                                    60

Executive Vice
President of Golden American Life Insurance Company. From 1977 through 1993, he held various positions with Reliance Insurance
Companies and was Senior Vice President and Chief Financial
Officer of United Pacific Life Insurance Company from 1984 through 1993. He was elected to serve as a director of First
Golden in June, 1996.


     Ms. Carol V. Coleman is a Director of First Golden, having been first appointed in December, 1996. She is a financial recruiter with Vantage Staffing since 1994. From 1991 through
1993, she was a consultant with Executive Edge. She also served as a Chair of the Board for Typa Youth Program Association from 1988 through 1990. Prior to that, she held various executive and board positions with banking institutions.


     Mr. Stephen J. Friedman is a Director of First Golden, having been first appointed in June, 1996. Mr. Friedman is a partner of the law firm of Debevoise & Plimpton in New York, NY since 1993. From 1988 through 1993, he was Executive Vice
President and General Counsel to Equitable Life Assurance
Society of the United States.


     Mr. Frederick S. Hubbell is a Director of First Golden, having been first appointed in December, 1996. Mr. Hubbell is Chairman, President and Chief Executive Officer of Equitable of Iowa since 1991. He also has served as Chairman and President of Equitable Life Insurance Company of Iowa since 1987. He serves in a similar capacity for most Equitable of Iowa affilaite companies.


     Mr. Bernard Levitt is a Director of First Golden, having been first appointed in June, 1996. Until his retirement in 1990, Mr. Levitt was a life insurance consultant with American
Life Insurance Company or New York, since 1989.

     Mr. Roger R. Martin is a Director of First Golden, having been first appointed in June, 1996. Until his retirement in July, 1995, Mr. Martin was a Vice President with Bear Sterns since 1984.

     Mr. Andrew Kalinowski is a Director of First Golden, having been first appointed in June, 1996. Mr. Kalinowski is a Principal and the President of Upstate Special Risk Services, Incorporated since 1974. He is also a Principal, the Chief Marketing Officer and Vice President of LifeMark Securities Corporation since 1983, a Principal, Vice President and Secretary of LifeMark
Associates, Incorporated since 1993, and a Principal and Director of LIFE Incorporated.


     Mr. Edward C. Wilson is Executive Vice President of First
Golden American Life Insurance Company.  Since January, 1997, Mr.
Wilson has also served as President of Directed Services, Inc.
Since January, 1996, Mr. Wilson has also served as Executive
Vice President of Golden American Life Insurance Company.
From August, 1994 to December, 1995, he was Senior Managing
Director at Van Eck Global Investors.  From July, 1990 to August,
1994, he was Vice President and National Sales Manager at Keyport
Life Insurance Company.



     Mr. David L. Jacobson is Senior Vice President and
Assistant Secretary of First Golden American Life Insurance
Company.  Since November, 1993, Mr. Jacobson has also served as
Senior Vice President and Assistant Secretary of Golden American
Life Insurance Company. Since September, 1996, Mr. Jacobson has also served as Assistant Secretary of Equitable Life Insurance
Company of Iowa and as Vice President of Equitable of Iowa
Securities Network, Inc.  From April, 1974 through November,
1993, he held various positions with United Pacific Life
Insurance Company and was Vice President upon leaving.



     Mr. Stephen J. Preston is Senior Vice President and Chief
Actuary of First Golden American Life Insurance Company.  Since
December, 1993, Mr. Preston has served in an identical capacity with Golden American Life Insurance Company. From September,
1993 through November, 1993, he was Senior Vice President and
Actuary for Mutual of America Insurance Company.  From July,
1987 through August, 1993, he held various positions with United Pacific Life Insurance Company and was Vice President and Actuary upon leaving.



     Ms. Mary Bea Wilkinson is Senior Vice President and
Treasurer of First Golden American Life Insurance Company.  From
November, 1993 through 1996, Ms. Wilkinson served as Senior Vice
President, Assistant Secretary and Treasurer of Golden American
Life Insurance Company. From August, 1993 through October, 1993, she was an Assistant Vice President with CIGNA Insurance
Companies. From January, 1987 through July, 1993, she held various positions with United Pacific Life Insurance Company and was Vice President and Controller upon leaving.



     Ms. Marilyn Talman is Vice President, Associate General
Counsel and Assistant Secretary of First Golden American Life
Insurance Company of New York. Since April, 1996, Ms. Talman has also served as Vice President, Associate General Counsel and
Assistant Secretary for Golden American Life Insurance Company.
Since September, 1996, Ms. Talman has also served as Assistant
Secretary of Equitable Life Insurance Company of Iowa and as
Vice President of Equitable of Iowa Securities Network, Inc.
From March, 1992 through March, 1994, she held various positions with Rodney Square Management Corp. and was Vice President and
General Counsel upon leaving.  From June, 1989 through February,
1992, she was an Associate with the law firm of Ballard, Spahr, Andrews & Ingersoll.


                                    61

for Golden American Life Insurance Company.
From March, 1992 through March, 1994, she held various positions with Rodney Square Management Corp. and was Vice President and
General Counsel upon leaving.  From June, 1989 through February,
1992, she was an Associate with the law firm of Ballard, Spahr, Andrews & Ingersoll.


FEDERAL TAX CONSIDERATIONS

Introduction


     The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of the tax law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury
Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

     This discussion does not address state or local tax consequences associated with the purchase of the Contract. In addition, FIRST GOLDEN MAKES NO GUARANTEE REGARDING ANY TAX
TREATMENT - FEDERAL, STATE OR LOCAL - OF ANY CONTRACT OR OF ANY
TRANSACTION INVOLVING A CONTRACT.


Tax Status of First Golden


     First Golden is taxed as a life insurance company under the Code. Since the operations of Account NY-B are a part of, and are taxed with, the operations of First Golden, Account NY-B is not separately taxed as a "regulated investment company" under the Code. Under existing federal income tax laws, investment income and capital gains of Account NY-B are not taxed to First
Golden to the extent they are applied under a Contract.  First
Golden does not anticipate that it will incur any federal income tax liability in Account NY-B attributable to Contract obligations, and therefore First Golden does not intend to make provision for any such taxes. If First Golden is taxed on investment income or capital gains of Account NY-B, then First
Golden may impose a charge against Account NY-B, as appropriate, in order to make provision for such taxes.


Taxation of Non-Qualified Annuities

Tax Deferral During Accumulation Period


     Under existing provisions of the Code, except as described below, any increase in an Owner's Accumulation Value is generally not taxable to the Owner until amounts

                                    62

     are received from the Contract, either in the form of annuity payments as contemplated by the Contract, or in some other form of distribution. However, this rule allowing deferral applies only if (1) the investments of Account NY-B are "adequately diversified" in accordance with Treasury
     Department regulations, (2) First Golden, rather than the Owner, is considered the owner of the assets of Account NY-B for federal income tax purposes, and (3) the Contract is owned by an individual (or is treated as owned by an individual).
     In addition to the foregoing, if the Contract's annuity commencement date occurs at a time when the Annuitant is at an advanced age, such as over age 85, it is possible that the Owner will be taxable currently on the annual increas in the Accumulation Value.

          Diversification Requirements.  The Code and Treasury
          Department regulations prescribe the manner in which the investments of a segregated asset account, such as the Divisions of Account NY-B, are to be "adequately diversified." If a Division of Account NY-B failed to comply with these diversification standards, Contracts based on that segregated asset account would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the income on the contract (as defined in the tax law) beginning with the period of non-diversification. First Golden expects that the Divisions of Account NY-B will comply with the diversification requirements prescribed by the Code and Treasury Department regulations.

          Ownership Treatment. In certain circumstances, variable annuity contract owners may be considered the owners, for federal income tax purposes, of the assets of a segregated asset account, such as the Divisions of Account NY-B, used to support their contracts. In those circumstances, income and gains from the segregated asset account would be includible in the contract owners' gross income. The Internal Revenue
          Service (the "IRS") has stated in published rulings that a variable contract owner will be considered the owner of the assets of a segregated asset account if the owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In addition, the Treasury
          Department announced, in connection with the issuance of regulations concerning investment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular subaccounts (of a segregated asset account) without being treated as owners of the underlying assets." As of the date of this prospectus, no such guidance has been issued.

          The ownership rights under the Contract are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of the assets of a segregated asset account.

                                    63

          For example, the Owner of
          this Contract has the choice of more investment options to which to allocate purchase payments and the Accumulation Value, and may be able to transfer among investment options more frequently, than in such rulings. These differences could result in the Owner being treated as the owner of all or a portion of the assets of Account NY-B.



          Furthermore, under the Contract, the Owner may choose to invest in the Select Portfolios of Concert Series, which in turn invest in regulated investment companies which are available for investment to the general public ("fund of funds structure").
          Section 817 of the Code and the Treasury Regulations thereunder do not currently address variable contract diversification in the context of such a fund of funds structure. Furthermore, in consideration of this structure, it is unknown what level of investment management must be exercised by the managers of the Portfolios of the Investment Options and what amount of investment diversification of these portfolios is required in order to preclude the existence of an unacceptable level of owner control. As discussed above, if the Owner is deemed to possess too much control over the assets of the Separate Account, the Contract would not be given tax-deferred treatment and therefore the earnings allocable to the Contract would be subject to federal income tax prior to receipt by the Owner.

          First Golden does not know what standards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. First Golden therefore reserves the right to modify the Contract as necessary to attempt to prevent Contract Owners from being considered the owners of the assets of Account NY-B.
          However, there is no assurance that such efforts would be successful. Frequently, if the IRS or the Treasury Department sets forth a new position which is adverse to taxpayers, the position is applied on a prospective basis only. Thus, if the IRS or the Treasury Department were to issue regulations or a ruling which treated an Owner of this Contract as the owner of Account NY-B, that treatment might apply on a prospective basis. However, if the regulations or ruling were not considered to set forth a new position, an Owner might retroactively be determined to be the owner of the assets of Account NY-B.





          Non-Natural Owner. As a general rule, Contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for non-natural owners. First, Contracts will generally be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person. However, this special exception will not apply in the case of any employer who is the nominal Owner of a Contract under a non-qualified deferred compensation arrangement for its employees.


          In addition, exceptions to the general rule for non-natural
          Owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain Contracts issued in connection with qualified retirement plans, (3) certain Contracts purchased by employers upon the termination of certain qualified retirement plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


          The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

                                    64

Taxation of Partial Withdrawals and Surrenders


     In the case of a partial withdrawal prior to the annuity commencement date, amounts received generally are includible in income to the extent the Owner's Accumulation Value (determined without regard to any surrender charge, within the meaning of the tax law) before the surrender exceeds his or her "investment in the contract." In the case of a surrender of the Contract for the cash surrender value, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes, the investment in the contract at any time equals the total of the premium payments made under the Contract to that time
     (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to IRAs and other qualified retirement plans) less any amounts previously received from the Contract which were not includible in income.


     In the case of systematic partial withdrawals, the amount of each withdrawal will generally be taxed in the same manner as a partial withdrawal made prior to the annuity commencement date, as described above. However, there is some uncertainty regarding the tax treatment of systematic partial withdrawals, and it is possible that additional amounts may be includible in income.

     The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. As described elsewhere in this prospectus, First Golden imposes certain charges with respect to the death benefit. It is possible that some portion of those charges could be treated for federal tax purposes as a partial withdrawal from the Contract.



Taxation of Annuity Payments

     Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. In the case of fixed annuity payments, the exclusion amount is the amount determined by multiplying (1) the fixed annuity payment by (2) the ratio of the "investment in the contract" (defined above), adjusted for any period certain or refund feature, allocated to the fixed annuity option to the total expected amount of fixed annuity payments for the period of the Contract
     (determined under Treasury Department regulations). In the case of variable annuity payments, the exclusion amount for each variable annuity payment is a specified dollar amount equal to the investment in the contract allocated to the variable annuity option when payments begin divided by the number of variable payments expected to be made (determined by Treasury Department regulations).

                                    65

     Once the total amount of the investment in the contract is excluded using these formulas, annuity payments will be fully taxable. If annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant or Beneficiary (depending upon the circumstances).




Taxation of Death Benefit Proceeds

     Prior to the annuity commencement date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant.
     Such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a surrender, as described above, or (2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above.
     After the annuity commencement date, where a guaranteed period exists under an annuity option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or (2) if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.


     If certain amounts become payable in a lump sum from a Contract, such as the death benefit, it is possible that such amounts might be viewed as constructively received and thus subject to tax, even though not actually received. A lump sum will not be constructively received if it is applied under an annuity option within 60 days after the date on which it becomes payable. (Any annuity option selected must comply with applicable mimimum distribution requirements imposed by the Code.)


Assignments, Pledges, and Gratuitous Transfers

     Other than in the case of Contracts issued as IRAs or in connection with certain other qualified retirement plans
     (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) of any portion of the value of the Contract is treated for federal income tax purposes as a partial withdrawal of such amount or portion. The investment in the contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the cash surrender value
     (within the meaning of the tax law) and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

                                    66

Section 1035 Exchanges

     Code section 1035 provides that no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract, provided that no cash or other property is received in the exchange transaction. Special rules and procedures apply in order for an exchange to meet the requirements of section 1035.
     Also, there are additional tax considerations involved when the contracts are issued in connection with qualified retirement plans. Prospective Owners of this Contract should consult a tax advisor before entering into a section
     1035 exchange (with respect to non-qualified annuity contracts) or a trustee-to-trustee transfer or rollover
     (with respect to qualified annuity contracts).

Penalty Tax on Premature Distributions

     Where a Contract has not been issued as an IRA or in connection with another qualified retirement plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract unless the payment is: (a) received on or after the Owner reaches age 59 1/2;
     (b) attributable to the Owner's becoming disabled (as defined in the tax law); (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life
     (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law), or (e) made under a Contract purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

     In the case of systematic partial withdrawals, it is unclear whether such withdrawals will qualify for exception (d) above. (For reporting purposes, we currently treat such withdrawals as if they do not qualify for this exception).
     In addition, if withdrawals are of interest amounts only, as is the case with systematic partial withdrawals from a Fixed
     Allocation, exception (d) will not apply.

Aggregation of Contracts

     In certain circumstances, the amount of an annuity payment, withdrawal or surrender from a Contract that is includible in income is determined by combining some or all of the annuity contracts owned by an individual not issued in connection with qualified retirement plans. For example, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the annuity commencement date) is includible in income. In addition, if a person purchases a Contract offered by this prospectus and also purchases at approximately the same time an

                                    67

     immediate annuity, the IRS
     may treat the two contracts as one contract. The effects of such aggregation are not clear; however, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.

IRA Contracts and Other Qualified Retirement Plans

In General

     In addition to issuing the Contracts as non-qualified annuities, First Golden also currently issues the Contracts as IRAs. (As indicated above, in this prospectus, IRAs are referred to as "qualified plans.") First Golden may also issue the Contracts in connection with certain other types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the owners under IRAs and other qualified retirement plans and to the contracts used in connection with such plans. These tax rules vary according to the type of plan and the terms and conditions of the plan itself. For example, for both surrenders and annuity payments under certain contracts issued in connection with qualified retirement plans, there may be no "investment in the contract" and the total amount received may be taxable.
     Also, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. Therefore, no attempt is made to provide more than general information about the use of Contracts with the various types of qualified retirement plans. A qualified tax advisor should be consulted before purchase of a Contract in connection with a qualified retirement plan.

     When issued in connection with a qualified retirement plan, a Contract will be amended as necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, First Golden is not bound by terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the Contract, unless First Golden consents.

Individual Retirement Annuities

     As indicated above, First Golden currently issues the Contract as an IRA. If the Contract is used for this purpose, the Owner must be the Annuitant.


     Premium Payments. Both the premium payments that may be paid, and the tax deduction that an individual may claim for such premium payments, are limited under an IRA. In general, the premium payments that may be made for an IRA for any year are limited to the lesser of $2,000 or 100% of the individual's earned income for the year. Also, with respect to an individual who has less income than his or her spouse, premium payments may be made by that individual to an IRA to the extent of the lesser of (1) $2,000, or

                                    68

     (2) the sum of (i) the compensation includible in the gross income of the individual's spouse for the taxable year and
     (ii) the compensation includible in the gross income of the individual's spouse for the taxable year reduced by the amount allowed as a deduction for IRA contributions to such spouse. An excise tax is imposed on IRA contributions that exceed the law's limits.


     The deductible amount of the premium payments made for an IRA for any taxable year (including a contract for a noncompensated spouse) is limited to the amount of premium payments that may be paid for the contract for that year, or a lesser amount where the individual or his or her spouse is an active participant in certain qualified retirement plans. A single person who is an active participant in a qualified retirement plan
     (including a qualified pension, profit-sharing, or annuity plan, a simplified employee pension plan, or a "section 403(b)" annuity plan, as discussed below) and who has adjusted gross income in excess of $35,000 may not deduct premium payments, and such a person with adjusted gross income between $25,000 and $35,000 may deduct only a portion of such payments. Also, married persons who file a joint return, one of whom is an active participant in a qualified retirement plan, and who have adjusted gross income in excess of $50,000 may not deduct premium payments, and those with adjusted gross income between $40,000 and $50,000 may deduct only a portion of such payments. Married persons filing separately may not deduct premium payments if either the taxpayer or the taxpayer's spouse is an active participant in a qualified retirement plan.

     In applying these and other rules applicable to an IRA, all individual retirement accounts and IRAs owned by an individual are treated as one contract, and all amounts distributed during any taxable year are treated as one distribution.

     Tax Deferral During Accumulation Period. Until distributions are made from an IRA, increases in the Accumulation Value of the Contract are not taxed.


     IRAs and individual retirement accounts (that may invest in this Contract) generally may not invest in life insurance contracts, but an annuity contract that is issued as an IRA (or that is purchased by an individual retirement account) may provide a death benefit that equals the greater of the premiums paid and the contract's cash value. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that an enhanced death benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not be viewed as satisfying the requirements of an IRA and would not be a permissible investment for an individual retirement account.


     Taxation of Distributions and Rollovers. If all premium payments made to an IRA were deductible, all amounts distributed from the Contract are included in the recipient's income when distributed. However, if nondeductible premium payments were made to an IRA
     (within the limits allowed by the tax laws), a portion of each distribution from the Contract typically is includible in income

                                    69

     when it is distributed.  In such a
     case, any amount distributed as an annuity payment or in a lump sum upon death or surrender is taxed as described above in connection with such a distribution from a non-qualified contract, treating as the investment in the contract the sum of the nondeductible premium payments at the end of the taxable year in which the distribution commences or is made (less any amounts previously distributed that were excluded from income). Also, in such a case, any amount distributed upon a partial withdrawal is partially includible in income. The includible amount is the excess of the distribution over the exclusion amount, which in turn generally equals the distribution multiplied by the ratio of the investment in the contract to the Accumulation Value.

     In any event, subject to the direct rollover and mandatory withholding requirements (discussed below), amounts may be "rolled over" from certain qualified retirement plans to an IRA (or from one IRA or individual retirement account to an IRA) without incurring current income tax if certain conditions are met. Only certain types of distributions to eligible individuals from qualified retirement plans, individual retirement accounts, and IRAs may be rolled over.

     Penalty Taxes. Subject to certain exceptions, a penalty tax is imposed on distributions from an IRA equal to 10% of the amount of the distribution includible in income. (Amounts rolled over from an IRA generally are excludable from income.) The exceptions provide, however, that this penalty tax does not apply to distributions made to the Owner (1) on or after age
     59 1/2, (2) on or after death or because of disability (as defined in the tax law), or (3) as part of a series of substantially equal periodic payments over the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and his or her beneficiary (as defined in the tax law). In addition to the foregoing, failure to comply with a minimum distribution requirement will result in the imposition of a penalty tax of 50% of the amount by which a minimum required distribution exceeds the actual distribution from an IRA. Under this requirement, distributions of minimum amounts from an IRA as specified in the tax law must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

Other Types of Qualified Retirement Plans

     The following sections describe tax considerations of Contracts used in connection with various types of qualified retirement plans other than IRAs. First Golden does not currently offer all of the types of qualified retirement plans described and may not offer them in the future.
     Prospective purchasers of Contracts for use in connection with such qualified retirement plans should therefore contact First Golden's Customer Service Center to ascertain the availability of the Contract for qualified retirement plans at any given time.

                                    70




     Simplified Employee Pensions (SEP-IRAs).  Section
     408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. As discussed above
     (see Individual Retirement Annuities), there is some uncertainty regarding the treatment of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SEP-IRAs). Employers intending to use the contract in connection with such plans should seek competent advice.



     SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE
     IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see
     Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SIMPLE IRAs). Employers intending to use the contract in connection with a SIMPLE retirement account should seek competent advice.


     Corporate and Self-Employed ("H.R. 10" or "Keogh") Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the
     Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The
     Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans.
     The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to participants.
     Employers intending to use the Contract in connection with such plans should seek competent advice.

                                    71


     Section 403(b) Annuity Contracts. Section 403(b) of the Code permits public school employees, employees of certain types of charitable, educational and scientific organizations exempt from tax under section 501(c)(3) of the Code, and employees of certain types of State educational organizations specified in section
     170(b)(l)(A)(ii), to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of premium payments from gross income for federal income tax purposes.
     Purchasers of the Contracts for use as a "Section
     403(b) Annuity Contract" should seek competent advice as to eligibility, limitations on permissible amounts of premium payments and other tax consequences associated with such contracts. In particular, purchasers and their advisors should consider that this Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to employees. In addition, there are limitations on the amount of incidental death benefits that may be provided under a Section 403(b) Annuity
     Contract. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract as part of his or her Section 403(b) Annuity Contract.


     Section 403(b) Annuity Contracts contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after 1988 on amounts attributable to salary reduction contributions (and earnings on those contributions) held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, become disabled (within the meaning of the tax law), or in the case of hardship. Amounts permitted to be distributed

                                    72

     in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent First Golden is directed to transfer some or all of the Accumulation Value as a tax-free direct transfer to the issuer of another Section 403(b) Annuity
     Contract or into a section 403(b)(7) custodial account subject to withdrawal restrictions which are at least as stringent.)


     Eligible Deferred Compensation Plans of State and Local
     Governments and Tax-Exempt Organizations. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current federal income taxes.
     The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.


 Direct Rollovers and Federal Income Tax Withholding for
"Eligible Rollover Distributions."

     In the case of an annuity contract used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or that is a Section 403(b) Annuity Contract, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is the taxable portion of any distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) Annuity or custodial account, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made not less frequently than annually for the life (or life expectancy) of the employee, or for the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary (within the meaning of the tax law), or for a specified period of 10 years or more).


     Under these new requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, the taxpayer cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply to that portion of the eligible rollover distribution which, instead of receiving, the taxpayer elects to have directly transferred to certain eligible retirement plans (such as to this Contract when issued as an IRA).

     If this Contract is issued in connection with a pension, profit-sharing, or annuity plan qualified under sections
     401(a) or 403(a) of the Code, or is a Section 403(b) Annuity

                                    73

     Contract, then, prior to receiving an eligible rollover distribution, the Owner will receive a notice (from the plan administrator or First Golden) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

Federal Income Tax Withholding

     First Golden will withhold and remit to the federal government a part of the taxable portion of each distribution made under the Contract unless the distributee notifies First
Golden at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, First Golden may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, the withholding rate applicable to the taxable portion of non-periodic payments (including surrenders prior to the annuity commencement date) is 10%. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.













                    Financial Statements

                 First Golden American Life
                Insurance Company of New York

       December 17, 1996 (Commencement of Operations)
                 through December 31, 1996
             with Report of Independent Auditors


                                    75

  First Golden American Life Insurance Company of New York

                    Financial Statements


   December 17, 1996 (Commencement of Operations) through
                      December 31, 1996




                          CONTENTS

Report of Independent Auditors                          1

Audited Financial Statements

Balance Sheet                                           2
Statement of Income                                     3
Statement of Changes in Stockholder's Equity            4
Statement of Cash Flows                                 5
Notes to Financial Statements                           6


                                    76







                 Report of Independent Auditors


The Board of Directors and Stockholder
First Golden American Life Insurance Company of New York


We  have  audited the accompanying balance sheet of First  Golden
American  Life  Insurance Company of New York  (wholly  owned  by
Golden  American Life Insurance Company) as of December 31,  1996
and  the  related statements of income, changes in  stockholder's equity,  and  cash  flows for the period from December  17,  1996
(commencement  of operations) through December  31,  1996.  These financial  statements  are the responsibility  of  the  Company's management. Our responsibility is to express an opinion on  these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In  our  opinion,  the  financial statements  referred  to  above present  fairly, in all material respects, the financial position of  First Golden American Life Insurance Company of New  York  at
December 31, 1996, and the results of its operations and its cash flows for the period from December 17, 1996 through December  31,
1996,   in   conformity   with  generally   accepted   accounting
principles.


                                     /s/ Ernst & Young LLP


Des Moines, Iowa
January 24, 1997



                                    77

    First Golden American Life Insurance Company of New York

                          Balance Sheet

                        December 31, 1996
          (Dollars in thousands, except per share data)


ASSETS
Investments:
   Fixed maturities available for sale,
      at fair value (cost - $24,373)                 $  24,220
   Short-term investments                                  350
                                                     ----------
Total investments                                       24,570


Cash and cash equivalents                                    5
Accrued investment income                                  338
Deferred income tax benefit                                 54
                                                     ----------
Total assets                                         $  24,967
                                                     ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Other liabilities                                 $       1
   Income taxes payable                                     23
                                                     ----------
Total liabilities                                           24

Commitments and contingencies

STOCKHOLDER'S EQUITY
Preferred stock, par value $5,000 per share,
   authorized 6,000 shares                                  --
Common stock, par value $10 per share,
   authorized, issued, and outstanding
   200,000 shares                                        2,000
Additional paid-in capital                              23,000
Unrealized depreciation of fixed maturities                (99)
Retained earnings                                           42
                                                     ----------
Total stockholder's equity                              24,943
                                                     ----------
Total liabilities and stockholder's equity           $  24,967
                                                     ==========





See accompanying notes.

                                    78

    First Golden American Life Insurance Company of New York

                       Statement of Income

    Period from December 17, 1996* through December 31, 1996
                     (Dollars in thousands)




REVENUES
Net investment income (net of expenses of $1)          $    65
                                                     ----------
Total revenues                                              65

Income taxes                                                23
                                                     ----------
Net income                                              $   42
                                                     ==========


*Commencement of operations




















See accompanying notes.

                                    79




                                   First Golden American Life Insurance Company of New York

                                         Statement of Changes in Stockholder's Equity

                                   Period from December 17, 1996* through December 31, 1996
                                                    (Dollars in thousands)



                                                                   UNREALIZED
                                                      ADDITIONAL  DEPRECIATION                TOTAL
                                          COMMON       PAID-IN      OF FIXED     RETAINED  STOCKHOLDER'S
                                           STOCK       CAPITAL     MATURITIES    EARNINGS     EQUITY
                                       -------------------------------------------------------------
Capitalization of Company by
   issuance of common stock and
   contribution of paid-in capital       $ 2,000      $23,000                                $25,000
Net income                                    --           --                   $    42           42
Change in unrealized depreciation
   of fixed maturities                        --           --      $   (99)          --          (99)
                                       --------------------------------------------------------------
Balance at December 31, 1996             $ 2,000      $23,000      $   (99)     $    42      $24,943
                                       ==============================================================


*Commencement of operations









See accompanying notes

                                    80

    First Golden American Life Insurance Company of New York

                     Statement of Cash Flows

    Period from December 17, 1996* through December 31, 1996
                     (Dollars in thousands)


OPERATING ACTIVITIES
Net income                                           $      42
Adjustments to reconcile net income to
   net cash provided by operating activities:

      Increase in accrued investment income                (58)
      Net amortization of discount on
         short-term investments                             (7)
      Increase in income taxes payable                      23
      Increase in other liabilities                          1
                                                     ----------
Net cash provided by operating activities                    1

INVESTING ACTIVITIES
Purchases of fixed maturities including
   accrued interest                                    (24,653)
Purchases of short-term investments                    (25,598)
Sales of short-term investments                         25,255
                                                     ----------
Net cash used in investing activities                  (24,996)

FINANCING ACTIVITIES
Capitalization of Company by issuance of common
   stock and contribution of paid-in capital            25,000
                                                     ----------
Net cash provided by financing activities               25,000
                                                     ----------
Net increase in cash and cash equivalents                    5

Cash and cash equivalents at beginning of period            --
                                                     ----------
Cash and cash equivalents at end of period           $       5
                                                     ==========


*Commencement of operations


See accompanying notes.

                                    81

    First Golden American Life Insurance Company of New York

                  Notes to Financial Statements

                        December 31, 1996


1.  SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

First  Golden American Life Insurance Company of New York ("First
Golden" or  the  "Company") a wholly-owned subsidiary  of  Golden
American  Life  Insurance  Company  ("Golden  American"  or   the
"Parent"), was incorporated on May 24, 1996.  Golden American  is
a   wholly-owned  indirect  subsidiary  of  Equitable   of   Iowa
Companies.   On  December  17,  1996,  Golden  American  provided
capitalization in the amount of $25,000,000 to First Golden  (see
note  5).   First  Golden  commenced  investment  operations   on
December  17, 1996.  First Golden's primary purpose  will  be  to offer insurance products in the State of New York.  On January 2,
1997, First Golden became licensed as a life insurance company in the State of New York and is currently pursuing policy approvals.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENTS

The  Company accounts for its investments under the Statement  of
Financial Accounting Standards ("SFAS") No. 115, "Accounting  for
Certain Investments in Debt and Equity Securities".  Pursuant  to
SFAS  No. 115, fixed maturity securities are designated as either
"available for sale", "held for investment" or "trading".   Sales
of  fixed maturities designated as "available for sale"  are  not restricted  by  SFAS No. 115.  Available for sale securities  are reported  at fair value and unrealized gains and losses on  these securities  are included directly in stockholder's  equity  after adjustment for related changes in deferred income taxes.

At  December  31,  1996,  all  of the  Company's  fixed  maturity securities  are  designated as available for  sale  although  the
Company   is  not  precluded  from  designating  fixed   maturity
securities as held for investment or trading at some future date.
Securities  that the company has the positive intent and  ability to  hold  to  maturity are designated as "held  for  investment".
Held  for  investment securities are  reported at  cost  adjusted for amortization of  premiums and discounts.

                                    82

    First Golden American Life Insurance Company of New York

                  Notes to Financial Statements

                        December 31, 1996


1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS (CONTINUED)

Changes  in  the  fair  value  of these  securities,  except  for declines that are other than temporary, are not reflected in  the
Company's  financial statements.  Sales of securities  designated as  held for investment are severely restricted by SFAS No.  115.
Securities  that are bought and held principally for the  purpose of  selling  them  in  the near term are  designated  as  trading
securities.   Unrealized gains and losses on  trading  securities
are  included  in  current  earnings.   Transfers  of  securities
between categories are restricted and are recorded at fair  value
at  the time of the transfer.   Securities that are determined to
have  a decline in value that is other than temporary are written down  to  estimated fair value which becomes the  security's  new cost  basis  by  a  charge to realized losses  in  the  Company's
statement    of    income.    Premiums    and    discounts    are
amortized/accrued utilizing the scientific interest method  which results  in a constant yield over the securities' expected  life.
Amortization/accrual of premiums and discounts on mortgage-backed securities  incorporates a prepayment assumption to estimate  the securities' expected life.

Short-term   investments  are  carried  at  cost,  adjusted   for
amortization of premiums and accrual of discounts.

Estimated  fair  values, as reported herein,  of  publicly-traded fixed  maturity  securities  are as reported  by  an  independent
pricing  service.   Fair  values of conventional  mortgage-backed
securities  not actively traded in a liquid market are  estimated
using   a  third-party  pricing  system,  which  uses  a   matrix
calculation assuming a spread over U.S. Treasury bonds based upon the  expected  average lives of the securities.  Fair  values  of private placement bonds are estimated using a matrix that assumes a  spread (based on interest rates and a risk assessment  of  the bonds)  over U.S. Treasury bonds.  Realized gains and losses  are determined  on the basis of specific identification  and  average
cost   methods   for  manager  initiated  and  issuer   initiated
disposals, respectively.

CASH  AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all demand deposits and




                                    83

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)



1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH  AND CASH EQUIVALENTS (CONTINUED)

interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED INCOME TAXES

Deferred  tax  assets or liabilities are computed  based  on  the difference between the financial statement and income  tax  bases of  assets  and liabilities using the enacted marginal tax  rate.
Deferred  tax assets or liabilities are adjusted to  reflect  the pro-forma impact of unrealized gains and losses on fixed maturity securities the Company has designated as available for sale under
SFAS  No.  115.   Changes in deferred tax assets  or  liabilities
resulting  from  this  SFAS  No. 115 adjustment  are  charged  or credited  directly to stockholder's equity.  Deferred income  tax expenses  or  credits  reflected in the  Company's  Statement  of
Income  are  based on the changes in the deferred  tax  asset  or liability  from  period to period (excluding  the  SFAS  No.  115 adjustment).

FAIR VALUE OF FINANCIAL INSTRUMENTS

First Golden has evaluated its financial instruments, including short-term investments, and determined that carrying amounts reported in the balance sheet approximate fair value.

2. INVESTMENT OPERATIONS

The  Company accounts for its investments under the Statement  of
Financial Accounting Standards ("SFAS") No. 115, "Accounting  for
Certain Investments in Debt and Equity Securities".  SFAS No. 115
requires  companies  to  classify  their  securities  as   either
"available  for  sale",  "held to  maturity"  or  "trading".   At
December  31,  1996, all of First Golden's fixed  maturities  are designated as available for sale.

SFAS  No.  115  requires  the carrying value  of  fixed  maturity securities  classified as available for sale to be  adjusted  for changes in fair value, primarily caused by interest rates.  While other  related accounts are adjusted as discussed in Note 1,  the insurance  liabilities  supported by  these  securities  are  not adjusted  under  SFAS  No. 115, thereby  creating  volatility  in
stockholder's equity as interest  rates change.   As  a   result,
the Company expects  that  its stockholder's  equity

                                    84

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)



2. INVESTMENT OPERATIONS (CONTINUED)

will be exposed to incremental volatility due to changes in market interest rates and the accompanying changes in the reported value of securities classified as available for sale, with equity increasing as market interest rates decline and, conversely, decreasing as market interest rates rise.

For the period December 17, 1996 through December 31, 1996, there were no realized gains or losses on investments.

The major categories of investment income for the period December
17,  1996  through  December 31, 1996 are summarized  as  follows
(dollars in thousands):

          Fixed maturities                   $57
          Short-term investments               9
                                         --------
                                              66
          Less investment expenses            (1)
                                         --------
          Net investment income              $65
                                         ========

At December 31, 1996, amortized cost, gross unrealized gains and losses and estimated fair value of the Company's fixed maturity securities designated as available for sale are as follows:

                                                GROSS      GROSS   ESTIMATED
                                    AMORTIZED UNREALIZED UNREALIZED   FAIR
                                       COST     GAINS      LOSSES    VALUE
                                    ----------------------------------------
                                             (Dollars in thousands)

U.S. government and governmental
agencies and authorities:
   Mortgage-backed securities        $ 4,870   $      1   $   (36)  $ 4,835
   Other                                 396         --        (2)      394
Public utilities                         983         --        (5)      978
Investment grade corporates           16,046         --      (120)   15,926
Below investment grade corporates      2,078         15        (6)    2,087
                                    ----------------------------------------
                                     $24,373   $     16    $ (169)  $24,220
                                    ========================================


                                    85

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)


2. INVESTMENT OPERATIONS (CONTINUED)

The  amortized  cost and estimated fair value of  fixed  maturity securities  by  contractual maturity at December  31,  1996,  are
shown  below.   Expected maturities will differ from  contractual
maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                         ESTIMATED FAIR
                                       AMORTIZED COST        VALUE
                                     ------------------------------------
                                            (Dollars in thousands)

Due after one year through five years     $    919          $    912
Due after five years through ten years      18,584            18,473
                                         ----------------------------
                                            19,503            19,385
Mortgage-backed securities                   4,870             4,835
                                         ----------------------------
                                          $ 24,373          $ 24,220
                                         ============================

During  periods  of  significant interest  rate  volatility,  the mortgages  underlying mortgage-backed securities may prepay  more quickly or more slowly than anticipated.  If the principal amount of  such  mortgages  are prepaid earlier than anticipated  during periods  of  declining  interest  rates,  investment  income  may decline  due  to  reinvestment of these funds  at  lower  current
market   rates.    If  principal  repayments  are   slower   than
anticipated during periods of rising interest rates, increases in investment  yield  may  lag behind increases  in  interest  rates because  funds  will  remain invested at lower  historical  rates rather than reinvested at higher current rates.  To mitigate this
prepayment   volatility,  the  Company   invests   primarily   in
intermediate   tranche   collateralized   mortgage    obligations
("CMOs").   CMOs are pools of mortgages that are segregated  into
sections,  or  tranches, which provide sequential  retirement  of bonds  rather  than a pro-rata share of principal return  in  the pass-through structure.  The Company owns no "interest  only"  or
"principal   only"  mortgage-backed  securities.   Further,   the
Company  has  not purchased obligations at significant  premiums, thereby  limiting exposure to loss during periods of  accelerated
prepayments.   At  December  31, 1996,  unamortized  premiums  on
mortgage-backed   securities  totaled   $18,000   and   unaccrued
discounts on mortgage-backed securities totaled $43,000.

The  Company analyzes its investment portfolio at least quarterly in  order  to  determine if the carrying value of its investments
has  been  impaired.   The  carrying value  of  debt  and  equity
securities is written down to fair value by a charge to  realized
losses when an impairment in value  appears  to  be  other   than
temporary.   During  1996, there  were  no investments  having

                                    86

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)




2. INVESTMENT OPERATIONS (CONTINUED)

impairments in value that were other than temporary.

At December 31, 1996, $400,000 in par value of fixed maturity investments were on deposit with regulatory authorities pursuant to certain statutory requirements.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 1996.

3. INCOME TAXES

First  Golden  will  file a separate federal income  tax  return.
Deferred  income taxes have been established based upon temporary differences,  the  reversal of which will result  in  taxable  or deductible  amounts  in future years when the  related  asset  or liability is recovered or settled.  The only component  of  First
Golden's  deferred  taxes is an asset in the  amount  of  $54,000 related to the unrealized depreciation of fixed maturities.

4. STOCKHOLDER'S EQUITY

First Golden is required to maintain a minimum total statutory-basis capital and surplus of not less than $4,000,000 under the provisions of the insurance laws of the State of New York in which it became licensed to sell variable annuity products on January 2, 1997.

Under  the provisions of the insurance laws of the State  of  New
York,  First  Golden  cannot  distribute  any  dividends  to  its stockholders  unless  a  notice of its  intention  to  declare  a dividend  and the amount of the dividend has been filed not  less
than  thirty  days  in advance of the proposed declaration.   The
superintendent may disapprove the distribution by giving  written notice  to the Company within thirty days after the filing should the  superintendent  find  that the financial  condition  of  the
Company does not warrant the distribution.

5. RELATED PARTY TRANSACTIONS

On  December 17, 1996, Golden American contributed $25,000,000 to
First  Golden, $2,000,000 in common stock (200,000 shares at  $10 per share) and $23,000,000 of additional capital.

All expenses related to the incorporation and licensing of First Golden were incurred by its

                                    87

    First Golden American Life Insurance Company of New York

            Notes to Financial Statements (continued)




5. RELATED PARTY TRANSACTIONS (CONTINUED)

Parent.

The Company has a service agreement with Golden American in which
Golden American will provide administrative and financial related
services.   As  of  December  31,  1996,  no  services  had  been
rendered.

6.  COMMITMENTS AND CONTINGENCIES

LEASES

The  Company leases its home office space which expires  December
31, 2001. The office space is currently under construction with an expected completion date of February, 1997. As a result, no rent expense was incurred for the year ended December 31, 1996.
At December 31, 1996, minimum rental payments due under the operating lease are:

                    1997            $  47,348
                    1998               75,756
                    1999               75,756
                    2000               75,756
                    2001               75,756
                                    ----------
                                    $ 350,372
                                    ==========






                                    88

          First Golden Life Insurance Company of New York



                       ___________, 1997


__________________________________________________________________

               STATEMENT OF ADDITIONAL INFORMATION
__________________________________________________________________



TABLE OF CONTENTS

ITEM                                                         PAGE

INTRODUCTION

Description of First Golden American Life Insurance Company of New York

Safekeeping of Assets

The Administrator

Independent Auditors

Reinsurance

Distribution of Contracts

Performance Information

IRA Partial Withdrawal Option

Other Information

Financial Statements of Separate Account NY-B

Appendix - Description of Bond Ratings

                                    89

         (This page has been intentionally left blank.)

                                    90

__________________________________________________________________

         STATEMENT OF ADDITIONAL INFORMATION (continued)
__________________________________________________________________


Please tear off, complete and return the form below to order a free Statement of Additional Information for the Contracts offered under the prospectus. Address the form to our Customer
Service Center, the address is shown on the cover.


PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL
INFORMATION FOR SEPARATE ACCOUNT NY-B

Please Print or Type

  |------------------------------------------------------------------------|
  |                                                                        |
  |                     Name:  __________________________________________  |
  |                                                                        |
  |                            __________________________________________  |
  |                                                                        |
  |   Social Security Number:  __________________________________________  |
  |                                                                        |
  |           Street Address:  __________________________________________  |
  |                                                                        |
  |                            __________________________________________  |
  |                                                                        |
  |         City, State, Zip:  __________________________________________  |
  |                                                                        |
  |------------------------------------------------------------------------|


                                    91

         (This page has been intentionally left blank.)

                                    92

                            Appendix A

                 Market Value Adjustment Examples

 Example #1: Full Surrender - Example of a Negative Market Value
 Adjustment

 Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.50%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period;
 that the then Index Rate for a seven year Guarantee Period ("J") is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

 Calculate the Market Value Adjustment

      1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 x 1.0753)
      2.   N = 2,555 (365 x 7)
      3.   Market Value Adjustment =

             $124,230 X ((1.07/1.0825)^(2,555/265)-1)= $9,700


 Therefore, the amount paid to you on full surrender ignoring any surrender charge is $114,530 ($124,230 - $9,700).

 Example #2: Full Surrender - Example of a Positive Market Value
 Adjustment

      Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee
      Period; that the then Index Rate for a seven year Guarantee
      Period ("J") is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

 Calculate the Market Value Adjustment

      1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230 ($100,000 x 1.0753)
      2.   N = 2,555 (365 x 7)
      3.   Market Value Adjustment =

             $124,230 X ((1.07/1.0625)^(2,555/265)-1)= $6,270

                                   A1

      Therefore, the amount paid to you on full surrender ignoring any surrender charge is $130,500 ($124,230 + $6,270).

 Example #3: Partial Withdrawal - Example of a Negative Market
 Value Adjustment

      Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a partial withdrawal of $114,530 is requested three years into the Guarantee period; that the then Index Rate ("J") for a seven year
 Guarantee Period is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

      First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

      1. The Accumulation Value of the Fixed Allocation on the date of withdrawal is $248,459 ($200,000 x 1.0753)
      2.   N = 2,555 (365 x 7)
      3.   Amount that must be withdrawn =

             ($114,530 / ((1.07/1.0825)^(2,555/265))= $124,230


      Then calculate the Market Value Adjustment on that amount

      4.   Market Value Adjustment =

             $124,230 X ((1.07/1.0825)^(2,555/265)-1)= $9,700


      Therefore, the amount of the partial withdrawal paid to you is $114,530, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Allocation of $124,230.

 Example #4: Partial Withdrawal - Example of a Positive Market
 Value Adjustment

      Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate of 7.0%; that a partial withdrawal of $130,500 requested three years into the Guarantee Period; that the then Index Rate ("J") for a

                                  A2

 seven year Guarantee Period is
 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

      First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

      1. The Accumulation Value of Fixed Allocation on the date of surrender is $248,459 ($200,000 x 1.0753)
      2.   N = 2,555 (365 x 7)
      3.   Amount that must be withdrawn =

             ($130,500 / ((1.07/1.0625)^(2,555/265))= $124.300


      Then calculate the Market Value Adjustment on that amount

      4.   Market Value Adjustment =

             $124,230 X ((1.07/1.0625)^(2,555/265)-1)= $6,270

      Therefore, the amount of the partial withdrawal paid to you is $130,500, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Allocation of $124,230.


                                  A3

                            PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND INCORPORATORS

First   Golden  shall  indemnify  (including   therein   the
prepayment of expenses) any person who is or was a  director, officer  or employee, or who is or was serving at the request of First Golden as a director, officer or employee of another corporation,  partnership,  joint  venture,  trust  or  other
enterprise   for   expenses  (including   attorney's   fees),
judgments, fines and amounts paid in settlement actually  and reasonably  incurred by him with respect to  any  threatened, pending or completed action, suit or proceedings against  him by  reason  of  the fact that he is or was such  a  director, officer or employee to the extent and in the manner permitted by law.

First Golden may also, to the extent permitted by law, indemnify any other person who is or was serving First
American in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

First Golden may purchase and maintain insurance on behalf of any such person or persons to be indemnified under the provision in the above paragraphs, against any such liability to the extent permitted by law.

Insofar as indemnification for liabilities arising under  the
Securities  Act  of  1933, as amended, may  be  permitted  to
directors,   officers   and  controlling   persons   of   the
Registrant,  as  provided above or otherwise, the  Registrant has  been  advised  that  in the  opinion  of  the  SEC  such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be
unenforceable.    In  the  event  that  a   claim   of   such
indemnification  (except  insofar  as  it  provides  for  the payment  by the Depositor of expenses incurred or paid  by  a director,  officer  or controlling person in  the  successful defense  of  any  action,  suit or  proceeding)  is  asserted
against   the   Depositor  by  such  director,   officer   or
controlling person and the SEC is still of the same  opinion, the  Depositor or Registrant will, unless in the  opinion  of its  counsel  the  matter  has been  settled  by  controlling precedent, submit to a court of appropriate jurisdiction  the question of whether such indemnification by the Depositor  is against public policy as expressed by the Securities  Act  of
1933  and will be governed by the final adjudication of  such issue.

 SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or other-wise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdic-tion the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)     EXHIBITS.

     1       Underwriting Agreement Between First
             Golden American Life Insurance Company of New
             York and Directed Services, Inc.

     3(i)    Articles of Incorporation of First Golden
             American Life Insurance Company of New York.

     3(ii)   By-laws of First Golden American Life
             Insurance Company of New York.

     4(a)    Individual Deferred Combination Variable and
             Fixed Annuity Contract.

     4(b)    Individual Deferred Combination Variable and
             Fixed Annuity Application.

     4(c)    Individual Retirement Annuity Rider Page.

     5       Opinion and Consent of Myles R. Tashman, Esq.

    10(a) Services Agreement, dated November 8, 1996, between Directed Services, Inc. and First Golden
             American Life Insurance Company of New York.

    10(b)    Administrative Services Agreement, dated
             November 8, 1996, between First Golden American
             Life Insurance Company of New York and Golden
             American Life Insurance.

    10(c) Form of Administrative Services Agreement between First Golden American Life Insurance
             Company of New York and Equitable Life
             Insurance Company of Iowa.

    10(d) Form of Custodial Agreement between Registrant and The Bank of New York.

    10(e)    Form of Participation Agreement between:
                Depositor and the Travelers Series Fund Inc.
                Depositor and the Smith Barney Series Fund Inc.
                Depositor and the Smith Barney Concert
                  Allocation Series Inc.

    23(a)    Consent of Sutherland, Asbill & Brennan, L.L.P.

    23(b)    Consent of Ernst & Young LLP, Independent Auditors.

    24       Powers of Attorney.


    (b)  FINANCIAL STATEMENT SCHEDULE.

        (1) All financial statements are included in the Prospectuses, as indicated therein.
        (2)   Schedule I follows:


                                SCHEDULE I
                          SUMMARY OF INVESTMENTS
                OTHER THAN INVESTMENTS IN RELATED PARTIES
                          (Dollars in thousands)



                                                                       Balance
                                                                        Sheet
December 31, 1996                               Cost/1        Value     Amount
-------------------------------------------------------------------------------

TYPE OF INVESTMENT
Fixed maturities, available for sale:
 Bonds:
  United States Government and governmental
    agencies and authorities                 $   5,266    $   5,229  $   5,229
  Public utilities                                 983          978        978
  Investment grade corporate                    16,046       15,926     15,926
  Below investment grade corporate               2,078        2,087      2,087
                                             ---------------------------------
 Total fixed maturities, available for sale     24,373       24,220     24,220

Short-term investments                             350                     350
                                             ---------               ---------
Total investments                            $  24,723               $  24,570
                                             =========               =========



Note 1: Cost is defined as the amortized cost for bonds adjusted for amortization of premiums and accrual of discounts.



ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)   To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                           SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington and State of Delaware, on the 18th day of March, 1997.

                              FIRST GOLDEN AMERICAN LIFE
                              INSURANCE COMPANY OF NEW YORK
                              (Registrant)

                         By:  _______________________________
                              Terry L. Kendall*
                              Chairman, President, Chief Executive
                                Officer and Director

Attest:  /s/ Marilyn Talman
         -------------------------
         Marilyn Talman
         Vice President, Associate General Counsel
           and Assistant Secretary

As required by the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 18, 1997.

     Signature                          Title
     ---------                          -----


______________________________          Chairman, President
     Terry L. Kendall*                    Director, Chief Executive Officer
                                          of Depositor



______________________________          Senior Vice President and
     Mary Bea Wilkinson*                  Treasurer (Chief Financial Officer)




                     DIRECTORS OF DEPOSITOR

_______________________________         _______________________________
     Myles R. Tashman*                       Bernard Levitt*




_______________________________         _______________________________
     Barnett Chernow*                        Roger Martin*



_______________________________         _______________________________
     Stephen J. Friedman*                    Andrew Kalinowski*



_______________________________         _______________________________
     Carol V. Coleman                        Frederick S. Hubbell*



     By:  /s/ Marilyn Talman   Attorney-in-Fact
          ---------------------
          Marilyn Talman

________________

* Executed by Marilyn Talman on behalf of those indicated pursuant to Power of Attorney.


                         EXHIBIT INDEX



ITEM   EXHIBIT. . . . . . . . . . . . . . . . . . . . . . . .    PAGE #

 1     Underwriting Agreement . . . . . . . . . . . . . . . .

 3(i)  Articles of Incorporation  . . . . . . . . . . . . . .

 3(ii) By-laws  . . . . . . . . . . . . . . . . . . . . . . .

 4(a)  Individual Deferred Combination Variable and
             Fixed Annuity Contract . . . . . . . . . . . . .

 4(b)  Individual Retirement Annuity Rider Page . . . . . . .

 4(c)  Individual Deferred Combination Variable and
             Fixed Annuity Application (DVA PLUS) . . . . . .

 4(d)  Individual Deferred Combination Variable and
             Fixed Annuity Application (PrimElite)  . . . . .

 5     Opinion and Consent of Myles R. Tashman, Esq.  . . . .

10(a)  Services Agreement   . . . . . . . . . . . . . . . . .

10(b)  Administrative Services Agreement  . . . . . . . . . .

10(c)  Form of Administrative Services Agreement  . . . . . .

10(d)  Form of Custodial Agreement  . . . . . . . . . . . . .

10(e)  Form of Participation Agreement  . . . . . . . . . . .

23(a)  Consent of Sutherland, Asbill & Brennan, L.L.P.  . . .

23(b)  Consent of Ernst & Young LLP, Independent Auditors . .

24     Powers of Attorney . . . . . . . . . . . . . . . . . .


